Exhibit 10.30

Execution Version

UMB Bank, N.A., not in its individual capacity but solely as Owner Trustee,

(Lessor)

and

GLOBAL CROSSING AIRLINES, INC.

(Lessee)

Operating Lease Agreement (MSN 1954)

relating to one (1) Airbus model A320-214 aircraft bearing Manufacturer’s Serial Number 1954, as equipped with two (2) CFM International, Inc. CFM56-5B4/P engines

Dated as of June 30, 2021

THE RIGHTS, TITLE AND INTEREST OF LESSOR IN AND TO THIS AIRCRAFT OPERATING LEASE AGREEMENT HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF DEUTSCHE BANK TRUST COMPANY AMERICAS, AS SECURITY TRUSTEE (THE “SECURITY TRUSTEE”) UNDER A SECURITY TRUST AGREEMENT DATED AS OF DECEMBER 19, 2006 (AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SECURITY TRUST AGREEMENT”) AMONG, INTER ALIOS, LESSOR, CERTAIN OTHER GRANTORS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS THE SECURITY TRUSTEE AND THE OPERATING BANK. TO THE EXTENT, IF ANY, THAT THIS AIRCRAFT OPERATING LEASE AGREEMENT CONSTITUTES TANGIBLE CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS AIRCRAFT OPERATING LEASE AGREEMENT MAY BE CREATED OR PERFECTED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE SECURITY TRUSTEE.

Contents

1	Definitions and Interpretation	1

2	Representations and Warranties	21

3	Conditions Precedent	24

4	Commencement	25

5	Payments	26

6	Manufacturer’s and Other Warranties	35

7	Lessor’s Covenants and Disclaimers	36

8	Lessee’s Covenants	47

9	Insurance	66

10	Indemnity	70

11	Events of Loss	72

12	Redelivery of Aircraft	75

13	Events of Default	76

14	Assignment, Transfer and Financing	82

15	Governing Law and Jurisdiction	85

16	Miscellaneous	87

Schedule 1	Description of Leased Property
Schedule 2	Delivery
Schedule 3	Redelivery
Schedule 4	Insurance Requirements
Schedule 5	Schedule of Principal Economic Terms
Schedule 6	[Reserved]

Exhibit A	Form of Certificate of Acceptance
Exhibit B	Form of Certificate of Delivery Condition
Exhibit C	Form of Deregistration Powers of Attorney
Exhibit D	[Reserved]
Exhibit E	Form of Status Report
Exhibit F	Form of Notice and Acknowledgment
Exhibit G	Form of Redelivery Certificate

This Operating Lease Agreement (MSN 1954) (this “Agreement”), dated as of June 30, 2021 is between:

(1)

UMB BANK, N.A., a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (herein in such capacity, together with its successors and permitted assigns, “Lessor” or “Owner Trustee”); and

(2)

GLOBAL CROSSING AIRLINES, INC., a company organized and existing under the laws of the State of Delaware having its principal place of business at Building 5A, 4th Floor, Miami International Airport, 4200 NW 36th Street, Miami, Florida 33146 (the “Lessee”).

WITNESSETH

WHEREAS, Lessor wishes to lease the Aircraft to Lessee, and Lessee agrees to lease the Aircraft from Lessor, upon and subject to the terms and conditions set out in this Agreement.

NOW THEREFOR, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

1	Definitions and Interpretation

1.1	Definitions

In this Agreement the following expressions shall, unless the context otherwise requires, have the following respective meanings:

Actual Cost means, as it applies to any maintenance work or rectification of discrepancies on the Aircraft, the actual cost of replacement parts, materials and/or the cost of labor associated with such work, rectification or replacement and shall in no event include late charges, mark-ups, freight charges, interest, handling fees, import fees, exchange fees or other similar amounts.

Additional Rent means all amounts, liabilities and obligations (other than Basic Rent and Supplemental Rent) that Lessee assumes or agrees to pay under this Agreement to Lessor or any other Person, including payment of deposits, indemnities and the Agreed Value.

Affiliate means in relation to any Person, any other Person controlled directly or indirectly by that Person, any other Person that controls directly or indirectly that Person or any other Person under common control with that Person. For this purpose, “control” of any Person means ownership of a majority of the voting power of such Person.

Agreed Maintenance Performer means any Person which is approved in advance in writing by Lessor or Servicer, and which is duly and validly licensed to perform maintenance on the Aircraft and which holds a current EASA or FAA Part 145 certificate.

Agreed Value has the meaning set forth in Schedule 5.

Airbus means Airbus S.A.S.

Aircraft means the Airframe, together with: (i) the two (2) Engines, whether or not installed on the Aircraft; (ii) all Parts and all components thereof; (iii) all ancillary equipment or devices delivered or furnished with the Airframe under this Agreement; (iv) all Aircraft Documents; and (v) all substitutions, replacements, additions, modifications or renewals of any of the foregoing.

Aircraft Documents means the maintenance and inspection records and all other current and historical records and documentation pertaining to the Aircraft, in hard copy or electronic or digital formats, including without limitation: (i) all logs and manuals, and inspection, modification, maintenance and overhaul records, in each case as amended to the most recent revision or version, and including any generated by Lessee, or by third parties at Lessee’s direction, during the Term; (ii) the documents, data and records identified in or pursuant to Part 2 of Schedule 1 hereof and in the Certificate of Delivery Condition; and (iii) all such documents and records as are required to be maintained under Applicable Law, including applicable FAA and EASA regulations, and all additions, renewals, revisions and replacements from time to time made in furtherance of Lessee’s lease, use, operation and maintenance of the Aircraft under this Agreement.

Airframe means the Aircraft, excluding the Engines and the Aircraft Documents.

Airframe 6-Year Check means the accomplishment of all 6-year systems, zonal and structural check tasks (or equivalent as amended by future revisions and interval changes/extensions) and those tasks which are necessary pursuant to the AMM and / or MPD (including all non-routine work generated as a result of performance of such tasks) including all tasks related to lower level checks, CPCP and powerplant programme, as well as typical component overhauls which occur at the 6-year interval, and all repairs and overhauls and inspections normally included at the 6-year interval, all non-recurring work, flight deck and cabin interior refurbishment and typical cleaning and cosmetic repairs, and all repair work required to be performed following such inspections.

Airframe 6-Year Check Supplemental Rent has the meaning set forth in Section 5.4(a)(i)(A).

Airframe 6-Year Check Supplemental Rent Rate has the meaning in Schedule 5.

Airframe 6-Year Check Reimbursable Expenses: has the meaning set forth in Section 7.2(a)(i).

Airframe 12-Year Check means the accomplishment of all 12-Year Systems, Zonal and Structural Check tasks (or equivalent as amended by future revisions and interval changes/extensions) and those tasks which are necessary pursuant to the AMM and / or MPD (including all non-routine work generated as a result of performance of such tasks) including all tasks related to lower level checks, CPCP and powerplant programme, as well as typical component overhauls which occur at the 12-year interval, and all repairs and overhauls and inspections normally included at the 12-year interval, all non-recurring work, flight deck and cabin interior refurbishment and typical cleaning and cosmetic repairs, and all repair work required to be performed following such inspections.

Airframe 12-Year Check Supplemental Rent has the meaning set forth in Section 5.4(a)(i)(B).

Airframe 12-Year Check Supplemental Rent Rate has the meaning set forth in Schedule 5.

Airframe 12-Year Check Reimbursable Expenses has the meaning set forth in Section 7.2(a)(iv).

Airframe Manufacturer means Airbus.

Airworthiness Directive or AD means any airworthiness directive issued by the State of Registration or EASA or FAA, as applicable.

AMM means the Airframe Manufacturer’s aircraft maintenance manual, as updated and modified from time to time.

Applicable Law means (i) any law, statute, decree, constitution, regulation, order, judgment, rule, license, permit, injunction or other directive of any Government Entity (including, without limitation, EU ETS Legislation); (ii) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party (including the Convention for the International Recognition of Rights in Aircraft, signed at Geneva, Switzerland, on June 18, 1948, and the Cape Town Convention); (iii) any judicial interpretation with binding characteristics or application of those described in (i) or (ii) above; (iv) any administrative interpretation with binding characteristics or application of those described in (i) or (ii) above; and (v) any amendment or revision of any of those described in (i), (ii), (iii) or (iv) above, and in each case, which is applicable to the Aircraft and its use and operation, Lessor, Lessee, any sublessee, or the transactions contemplated by this Agreement and the other Operative Agreements.

Approved Maintenance Program means the maintenance program of Lessee approved by the Aviation Authority, provided by Lessee to Lessor pursuant to Section 3.1(k) and accepted by Lessor in writing on or before the Delivery Date, which shall at all times be based upon and in compliance with the Airframe Manufacturer’s MPD, as the same may be updated, amended and otherwise modified from time to time in accordance with this Agreement.

APU means (i) the auxiliary power unit listed in Part 1 of Schedule 1; (ii) any and all Parts, so long as such Parts are incorporated in, installed on or attached to such auxiliary power unit or so long as title to such Parts is vested in Owner in accordance with the terms of Section 8.17 after removal from such auxiliary power unit; and (iii) insofar as the same belong to Owner, all substitutions, replacements or renewals from time to time made in or to such auxiliary power unit or to any of the Parts referred to in clause (ii) above, as required or permitted under this Agreement.

APU Basic Shop Visit means an APU off-fuselage repair resulting in the complete disassembly of the load compressor and power sections with the inspection of the life limited parts to zero-time criteria and remaining items to continued-time criteria as defined by the APU manufacturer repair manuals provided the same is performed by an Agreed Maintenance Performer to restore full service release to the APU.

APU Cycle means one complete continuous operation of the APU beginning at the moment the APU is started and continuing until it subsequently shuts down.

APU LLP Supplemental Rent has the meaning set forth in Section 5.4(a).

APU LLP Supplemental Rent Rate has the meaning set forth in Schedule 5.

APU Supplemental Rent has the meaning set forth in Section 5.4(a).

APU Supplemental Rent Rate has the meaning set forth in Schedule 5.

APU LLP Reimbursable Expenses has the meaning set forth in Section 7.2(f).

APU Hour means each hour or part thereof (rounded up to one decimal place) that the APU is operated, whether for aircraft operations or testing.

APU Reimbursable Expenses has the meaning set forth in Section 7.2(e)(i).

ATC/Airport Authority means any air traffic control authority, including Eurocontrol, and any airport authority with jurisdiction over any aircraft operated by Lessee.

Aviation Authority means the FAA, and any and all Government Entities that, under the laws of the State of Registration, from time to time (i) have control or supervision of civil aviation; or (ii) have jurisdiction over the registration, airworthiness or operation of, or matters relating to, the Aircraft.

Back-to-Birth Traceability means certified documentation necessary to precisely identify where, when, and with which aircraft operator the consumed life and previous maintenance in relation to any Life Limited Part occurred since such Life Limited Part was new, and includes the following, as applicable:

(a)

operator or EASA approved continuing airworthiness management organization certified summary and supporting records showing the accumulation of Flight Hours and Flight Cycles (as applicable) since new for each Engine Life Limited Part, APU Life Limited Part and Landing Gear Life Limited Part. The records for each Engine Life Limited Part (by part number and serial number) will show the serial number of the engine into which the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part was installed when new, the date, time since new and cycle since new of such engine at time of installation of the Engine Life Limited Part and the date, time since new and cycle since new of such engine at time of removal of the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part. The records will subsequently show the serial number of each engine into which the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part has been installed, the date, time since new and cycle since new of each such engine at time of installation of the Life Limited Part and the date, time since new and cycle since new of each such engine, APU or landing gear at time of removal of the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part. The records must also show the Flight Hours and Flight Cycles (as applicable) accumulated at different thrust ratings (if applicable). The records will show the date, time since new and cycle since new of the relevant engine, APU or Landing Gear at start and finish of operation of the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part with each operator. The records will show the accumulation of Flight Hours and Flight Cycles (as applicable) for ferry/positioning flights during transition between operators;

(b)

a Release to Service Certificate (FAA 8130-3 or EASA Form 1) or OEM shipping docket (showing the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part part number and serial number) from new must be provided, or, if the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part was installed new in a new engine, APU or Landing Gear set, a copy of the Engine, APU or Landing Gear manufacturer’s fitted listing (e.g. CFMI - Engine Data Submittals, IAE – Vital Statistics Log) will suffice showing the part number and serial number of the Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part installed new at manufacture of such engine, APU or Landing Gear set;

(c)

a Release to Service Certificate (EASA Form 1/FAA 8130-3 dual release) must also be provided for (i) the last maintenance activity accomplished on each Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part, (ii) the last accomplishment of an applicable airworthiness directive on each Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part, and (iii) for each Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part where a change of part number is implemented after the accomplishment of a service bulletin, AD or Manufacturer modification (the change of part number and reason for change must be clearly identified);

(d)

a commercial trace for each Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part, consisting of bills of sale or other documentation evidencing all relevant title transfers from the OEM to Lessee; and

(e)

an Incident/Accident Clearance Statement will be provided for each engine into which each Engine Life Limited Part, commercial trace for each Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part has been installed for each operator of such engine, APU or landing gear during the time that such Engine Life Limited Part, APU Life Limited Part or Landing Gear Life Limited Part was installed in such engine, APU or landing gear.

Basic Rent means all amounts payable pursuant to Section 5.3.

Basic Rent Amount has the meaning set forth in Schedule 5.

Beneficial Owner means Genesis Funding Limited, a company formed under the laws of Bermuda or such other person as Lessor may notify to Lessee as the holder of the beneficial interest in the Trust Estate from time to time.

Business Day means a day (other than a Saturday or Sunday) on which business of the nature required by this Agreement is carried out in New York, New York, and Dublin, Ireland.

Cape Town Convention means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, both signed in Cape Town, South Africa, on 16 November 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Cape Town Convention by the “Supervisory Authority” (as defined in the Cape Town Convention), the “International Registry” or “Registrar” (as defined in the Cape Town Convention) or any other appropriate “registry authority” (as defined in the Cape Town Convention) or other international or national body or authority.

C-Check means (i) in respect of work carried out prior to the Delivery Date, a maintenance check on the Airframe under the Approved Maintenance Program which includes (a) all structural, zonal, corrosion and systems checks, out-of-sequence inspections, all routine and resulting non-routine tasks and all other requirements prescribed in the MPD sufficient as of the Delivery Date to clear the Aircraft for 7,500 Flight Hours, 5,000 Flight Cycles, and through June 30, 2023 of unrestricted operation, (b) all lower checks, and (c) correction of any discrepancies in accordance with the recommendations of the Airframe Manufacturer and its SRM; (ii) in respect of maintenance carried out during the Term, a maintenance check on the Airframe under the Approved Maintenance Program which includes (a) all structural, zonal, corrosion and systems checks, out-of-sequence inspections, all routine and resulting non-routine tasks and all other requirements prescribed in the MPD sufficient as of the Delivery Date to clear the Aircraft for 7,500 Flight Hours, 5,000 Flight Cycles, and 24 months of unrestricted operation, (b) all lower checks, and (c) correction of any discrepancies in accordance with the recommendations of the Airframe Manufacturer and its SRM.

Certificate of Acceptance means a certificate in the form attached as Exhibit A to be completed and executed by Lessor and Lessee at the time of Delivery.

Certificate of Delivery Condition means a certificate in the form attached as Exhibit B to be completed and executed by Lessor and Lessee on or prior to Delivery.

CFR means Title 14 of the Code of Federal Regulations, as amended or supplemented from time to time.

CPCP means Lessee’s Corrosion Prevention and Control Program that is a part of the Approved Maintenance Program.

Damage Notification Threshold has the meaning set forth in Schedule 5.

Default means any event which would constitute an Event of Default but for the giving of notice or lapse of time.

Delivery means the delivery of the Aircraft to Lessee and its acceptance by Lessee in accordance with the terms of this Agreement.

Delivery Date means the date on which Delivery takes place which shall be the Scheduled Delivery Date or such other date notified by Lessor to Lessee in accordance with the provisions of this Agreement.

Delivery Location means Kaunas, Lithuania or such other location in Europe as designated by Lessor, in any case, in a jurisdiction in which the delivery and leasing of the Aircraft will not cause Owner, Lessor and/or Lessee to incur any Taxes in connection with such Delivery.

Dollars and US$ means the lawful currency of the United States of America.

EASA means the European Aviation Safety Agency of the European Union established by Regulation (EC) No. 1592/2002 of 15 July 2002, or any successor Government Entity succeeding to the functions thereof.

Engine means, any Engine installed on or furnished with the Aircraft on the Delivery Date, such Engines being identified as to manufacturer, type and manufacturer serial number in Schedule 1 or in the Certificate of Acceptance, and any Substitute Engine which may from time to time be substituted therefor pursuant to and in accordance with Section 8.13(e); together in each case with any and all Parts, including quick engine change Parts, incorporated or installed in or attached thereto and any and all Parts, including quick engine change Parts, removed therefrom so long as title thereto remains vested in Owner in accordance with the terms of Section 9 after removal from such Engine.

Engine Supplemental Rent has the meaning set forth Section 5.4(a)(ii).

Engine Supplemental Rent Rate has the meaning set forth in Schedule 5.

Engine LLP Supplemental Rent has the meaning set forth Section 5.4(a)(iii).

Engine LLP Supplemental Rent Rate has the meaning set forth in Schedule 5.

Engine LLP Reimbursable Expenses has the meaning set forth in Section 7.2(c)(i).

Engine Loss means the occurrence, with respect to an Engine, of one of the events set forth in clauses (a) through (d) of the definition of “Total Loss” as if references to the “Airframe” were to such “Engine”.

Engine Loss Date means the relevant date determined in accordance with the definition of “Total Loss Date” as if that definition applied to an Engine Loss.

Engine Manufacturer means CFM International, Inc.

Engine Notice has the meaning set forth in Section 8.21.

Engine Reimbursable Expenses has the meaning set forth in Section 7.2(b)(i).

Engine Performance Restoration Shop Visit means, with respect to any Engine maintained in accordance with the Approved Maintenance Program, each major engine performance restoration shop visit performed by an Agreed Maintenance Performer acceptable to Lessor that requires the disassembly, repair and level 2 performance restoration or level 3 overhaul of the high pressure compressor, high pressure turbine and combustor modules of an engine, and the inspection, teardown/disassembly and repair, level 2 performance restoration or level 3 overhaul as and if required (as dictated by inspection or engine trend monitoring and the engine manufacturer’s shop manual limits) of each of the other modules of such engine, all in accordance with the Engine Manufacturer’s then current CFM56-5B Workscope Planning Guide requirements and recommendations in each case which is designed to result in at least a further 8,000 Flight Cycles of on wing operation of the applicable Engine before the next anticipated removal for shop visit.

Equipment Change means any modification, alteration, addition to or removal of any Part, Engine, Landing Gear or other component from the Aircraft during the Term.

EU ETS Authority Letter means a letter signed by Lessee in the form agreed with Lessor.

EU ETS Legislation means the EU Directive EC/2008/101 regarding the European Union Emissions Trading Scheme and its application to aviation and all related implementation legislation.

Eurocontrol means the European Organization for the Safety of Air Navigation.

Eurocontrol Letter means a letter signed by Lessee in the form agreed with Lessor.

Event of Default means an event specified in Section 13.1.

Excluded Costs has the meaning set forth in Section 7.2(g)(i).

Excusable Delay means with respect to delivery of the Aircraft, delay or non-performance due to or arising out of (i) acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, serious accident, epidemic, quarantine restriction or import restriction, (ii) any act of government, governmental priority, allocation, regulation or order affecting directly or indirectly, the Aircraft, any Manufacturer, Owner, Lessor or any materials or facilities, (iii) strike or labor dispute causing cessation, slowdown or interruption of work, (iv) inability after due and timely diligence to procure equipment, data or materials from manufacturers, suppliers, any existing owner, seller or lessee in a timely manner, (v) damage, destruction or loss, or adverse weather conditions preventing any services, inspections or flights of the Aircraft or (vi) any other cause to the extent that such cause is beyond the control of Owner or Lessor, whether above mentioned or not and whether or not similar to the foregoing.

Expiry Date means the Scheduled Expiry Date, unless extended or accelerated as provided in this Agreement.

FAA means the Federal Aviation Administration of the U.S. Department of Transportation, or any successor Government Entity succeeding to the functions thereof.

Final Inspection means the inspection of the Aircraft by Lessor, or representatives appointed by Lessor, pursuant to Schedule 3 or otherwise performed in connection with the Redelivery.

Final Maintenance Performer means an Agreed Maintenance Performer approved by Lessor to perform the maintenance required by Schedule 3.

Financial Indebtedness means any indebtedness in respect of:

(a)	moneys borrowed;

(b)	any liability under any debenture, bond, note, loan stock, acceptance credit, documentary credit or other security;

(c)	the acquisition cost of any asset to the extent not payable within ninety (90) days before or after the time of acquisition or possession;

(d)	the capitalized value (determined in accordance with accounting practices generally accepted in the United States of America) of obligations under finance leases; or

(e)	any guarantee, indemnity or similar assurance against financial loss of any Person in respect of the above.

Financing Documents means any loan agreement, credit agreement or similar agreement between Lessor, Owner and/or any Affiliate of Lessor or Owner and any Financing Party under which funds are advanced to Lessor or Owner or any of their Affiliates whereby the obligations of Lessor or Owner or any of their Affiliates to such Financing Parties relate to the Leased Property or the Operative Documents.

Financing Parties means, collectively such Persons as Lessor may from time to time notify to Lessee in writing (including, without limitation, those identified in the Notice and Acknowledgment).

Financing Security Document means any Financing Document whereby Lessor or Owner, or any of their Affiliates, grants to a Financing Party a Security Interest in the Aircraft and/or in its right, title and interest in this Agreement, and any other Operative Documents.

Flight Cycle means one take-off and landing of the Airframe or, in the case of an Engine, of the airframe on which such Engine is installed.

Flight Cycle Charges means all flight charges, route navigation charges, navigation service charges and all other fees, charges or Taxes payable for the use of or for services provided at any airport or otherwise payable to any airport, airport authority, navigation or flight authority or other similar entity or for any services provided in connection with the operation, landing or navigation of aircraft.

Flight Hour means each hour or part thereof (rounded up to one decimal place) elapsing from the moment the wheels of the Airframe leave the ground on take-off until the moment the wheels of the Airframe next touch the ground or, in the case of an Engine, of the airframe on which such Engine is installed.

GAAP means generally accepted accounting principles as in effect from time to time in the State of Organization and, subject to changes in such principles from time to time, consistently applied in accordance with the past practices of a Person.

Government Entity means:

(a)	the Aviation Authority;

(b)	any national, state or local government, political subdivision thereof or local jurisdiction therein;

(c)	any board, commission, department, division, instrumentality, court, agency or political subdivision thereof; and

(d)	any association, organization or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant,

to the extent that any entity described in clauses (a) through (d) above has jurisdiction over this Agreement, the Operative Documents, the Aircraft and its operation, or any of the parties hereto or the other Operative Documents.

Habitual Base means the State of Organization or, subject to the prior written consent of Lessor, any other state, province or country in which the Aircraft is for the time being habitually based.

Hull Insurance Deductible has the meaning set forth in Schedule 5.

IATA means the International Air Transport Association.

ICAO means the International Civil Aviation Organization.

IDERA means the irrevocable deregistration and export request authorisation executed and delivered by Lessee in the form agreed with Lessor.

Incident/Accident Clearance Statement means a statement produced on Lessee’s or prior operator’s letterhead confirming that the Airframe and Engines have not been involved in any abnormal or reportable operational or maintenance events that could have resulted in significant damage (incidents) or that did result in significant damage (accidents) as required by (i) ICAO Annex 13 and ICAO Document 9156 (Accident/ Incident Reporting Manual) and (ii) such other regulations as may be in effect at the relevant time, in each case executed by Lessee’s appropriately qualified quality assurance manager.

Indemnitees means each of Owner, Lessor, Beneficial Owner, Servicer, any Financing Party, the respective successors and permitted assigns of such Persons and the shareholders, members, partners, Affiliates, directors, officers, employees, agents and servants of such Persons.

Insurances has the meaning set forth in Section 9.1.

International Registry means the international registration facilities established for the purpose of the Cape Town Convention.

Landing Gear means the landing gear assemblies (nose, left main and right main, forestay and sidestay) of the Aircraft identified by the respective serial numbers in Part 1 of Schedule 1 to this Agreement, and any landing gear assembly substituted therefor in accordance with this Agreement and title to which has passed to Owner in accordance with this Agreement.

Landing Gear Supplemental Rent has the meaning set forth in Section 5.4(a)(iv).

Landing Gear Supplemental Rent Rate has the meaning set forth in Schedule 5.

Landing Gear Overhaul means (i) an overhaul of the Landing Gear (including, but not limited to, complete strut assembly of each landing gear installed and the inner and outer cylinders of the main landing gear and the nose landing gear, including the axles of such landing gear and sidestay and drag braces) to full Manufacturer specification and operating condition (excluding any rotable components such as wheels, tires, brakes and consumable items) or (ii) the replacement of the Landing Gear with a landing gear with zero time since its last overhaul, of equivalent or more advanced modification standard than the replaced Landing Gear, having the same or more time remaining on LLPs and in compliance in full with Manufacturer specification and operating condition (excluding any rotable components such as wheels, tires, brakes and consumable items).

Landing Gear Reimbursable Expenses has the meaning set forth in Section 7.2(d)(i).

Leased Property means the Aircraft and the Aircraft Documents.

Lessor Lien means:

(a)	any Security Interest from time to time created by or arising through Beneficial Owner, Lessor, or any Financing Party in connection with the financing or refinancing of the Aircraft;

(b)

any other Security Interest in respect of the Aircraft that results from acts or omissions of, or claims against, Beneficial Owner, Lessor or any Financing Party not related to the operation of the Aircraft or the transactions contemplated by or permitted under the Operative Documents to which Lessee is a party; and

(c)	Security Interests in respect of the Aircraft for Non-Indemnified Taxes.

Life Limited Parts or LLPs means those Parts, defined by the Manufacturer or by the Aviation Authority or any other Government Entity as requiring retirement and subsequent replacement on a mandatory basis prior to, or upon the expiration of, the Manufacturer’s certified life, such life being expressed in terms of Flight Cycles, Flight Hours, landings or calendar time, as applicable.

Mandatory Equipment Change means an Equipment Change that is required by or performed to comply with an Airworthiness Directive or a Manufacturer’s alert or mandatory service bulletin.

Manufacturer means, with respect to the Airframe, Engine or any Part of the Aircraft, the Airframe Manufacturer, Engine Manufacturer or manufacturer of such Part, respectively.

Minimum Liability Coverage has the meaning set forth in Schedule 5.

MPD means the latest revision of the Airbus Maintenance Planning Document, as updated, revised, supplemented and modified from time to time.

Non-Indemnified Taxes means:

(a)

Taxes imposed by a jurisdiction other than the jurisdiction of incorporation or principal place of business of a Tax Indemnitee by reason of such Tax Indemnitee carrying on business in or being treated as carrying on business in, having a branch, agency or permanent establishment in, or being, or becoming or being treated as resident for Tax purposes in, such jurisdiction except to the extent that such Tax arises as a result of the operation of the Aircraft as contemplated by the Operative Documents or the operation of any other aircraft which is the subject of any lease between Lessor and Lessee; or

(b)

Taxes imposed on the net income, profits or gains of Lessor or any other Tax Indemnitee by any Government Entity except to the extent that the imposition arises as a result of the operation, subleasing or presence of the Aircraft in or to the jurisdiction imposing such Tax; or

(c)

Taxes imposed with respect to any period commencing or event occurring before the date of this Agreement or after the Expiry Date and unrelated to any Tax Indemnitee’s dealings with Lessee pursuant to the Operative Documents to which Lessee is a party or to the transactions contemplated by the Operative Documents to which Lessee is a party; or

(d)

Taxes imposed as a result of the sale, assignment or other disposition of all, or any part of, a Tax Indemnitee’s interest in the Leased Property, including the Airframe, any Engine or any Part, this Agreement or any of the other Operative Documents unless such sale, assignment or disposition occurs as a consequence of an Event of Default or any Applicable Circumstances; or

(e)	Taxes to the extent caused by:

(i)	the gross negligence or willful misconduct of any Tax Indemnitee; or

(ii)	breach by a Tax Indemnitee of its obligations arising under any Operative Document or other related documents and agreements delivered by such party to Lessee; or

(f)	Taxes to the extent solely attributable to a Lessor Lien, to the extent that such Taxes would not have arisen or been assessed but for the existence of such Lessor Lien.

Notice and Acknowledgment means a form of notice and acknowledgment or consent in respect any Financing Security Document by and among Lessor, Lessee, and a Financing Party, substantially in the form attached as Exhibit F.

OEM means the original equipment manufacturer of an Airframe, an Engine or a Part.

Operative Documents means this Agreement, the Certificate of Acceptance, the Certificate of Delivery Condition, the IDERA, and any Notice and Acknowledgment; and any prime or head lease, any trust agreement and each of the other documents and agreements (including any assignment agreement or novation agreement in respect of any thereof) executed and delivered by Lessor, Lessee and any successor thereto, or any sublessee, or any Financing Party or any other Person in furtherance of the transactions contemplated hereby and thereby.

Overdue Rate means a rate equal to the greater of (a) ten percent (10%) per annum; or (b) five percent (5%) above the prime or base rate of interest charged by Citibank, N.A., in New York from time to time as its prime or base commercial lending rate.

Owner means Lessor or such person as Lessor or Beneficial Owner shall notify Lessee in writing from time to time.

Part means whether or not installed on the Aircraft:

(a)

any appliance, part, component, module, navigation, avionic and communication equipment, computer, instrument, appurtenance, accessory, furnishing and equipment of whatever nature (including the APU and Landing Gear but excluding a complete Engine) furnished with, installed on or appurtenant to the Airframe and Engines on Delivery, which may from time to time be removed, incorporated or installed in or attached to the Airframe or any Engine; and

(b)

any other appliance, part, component, module, navigation, avionic and communication equipment, computer, instrument, appurtenance, accessory, furnishing or equipment of whatever nature (other than a complete Engine) title to which has, or should have, passed to Owner pursuant to this Agreement, but excludes any such items title to which has passed to Lessee pursuant to Section 8.17.

Permitted Lien means:

(a)	any Security Interest for Flight Cycle Charges or Taxes not assessed or, if assessed, not yet due and payable, or being contested in good faith by appropriate proceedings;

(b)

any Security Interest of a repairer, mechanic, carrier, hangar keeper, unpaid seller or other similar lien arising in the ordinary course of business or by operation of law in respect of obligations which are not overdue in accordance with Applicable Law (or, if applicable, generally accepted accounting principles and practices in the relevant jurisdiction) or are being contested in good faith by appropriate proceedings; and

(c)	any Lessor Lien;

but only if, in the case of (a) and (b), (i) adequate reserves have been provided by Lessee for the payment of the Flight Cycle Charges and/or Taxes or obligations in accordance with GAAP; and (ii) such proceedings, or the continued existence of the Security Interest, do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of the Aircraft or any interest therein or of criminal liability on the part of Owner, Lessor or any Financing Party.

Person means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization or Government Entity.

PMA Part means a non-type-certificated Part whose part number is not listed in the OEM’s maintenance manuals or licenced by the OEM and whose design and/or manufacture has been accomplished by any entity other than the OEM and which has received parts manufacturer approval from an Aviation Authority.

Qualifying Maintenance Event means each of the Airframe 6-Year Check, Airframe 12-Year Check, Engine Performance Restoration Shop Visit, Landing Gear Overhaul, and APU Basic Shop Visit.

Redelivery Location means Lessee’s principal maintenance facility or at the facility of the Final Maintenance Performer or such other location mutually agreeable to Lessor and Lessee in the continental United States of America.

Reimbursable Expenses means collectively, Airframe 6-Year Check Reimbursable Expenses, Airframe 12-Year Check Reimbursable Expenses, APU Reimbursable Expenses, APU LLP Reimbursable Expenses, Engine Reimbursable Expenses, Engine LLP Reimbursable Expenses, and Landing Gear Reimbursable Expenses.

Rent means collectively, Basic Rent, Additional Rent and Supplemental Rent.

Rent Date has the meaning set forth in Schedule 5.

Rental Period means each period ascertained in accordance with Section 5.2 and as further described in Schedule 5 in respect of the determination and payment of the Basic Rent Rate.

Redelivery means the redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location in the condition and manner required by Section 12 and Schedule 3 and the other provisions of this Agreement, as evidenced by the execution by Lessor, and the delivery to Lessee, of a Redelivery Certificate.

Redelivery Certificate means the redelivery certificate to be delivered by Lessor to Lessee pursuant to Schedule 3, substantially in the form attached as Exhibit G.

Sanctioned Country means any state, country or jurisdiction to which the export and/or use of the Aircraft is not permitted under any sanctions, orders or legislation from time to time promulgated by any of:

(a)	the United Nations;

(b)	the European Union;

(c)	the United States (including OFAC);

(d)	the United Kingdom, France, Germany or Lessor’s State of Organization;

(e)	any country which is prohibited under Lessee’s insurance coverage from time to time in effect; or

(f)

any Government Entity of the State of Registration or any country having jurisdiction over Lessor, or, if different than Lessor, Owner, or any Financing Party, the effect of which prohibits or restricts the location and/or consigning for use of the Aircraft in such state, country or jurisdiction, as any or all of the same are amended or supplemented from time to time and including any successor Applicable Laws as the same are enacted from time to time.

Sanctioned Person means any Person:

(a)

whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (including any updates to the list of prohibited persons under such Executive Order) as the same is in effect during the Term);

(b)	whose use of an Aircraft would be in violation of the United States Bank Secrecy Act, as amended, or any applicable regulations thereunder;

(c)

subject to sanctions programs administered by the United Nations, the European Union, Lessor’s place of organization, the United Kingdom, France, Germany, the United States (including OFAC and the U.S. Department of Treasury);

(d)

on the list of “Specially Designated Nationals” and “Blocked Persons” or subject to the limitations or prohibitions under any OFAC regulation or executive order, as the same are amended from time to time;

(e)	who is the subject of a United Nations sanction or whose assets have been frozen by enabling legislation of the same in the State of Registration or Lessee’s State of Organization; or

(f)

who is the subject of or which use is contrary to any Applicable Laws similar to or consistent with the foregoing clauses (i) through (v) as the same are enacted in Lessee’s State of Organization or the State of Registration,

as any or all of the same are applicable, and as are amended or supplemented from time to time and including any successor Laws as the same are enacted from time to time.

Scheduled Delivery Date has the meaning set forth in Schedule 5.

Scheduled Expiry Date has the meaning set forth in Schedule 5.

Security Interest means any security interest, mortgage, charge, pledge, lien, encumbrance, claim, assignment, hypothecation, right of set-off or other agreement or arrangement having the effect of creating a security interest.

Security Trustee means the person or persons appointed as security trustee, collateral agent or similar representative for any of the Financing Party and any other person identified as a “Security Trustee” for the purposes of this Agreement, as notified by Lessor to Lessee from time to time.

Servicer means Genesis Aircraft Services Limited, or the person or persons acting as servicer of the business of Lessor as notified by Lessor to Lessee from time to time.

SRM means the Airframe Manufacturer’s structural repair manual.

State of Organization means the State of Delaware.

State of Registration means the United States of America.

Subsidiary means:

(a)

in relation to any reference to accounts, any company wholly or partially owned by Lessee whose accounts are consolidated with the accounts of Lessee in accordance with accounting principles generally accepted under accounting standards of the State of Organization; and

(b)	for any other purpose, an entity from time to time:

(i)	of which another has direct or indirect control or owns directly or indirectly more than 50% of the voting share capital; or

(ii)	which is a direct or indirect subsidiary of another under the laws of the jurisdiction of its incorporation.

Substitute Engine has the meaning set forth in Section 8.13(e) hereof.

Supplemental Rent means collectively, Airframe 12-Year Check Supplemental Rent, Airframe 6-Year Check Supplemental Rent, APU Supplemental Rent, Engine Supplemental Rent, Engine LLP Supplemental Rent, APU LLP Supplemental Rent, and Landing Gear Supplemental Rent.

Tax Indemnitees means Lessor, Owner, Beneficial Owner, and any other Indemnitee and the respective successors and permitted assigns of Lessor and each such Indemnitee (no such Person shall cease to be a Tax Indemnitee by reason of being a member of a group that files a consolidated tax return under the name of an affiliated Person).

Tax means all present and future taxes, levy, impost, duty or other charge of any nature whatsoever and wheresoever imposed, including value added tax or any similar tax and any franchise, transfer, sales, use, business, occupation, excise, personal property, real property, stamp, gross income, personal property, fuel, leasing, occupational, turnover, excess profits, excise, gross receipts, franchise, registration, licence, corporation, capital gains, export, import, customs income, levies, imposts, withholdings or other taxes or duties of any nature whatsoever (or any other amount corresponding to any of the foregoing) now or hereafter imposed, levied, collected, withheld or assessed by any national or regional taxing or fiscal authority or agency or other Government Entity or withholding of a similar nature (including any penalty, additions to tax, fines or interest payable in connection with any failure to pay or any delay in paying of the same) and “Taxes” and “Taxation” shall be construed accordingly.

Term means the period commencing on the Delivery Date and ending on the Expiry Date or any later date pursuant to Part 4 of Schedule 3.

Third Party Engine means any engine, title to which is either held by Lessee (which title may be subject to a Security Interest in favor of an unrelated third party) or held by an unrelated third party and such engine is leased or conditionally sold to Lessee.

Total Loss means, with respect to the Airframe:

(a)

the actual, arranged or constructive total loss of the Airframe (including any damage to the Airframe which results in an insurance settlement on the basis of a total loss, or requisition for use or hire which results in an insurance settlement on the basis of a total loss);

(b)	the Airframe being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever;

(c)

the requisition of title, or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Airframe by the government of the State of Registration (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title;

(d)

the hi-jacking, theft, confiscation, seizure or requisition (excluding requisition for use or hire) of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe for more than thirty (30) consecutive days; or

(e)	the requisition for use or hire of the Airframe which deprives any Person permitted by this Agreement to have possession and/or use of the Airframe for more than thirty (30) consecutive days.

Total Loss Date means:

(a)	in the case of an actual total loss, the actual date on which the loss occurs or, if such date is unknown, the day on which the Aircraft was last heard of;

(b)

in the case of any of the events described in sub-paragraph (a) of the definition of “Total Loss” (other than an actual total loss), the earlier of (i) thirty (30) days after the date on which notice claiming such total loss is given to the relevant insurers, and (ii) the date on which such loss is admitted or compromised by the insurers;

(c)	in the case of any of the events described in sub-paragraph (b) of the definition of “Total Loss”, the date on which such destruction, damage or rendering unfit occurs;

(d)

in the case of any of the events described in sub-paragraph (c) of the definition of “Total Loss”, the date on which the relevant requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention occurs; and

(e)

in the case of any of the events described in sub-paragraphs (d) and (e) of the definition of “Total Loss”, the expiry of the period of thirty (30) days referred to in such sub-paragraph (d) or (e), as applicable, and, in each case, the Total Loss shall be deemed to have occurred at noon Greenwich Mean Time on such date.

Transfer has the meaning set forth in Section 14.2.

Trust Agreement means the Trust Agreement dated on or before the date of this Agreement and entered into between the Owner Trustee and the Beneficial Owner relating to, inter alia, the Aircraft.

Trust Estate has the meaning given to such term in the Trust Agreement.

Voluntary Equipment Change means an Equipment Change other than a Mandatory Equipment Change.

1.2	Interpretation

(a)	In this Agreement, unless the contrary intention is stated, a reference to:

(i)	each of “Owner”, “Lessor”, “Lessee”, “Financing Party” or any other Person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

(ii)	words importing the plural shall include the singular and vice versa;

(iii)	the term “including”, when used in this Agreement, means “including without limitation” and “including but not limited to”;

(iv)	any document shall include that document as amended, novated or supplemented from time to time unless expressly stated to the contrary; and

(v)

a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3)includes any judicial or administrative interpretation or application thereof; and (4) is a reference to that provision as amended, substituted or re-enacted.

(b)	A “Section”, “Schedule” or “Exhibit” is a reference to a section of, a schedule to or an exhibit to this Agreement.

(c)	The headings in this Agreement are to be ignored in construing this Agreement.

2	Representations and Warranties

2.1	Lessee’s Representations and Warranties

Lessee represents and warrants to Lessor as follows:

(a)

Status: Lessee is duly formed and validly existing under the laws of the State of Organization, has the corporate power to own its assets and carry on its business as it is being conducted and is (or will at the relevant time be) the holder of all necessary air transportation and air operator licenses and certificates required in connection therewith and with the use and operation of the Aircraft.

(b)

Power and Authority: Lessee has the power to enter into and perform, and has taken, or will take before the Delivery Date, all necessary corporate action to authorize the entry into, performance and delivery of, each of the Operative Documents to which it is a party and the transactions contemplated by such Operative Documents.

(c)

Execution and Delivery: Lessee has duly executed and delivered this Agreement, and on or before Delivery shall have duly executed and delivered each of the Operative Documents to which Lessee is a party.

(d)

Legal validity: Each of the Operative Documents to which Lessee is a party constitutes Lessee’s legal, valid and binding agreement, enforceable against Lessee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and as otherwise qualified in the opinion of independent counsel to Lessee to be provided pursuant to Section 3.1(d) of this Agreement.

(e)	Non-conflict: The entry into and performance by Lessee of, and the transactions contemplated by, the Operative Documents to which Lessee is a party do not and will not:

(i)	conflict with any Applicable Laws binding on Lessee;

(ii)	conflict with the constitutional documents of Lessee;

(iii)

conflict with or result in default under any document which is binding upon Lessee or any of its assets, or result in the creation of any Security Interest over any of its assets, other than Permitted Liens; or

(iv)

cause any limitation on Lessee or its material assets or the powers of its directors or officers to be exceeded, whether imposed by or contained in Lessee’s organizational documents or any Applicable Law, any document or corporate approval or otherwise.

(f)

Authorization: All authorizations, consents and registrations required by, and all notifications to be given by, Lessee in connection with the entry into, performance, validity and enforceability of, the Operative Documents to which Lessee is a party and the transactions contemplated by such Operative Documents have been (or will on or before Delivery have been) obtained, effected or given (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

(g)	No Immunity:

(i)	Lessee is subject to civil and commercial law with respect to its obligations under the Operative Documents to which Lessee is a party.

(ii)

Neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and Lessee’s performance pursuant to the Operative Documents to which Lessee is a party constitute private and commercial acts.

(h)	Financial Statements: The audited financial statements of Lessee most recently delivered to Lessor or Security Trustee (if applicable):

(i)	have been prepared in accordance with GAAP; and

(ii)	fairly present the financial condition of Lessee as at the date to which they were drawn up and the consolidated results of operations of Lessee for the periods covered by such statements.

(i)	Restricted Countries: Lessee does not hold a contract or other obligation to, and does not, operate the Aircraft to or from any Sanctioned Country or for the benefit of a Sanctioned Person.

(j)

Pari Passu: The obligations of Lessee under the Operative Documents to which it is a party rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

(k)

Choice of Law: The choice by Lessee of the laws of the State of New York to govern this Agreement as set out in Section 15.1 and the submission by Lessee to the non-exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan in the City of New York as set out in Section 15.2 are valid and binding.

2.2	Lessee’s Further Representations and Warranties

Lessee further represents and warrants to Lessor that:

(a)	No Default:

(i)	No Default or Event of Default has occurred and is continuing or would reasonably be expected to result from the entry into or performance of any of the Operative Documents to which it is a party.

(ii)

No event has occurred and is continuing that constitutes, or with the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition, or any combination of the foregoing, would constitute, a material default under any document that is binding on Lessee or any assets of Lessee and such material default would have a material adverse effect on Lessee’s financial condition or business or its ability to comply with the terms of this Agreement and the Operative Documents to which Lessee is a party.

(b)	Registration: Except for filings required to be made pursuant to the Cape Town Convention:

(i)

it is not necessary under the laws of the State of Organization, the State of Registration or the Habitual Base in order to ensure the validity, effectiveness and enforceability of the Operative Documents to which Lessee is a party or to establish, perfect or protect the property rights of Owner and Lessor or any Financing Party in the Leased Property that any instrument relating to this Agreement be filed, registered or recorded or that any other action be taken or, if any such filings, registrations, recordings or other actions are necessary, the same have been effected or will have been effected on or before Delivery; and

(ii)

under the Applicable Laws of the State of Organization and the Habitual Base, the ownership and leasehold property rights of Owner and Lessor, and the Security Interest of any Financing Parties (notified to Lessee) in the Leased Property have been fully established, perfected and protected and the claims of such parties under this Agreement will have priority in all respects over the claims of all creditors of Lessee, with the exception of such claims as are mandatorily preferred by law and not by virtue of any contract.

(c)

Litigation: No litigation, arbitration or administrative proceedings are pending or, to Lessee’s knowledge, threatened against Lessee that, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Operative Documents to which it is a party.

(d)

Taxes: Lessee has delivered all necessary returns and payments due to all tax authorities having jurisdiction over Lessee, including those in the State of Organization, the State of Registration and the Habitual Base which, if not delivered or made would have a material adverse effect on Lessee’s financial condition or business or its ability to comply with the terms of this Agreement and the Operative Documents to which Lessee is a party.

(e)

Material Adverse Change: No material adverse change in the financial condition of Lessee has occurred since the date of the financial statements most recently provided to Lessor on or before the Delivery Date.

(f)

Information: The financial and other information furnished by Lessee to Lessor in writing on or prior to Delivery in connection with the Operative Documents does not contain any untrue statement of material fact or omit to state any fact the omission of which makes the statements therein, in light of the circumstances under which they were made, materially misleading, and does not omit to disclose any material matter.

(g)

Air Traffic Control: Lessee is not in default in the payment of any sums due by Lessee to any ATC/Airport Authority in respect of any aircraft operated by Lessee, except for any ATC/Airport Authority payments or sums that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided by Lessee in accordance with GAAP for the payment of the obligations and such proceedings do not give rise to any reasonable likelihood of the imposition of any Security Interest on, or the sale, forfeiture or other loss of, the Aircraft or any interest therein or of criminal liability on the part of Lessor or any other Indemnitee.

(h)	Insurances: On the Delivery Date, the Insurances will not be subject to any Security Interest except as may be created pursuant to the Operative Documents.

(i)

Withholding Taxes: All payments to be made by Lessee to Lessor under this Agreement shall be made by Lessee without deduction for any Taxes and no deductions or withholdings are required to be made therefrom.

2.3	Repetition

The representations and warranties in Section 2.1 and Section 2.2 will survive the execution of this Agreement. The representations and warranties contained in Section 2.1 and Section 2.2 will be deemed to be repeated by Lessee on Delivery and on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4	Lessor’s Representations and Warranties

Lessor represents and warrants to Lessee that:

(a)

Status: Lessor is duly formed and validly existing under the laws of the place of its organization. Lessor has the power to lease the Leased Property and carry on the business contemplated by Lessor under the Operative Documents.

(b)

Power and Authority: Lessor has the power to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, the Operative Documents and the transactions contemplated by the Operative Documents.

(c)

Execution and Delivery: Lessor has duly executed and delivered this Agreement, and on or before Delivery shall have duly executed and delivered each of the Operative Documents to which Lessor is a party.

(d)

Enforceability: Each of the Operative Documents constitutes Lessor’s legal, valid and binding agreement, enforceable against Lessor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, examinership, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(e)	Non-conflict: The entry into and performance by Lessor of, and the transactions contemplated by, the Operative Documents do not and will not:

(i)	conflict with any Applicable Laws binding on Lessor;

(ii)	conflict with the organizational documents of Lessor or the Trust Agreement; or

(iii)	conflict with or result in a default under any document that is binding upon Lessor or any of its assets.

(f)

Authorization: So far as concerns the obligations of Lessor, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Operative Documents by Lessor have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect.

(g)	No Immunity:

(i)	Lessor is subject to civil and commercial law with respect to its obligations under the Operative Documents.

(ii)	Neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of the Operative Documents by Lessor constitute private and commercial acts.

(h)	Right to Lease: On the Delivery Date, Lessor shall have the right to lease the Aircraft to Lessee under this Agreement.

(i)

Financing Parties: The parties providing quiet enjoyment letters to Lessee on the Delivery Date are the only parties having a Security Interest in the Aircraft that arises by or through Lessor and Owner.

2.5	Repetition

The representations and warranties in Section 2.4 will survive the execution of this Agreement.

3	Conditions Precedent

3.1	Lessor’s Documentary Conditions Precedent

Lessor’s obligation to lease the Leased Property to Lessee under this Agreement is subject to the receipt of the following by Lessor from Lessee no less than three (3) Business Days before Delivery in form and substance satisfactory to Lessor (acting reasonably):

(a)	Constitutional Documents: a copy of the constitutional documents of Lessee;

(b)

Resolutions: to the extent required by Applicable Law, a certified copy of a resolution of the relevant corporate body of Lessee (general shareholder’s meeting or meeting of the board of directors) approving the terms of, and the transactions contemplated by, the Operative Documents to which Lessee is a party, resolving that it enter into the Operative Documents to which it is a party, and authorizing a specified individual or individuals to execute the Operative Documents to which it is a party and accept delivery of the Leased Property on its behalf or such other written evidence of appropriate corporate action, duly authorizing the leasing of the Aircraft hereunder and the execution, delivery and performance of the Operative Documents to which Lessee is a party;

(c)	Operative Documents: a copy of each of the Operative Documents to which Lessee is a party, duly executed by Lessee, including the chattel paper original counterpart of this Agreement;

(d)

Opinion: (i) an opinion from independent counsel to Lessee, at Lessee’s cost, as to such State of Organization law matters as are customarily opined in connection with transactions of the type contemplated by the Operative Documents to which Lessee is a party and (ii) an opinion from counsel to Lessor, at Lessor’s cost, as to such matters as Lessor may reasonably request;

(e)

Approvals: evidence of the issuance of each approval, license and consent which may be required in relation to, or in connection with, the performance by Lessee of its obligations under the Operative Documents to which Lessee is a party or for the operation of the Aircraft, including, but not limited to, those relating to foreign exchange controls;

(f)

Filings and Registrations: evidence that the Aircraft has been or will be at Delivery validly registered with the FAA (at its own cost, Lessor will have or will have at Delivery taken all actions that may only be taken by Lessor as owner of the Aircraft in connection with the initial registration of the Aircraft with the FAA) and that this Agreement and all other requisite filings, registrations, recordings and other actions have been (or will be at Delivery) taken or made with the FAA, the International Registry, the State of Organization or the Habitual Base that are necessary or advisable to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect the property rights of Owner, Lessor and any Financing Party in the Leased Property;

(g)

Licenses: copies of Lessee’s air transport licenses and air operator’s certificate and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

(h)	Certificate: a certificate of a duly authorized officer of Lessee:

(i)	setting out a specimen of each signature of an officer of Lessee referred to in Section 3.1(b); and

(ii)	certifying that each copy of a document specified in Sections 3.1(a) and (b) is correct, complete and in full force and effect;

(i)

Insurances: certificates of insurance, certificates of reinsurance, insurance brokers’ undertakings, reinsurance broker’s undertakings and other evidence satisfactory to Lessor that Lessee is and will be in compliance with the provisions of this Agreement as to insurances on and after Delivery;

(j)

Authority Letters: (i) letters from Lessee addressed to any ATC/Airport Authority designated by Lessor (including Eurocontrol if applicable) pursuant to which Lessee authorizes such authority to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by Lessee to such authority in respect of all aircraft (including the Aircraft) operated by Lessee and (ii) a letter from Lessee, in form and substance reasonably satisfactory to Lessor, addressed to any relevant Government Entity designated by Lessor in which Lessee authorises Lessor to monitor Lessee’s performance of its obligations under Applicable Laws relating to emissions trading schemes;

(k)	Maintenance Program: a certified copy of the Approved Maintenance Program; and

(l)	General: such other documents as Lessor may reasonably request, provided that Lessor makes such request sufficiently in advance of Delivery to allow Lessee to produce such documents.

3.2	Lessor’s Other Conditions Precedent

The obligation of Lessor to deliver and lease the Leased Property under this Agreement is also subject to the following additional conditions precedent:

(a)	Representations and Warranties: the representations and warranties of Lessee under Sections 2.1 and 2.2 are correct and would be correct if repeated on Delivery; and

(b)	Payments: all payments due to Lessor under this Agreement on or before Delivery, including the Basic Rent due on the Delivery Date and the Security Deposit shall have been received by Lessor.

3.3	Lessor’s Waiver

The conditions specified in Sections 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied and Lessor (in its absolute discretion) nonetheless agrees to deliver the Leased Property to Lessee, then Lessee will ensure that those conditions are fulfilled within fifteen (15) days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

3.4	Lessee’s Conditions Precedent

Lessee’s obligation to accept the Leased Property on lease from Lessor under this Agreement is subject to the satisfaction by Lessor of the following conditions precedent:

(a)	Representations and Warranties: the representations and warranties of Lessor under Section 2.4 are correct and would be correct if repeated on Delivery;

(b)

Delivery Condition: Lessee having inspected the Aircraft and the Aircraft Documents and determining that the Leased Property meets the condition set forth in Annex 1 to Schedule 2 (the “Delivery Condition”), except for (i) any discrepancies that may be noted in the Annex 2 to the Certificate of Delivery Condition provided that Lessee is satisfied with plans for any proposed remedial action and (ii) any other discrepancies that may be noted in Annex 2 to the Certificate of Delivery Condition, in each case as more particularly addressed in clause 3 of Schedule 2; and

(c)	Operative Documents: Lessee shall have received a copy of each of the Operative Documents to which Lessee is a party, duly executed by the parties thereto.

3.5	Lessee’s Waiver

The conditions specified in Section 3.4 are for the sole benefit of Lessee and may be waived or deferred in whole or in part and with or without conditions by Lessee.

3.6	Post-Closing Matters

Lessee shall provide, at its sole cost and expense, promptly and in any case within ten (10) Business Days of the Delivery Date:

(a)	evidence that the requisite filings, registrations, recordings and other actions referred to in Section 3.1(f) have been made;

(b)	a copy of the filing evidence of the Uniform Commercial Code UCC-1 financing statement to be filed with the Secretary of State of Lessee’s State of Incorporation;

(c)	a copy of the certificate of airworthiness relating to the Aircraft issued by the Aviation Authority;

(d)	a certified copy of:

(i)	Lessee’s Approved Maintenance Program referring to the Aircraft;

(ii)	Lessee’s air operator’s certificate with the updated operation specifications including the Aircraft; and

(iii)

copies of all required communications licenses for the avionics and communications equipment installed on the Aircraft (including a copy of the noise certificate) and any other licenses, certificates and permits required to be maintained by Lessee for the public transport of passengers and cargo by aircraft; and

(e)	a copy of the permanent certificate of registration for the Aircraft showing due registration in the name of Lessor.

4	Commencement

4.1	Agreement to Lease

(a)

Lessor will lease the Leased Property to Lessee and Lessee will take possession and accept Delivery of the Leased Property on lease at the Delivery Location on the Delivery Date in accordance with the Operative Documents to which Lessee is a party for the duration of the Term.

(b)	Lessor and Lessee intend that this Agreement shall constitute a “true lease” and a lease for all United States federal income tax purposes.

4.2	Delivery

Subject to the satisfaction, waiver or deferral of the conditions precedent set out in Sections 3.1, 3.2 and 3.4 in accordance with Sections 3.3 and 3.4 (as appropriate) hereof, Lessor shall tender the Leased Property for delivery to Lessee at the Delivery Location and Lessee shall accept the Leased Property “as is, where is” with all faults and subject to Lessee’s having exercised its rights to inspect the Leased Property in accordance with the procedures described in Schedule 2.

4.3	Delayed Delivery

If, as a result of the occurrence of damage to the Aircraft not constituting a Total Loss, or any Excusable Delay, Lessor delays in the delivery of, or fails to deliver, the Aircraft pursuant to the terms of this Agreement on the Scheduled Delivery Date, and so long as such failure does not result from the gross negligence or willful misconduct of Lessor, then in any such case:

(a)	Lessor will not be responsible for any losses, including loss of profit, costs or expenses arising from or in connection with the delay or failure suffered or incurred by Lessee; and

(b)

if the Aircraft is not in the condition provided in Annex 1 to Schedule 2 on or prior to the date which is one hundred and eighty (180) days following the Scheduled Delivery Date, subject to Clause 3.4 with respect to the Delivery Condition, Lessee may terminate this Agreement upon giving five (5) Business Days prior written notice to the other, in which event neither Lessor nor Lessee shall have any further obligations under this Agreement except for Lessor’s obligation to return to Lessee an amount equal to the Security Deposit and any pre-paid Basic Rent (in each case, to the extent received by Lessor), in accordance with Section 7.4.

4.4	Acceptance and Risk

(a)

The Leased Property will be delivered to, and will be accepted by, Lessee at the Delivery Location on the Delivery Date immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral).

(b)

Immediately following satisfaction of the conditions precedent specified in Sections 3.1, 3.2 and 3.4 (or their waiver or deferral by the party entitled to grant such waiver or deferral), Lessee and Lessor shall forthwith complete the annexes to the Certificate of Delivery Condition specifying, among other things, the maintenance status of the Airframe, Engines, APU and Landing Gear, and Lessor and Lessee shall sign and deliver to each other the Certificate of Delivery Condition. Delivery of the signed Certificate of Acceptance and Certificate of Delivery Condition to Lessor shall constitute deemed delivery of the Aircraft to Lessee.

(c)

On and from Delivery, the Leased Property will be in every respect at the sole risk of Lessee, which will bear all risk of loss, theft, damage or destruction to the Leased Property from any cause whatsoever.

(d)

On or concurrent with Delivery, Lessee shall take all actions necessary to enable Lessor to cause the Aircraft to be registered with the FAA and permit the operation of the Aircraft by Lessee in its normal passenger and/or cargo operations, including if required, causing this Agreement and any other required documentation to be registered with the Aviation Authority.

5	Payments

5.1	Security Deposit

Lessor hereby acknowledges receipt of a portion of the Security Deposit. The balance of the Security Deposit shall be paid in accordance with Schedule 5 hereto. The Security Deposit shall be held by Lessor throughout the Term as security for the timely and faithful performance by Lessee of all of Lessee’s obligations under this Agreement. Lessor may use, apply or retain all or any portion of the Security Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by Lessee, or to apply towards losses or expenses Lessor may suffer or incur as a result of Lessee’s Default hereunder. If Lessor uses or applies all or any portion of the Security Deposit, such application shall not be deemed a cure of any Default, unless Lessee shall, within five (5) calendar days after written demand therefor, pay to Lessor in cash an amount sufficient to restore the Security Deposit to its full amount and the failure of Lessee to do so shall be a Default. The Security Deposit shall irrevocably and unconditionally become the property of Lessor to be held, retained, applied in accordance with the Lease and Lessor may commingle with its other funds all funds paid by Lessee in respect of the Security Deposit and shall not be required to segregate such funds. Lessee shall not be entitled to interest on the Security Deposit, and shall not assign, hypothecate or otherwise transfer its residual interest, if any, in such funds. Upon full performance by Lessee of all its obligations hereunder, and provided no Default or Event of Default shall have occurred and be continuing, Lessor shall promptly return the Security Deposit to Lessee.

5.2	Rental Periods

Rental Periods will commence on the Delivery Date and shall run consecutively for the duration of the Term as set forth in Schedule 5.

5.3	Basic Rent

(a)

Time of Payment: For each Rental Period during the Term, Lessee shall pay to Lessor or its order Basic Rent on each Rent Date. Lessee shall initiate payment adequately in advance of the Rent Date to ensure that Lessor receives the payment of Basic Rent on the Rent Date.

(b)	Amount: The Basic Rent payable in respect of each Rental Period will be the Basic Rent Amount due for that Rental Period.

5.4	Supplemental Rent

(a)

Amount: Lessee will pay to Lessor Supplemental Rent in relation to each calendar month (or portion thereof) during the Term on the fifteenth (15th) day of each calendar month (but not later than the Expiry Date for the last full calendar month and the portion of the calendar month in which the Expiry Date occurs) as follows:

(i)

in respect of the Airframe, Lessee shall pay (A) the Airframe 6-Year Check Supplemental Rent Rate (the “Airframe 6-Year Check Supplemental Rent”) and (B) the Airframe 12-Year Check Supplemental Rent Rate (the “Airframe 12-Year Check Supplemental Rent”), in each case, for that calendar month;

(ii)	in respect of each Engine, Lessee shall pay the Engine Supplemental Rent Rate for the Flight Hours operated in the previous calendar month (the “Engine Supplemental Rent”);

(iii)	in respect of each Engine, Lessee shall pay the Engine LLP Supplemental Rent Rate for the Flight Cycles operated in the previous calendar month (the “Engine LLP Supplemental Rent”);

(iv)	in respect of the Landing Gear, Lessee shall pay the Landing Gear Supplemental Rent Rate for that calendar month (the “Landing Gear Supplemental Rent”);

(v)	in respect of the APU, Lessee shall pay the APU Supplemental Rent Rate for the APU Hours operated in the previous calendar month (the “APU Supplemental Rent”); and

(vi)	in respect of the APU, Lessee shall pay the APU LLP Supplemental Rent Rate for the APU Cycles operated in the previous calendar month (the “APU LLP Supplemental Rent”).

(b)	Adjustment: The Supplemental Rent rates set forth in Section 5.4(a) shall be adjusted as follows:

(i)

the Airframe 6-Year Supplemental Rent Rate, the Airframe 12-Year Supplemental Rent Rate, the Engine Supplemental Rent Rate, the Landing Gear Supplemental Rent Rate and the APU Supplemental Rent Rate are based on January 2021 Dollars and each such rate, as otherwise adjusted by this Section 5.4(b), shall be increased on the first calendar day of each January during the Term starting in January 2022 at an annual rate of 1.5%, and the adjusted amounts of such rates as of the Delivery Date shall be set forth on the Certificate of Delivery Condition and, absent manifest error, shall be binding on Lessor and Lessee;

(ii)

the Engine LLP Supplemental Rent Rate and the APU LLP Supplemental Rent Rate shall be increased on the first calendar day of each January during the Term starting in January 2022 based on changes in the then current Engine Manufacturer’s and APU Manufacturer’s catalog list prices for Engine LLP’s and APU LLP’s, respectively, and the adjusted Engine LLP Supplemental Rent Rate and the adjusted APU LLP Supplemental Rent Rate as of the Delivery Date shall be set forth on the Certificate of Delivery Condition and, absent manifest error, shall be binding on Lessor and Lessee; and

(iii)

the Engine Supplemental Rent Rate is based upon an assumed average Flight Hour-to-Flight Cycle ratio of 2.0 assuming a standard operating environment at 10% de-rate; if any Engine’s average Flight Hour-to-Flight Cycle ratio is less than or greater than the assumed average Flight Hours to Flight Cycle ratio in any 12-month period (or portion thereof) commencing on the first day of the month in which the first anniversary of the Delivery Date occurs and thereafter on each anniversary of such date during the Term or the actual de-rate is less than or greater than the assumed de-rate of 10%, then (A) the Engine Supplemental Rent Rate for the next 12-month period shall be the amount set forth below (as otherwise adjusted by this Section 5.4(b)) per Flight Hour and (B) Lessee shall pay to Lessor the amount set forth below (as otherwise adjusted by this Section 5.4(b)) per Flight Hour for the previous 12-month period. Lessee shall pay any additional amounts required hereunder within five (5) Business Days of receipt from Lessor of notice of such required payment. If the Engine Supplemental Rent Rate for the preceding 12 months is less than the amounts paid by Lessee during such period, Lessor shall grant Lessee a credit for the amounts overpaid, which may be utilized by Lessee to offset future Engine Supplemental Rent payments.

	0% de- rate	5% de- rate	10% de- rate	15% de- rate	20% de- rate
Flight Hour- to-Flight Cycle Ratio	Amount per Flight Hour (US$)	Amount per Flight Hour (US$)	Amount per Flight Hour (US$)	Amount per Flight Hour (US$)	Amount per Flight Hour (US$)
1	502	465	300	293	370
1.5	323	291	210	245	221
2.0	222	208	180	170	162
2.5	188	168	155	143	138
3.0	163	145	135	128

The relevant Engine Supplemental Rent Rates for intermediate Flight Hour to Flight Cycle ratios falling between the values referenced above shall be determined by linear interpolation of the amounts set forth therein.

If during Lessee’s operation of the Aircraft, more than 25% of flights (in a 12- month period as previously defined) are operated within OEM defined severe environment operator, Lessor and Lessee agree to enter into good faith negotiations to amend the above table in accordance with OEM guidance for SEO operations.

5.5	Charged Moneys

(a)

Lessee acknowledges that the Supplemental Rent constitutes supplemental Rent payable for the use of the Aircraft and shall irrevocably and unconditionally become the unencumbered property of Lessor upon payment thereof by Lessee, free of any claims or rights thereto by Lessee.

(b)

Notwithstanding the intent of Lessor and Lessee stated in Sections 5.1 and 5.5(a), if and to the extent that the Supplemental Rent, or any part thereof, under any Applicable Law or otherwise, is determined to constitute security deposits or otherwise the property of Lessee or a debt owed to Lessee, or that Lessee shall have any interest in the Supplemental Rent, then Lessee and Lessor agree that Sections 5.5(b)(i) and (ii) below shall apply to the Supplemental Rent (as the case may be) (collectively, the “Charged Moneys”):

(i)

to the fullest extent permitted by law and by way of continuing security, Lessee grants a Security Interest in the Charged Moneys and all rights of Lessee to payment thereof, the debt represented thereby and all interest thereon and/or any and all interest of Lessee therein to Lessor by way of first priority Security Interest as security for Lessee’s obligations and liability under the Operative Documents to which Lessee is a party (the “Secured Liabilities”). Except as expressly permitted under this Agreement, Lessee will not be entitled to payment of the Charged Moneys. Lessee will not assign, transfer or otherwise dispose of all or part of its rights or interest in the Charged Moneys and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor’s rights to the Charged Moneys.

(ii)

If any Event of Default has occurred and is continuing, Lessor may immediately or at any time thereafter (so long as such Event of Default is continuing), without prior notice to Lessee, (1) offset all or any part of Secured Liabilities against the liabilities of Lessor in respect of the Charged Moneys, or (2) apply or appropriate the Charged Moneys in or towards the payment or discharge of Secured Liabilities in such order as Lessor sees fit. Upon any offset or application of any portion of the Charged Moneys to the Secured Liabilities, Lessee shall immediately pay to Lessor an amount equal to the amount of the Charged Moneys so offset or applied.

5.6	Payments

(a)

All payments of Rent by Lessee to Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds, settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars by telegraphic transfer to the bank and account for Lessor identified in Schedule 5, or to such other account in North America or the European Union as Lessor may direct by at least five (5) Business Days prior written notice.

(b)	If any Rent or other payment would otherwise become due on a day which is not a Business Day, it shall be due on the immediately preceding Business Day.

(c)

From time to time as requested by Lessor, Lessee will complete and fax or email to Lessor a wire transfer disbursement report stating (i) the amount of the payment being made by Lessee, (ii) the allocation of such payment to the Security Deposit, Basic Rent, Supplemental Rent, interest at the Overdue Rate, indemnity payments and other charges, and (iii) if any payment includes Supplemental Rent, the allocation of such payment of Supplemental Rent to the applicable Supplemental Rent categories. Notwithstanding the allocation set forth in Lessee’s report, during the continuance of an Event of Default, Lessor will have complete discretion to allocate all payments by Lessee as Lessor determines.

(d)

All payments to Lessee by Lessor under this Agreement will be made for value on the due date, for the full amount due, in Dollars and in same day funds, by telegraphic transfer to such bank and account for Lessee as Lessee may direct by at least five (5) Business Days prior written notice to Lessor.

5.7	Gross-up

(a)

All payments by Lessee under or in connection with the Operative Documents will be made without offset or counterclaim, free and clear of and without deduction or withholding for or on account of any Taxes.

(b)	All Taxes (other than Non-Indemnified Taxes) in respect of payments under the Operative Documents shall be for the account of Lessee.

(c)

If Lessee is compelled by law to make payment to an Indemnitee under or in connection with the Operative Documents subject to any Tax and such Indemnitee does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under the Operative Documents (other than Non-Indemnified Taxes that Lessee is compelled by law to deduct or withhold), Lessee will pay all necessary additional amounts to ensure receipt by such Indemnitee of the full amount (other than Non-Indemnified Taxes that Lessee is compelled by law to deduct or withhold) provided for under the Operative Documents.

(d)

As soon as practicable, but in any event within thirty (30) days after Lessee makes any withholding from any amount payable to a Tax Indemnitee under any of the Operative Documents, Lessee shall deliver to such Tax Indemnitee a receipt or other document, reasonably satisfactory to such Indemnitee and reasonably obtainable by Lessee, evidencing such withholding and the payment of the amount withheld to the relevant governmental authority, for the purpose of enabling such Tax Indemnitee to substantiate a claim for credit or deduction for income tax purposes of the amounts so withheld.

5.8	Taxation

(a)

Lessee will immediately on demand pay and indemnify and hold harmless each Tax Indemnitee against all Taxes (other than Non-Indemnified Taxes) levied or imposed against or upon such Tax Indemnitee and relating to or attributable to Lessee, the Operative Documents or the Leased Property directly or indirectly in connection with the manufacture, possession, transfer of title, import, export, positioning, location, repossession, delivery, performance, management, registration (or non-registration), deregistration, control, management, testing, storage, maintenance, condition, service, repair, inspection, transportation, modification, overhaul, refurbishment, replacement, removal (permanent or temporary), interchange, pooling, alteration, leasing, subleasing, chartering, wet leasing, financing, refinancing, mortgaging, ownership, design, use, redelivery, environmental damage, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) or the Aircraft Documents or any rent, receipts, insurance proceeds, income or other amounts arising therefrom whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing, use or otherwise or to any maintenance, service, repair, overhaul, or to any other reason whatsoever (whether similar to any of the foregoing or not), and regardless of when the same arises or whether it arises out of or is attributable to any act or omission of any Tax Indemnitee.

(b)

If any Tax Indemnitee shall, based upon its own reasonable interpretation of any relevant laws or regulations, realize any Tax savings (by way of refund, deduction, credit or otherwise) in respect of any amount with respect to which Lessee shall have made a payment (or increased payment) pursuant to Section 5.7, 5.9 or 5.11 or shall have indemnified such Tax Indemnitee pursuant to Section 5.8(a), or in respect of the occurrence or transaction which gave rise to such payment or indemnification, and such Tax savings shall not have been taken into account previously in calculating any indemnity payment made by Lessee, then such Tax Indemnitee shall, to the extent that it can do so without prejudice to the retention of the relevant savings and subject to Lessee’s obligations to repay such amount to such Tax Indemnitee if the relevant savings are subsequently disallowed or cancelled, pay to Lessee such amount as such Tax Indemnitee shall in its reasonable opinion have concluded to be the amount of such Tax savings (together with, in the case of a refund, any interest received thereon);

provided, that such Tax Indemnitee shall not be obliged to make any payment to Lessee pursuant to this Section 5.8(b) to the extent that the amount of any Tax savings in respect of which such payment is to be made would exceed the aggregate amount of all prior payments made by Lessee to, on behalf of or as indemnification of such Tax Indemnitee under this Agreement for Taxes less the amount of all prior payments made pursuant to this Section 5.8(b) in respect of such Tax savings. Lessee acknowledges that nothing contained in this Section 5.8(b) shall interfere with the right of any Tax Indemnitee to arrange its tax affairs in whatsoever proper manner it thinks fit (or give Lessee any right to investigate, or impose any obligation on any Tax Indemnitee to disclose, the same) and, in particular, no Tax Indemnitee shall be under any obligation to claim any Tax savings in priority to any other savings available to it.

5.9	Value Added Tax

(a)

For purposes of this Section 5.9, “VAT” means value added tax and any goods and services, sales or turnover tax, imposition or levy of a similar nature, penalties, fines, surcharges and interest thereon and additions thereto (but excluding, for the avoidance of doubt, Non-Indemnified Taxes) and “supply” includes anything on or in respect of which VAT is chargeable.

(b)	Lessee shall pay each Tax Indemnitee or the relevant taxing authority, as the case may be, the amount of any VAT chargeable in respect of any supply for VAT purposes under the Operative Documents.

(c)

Each amount stated as payable by Lessee under the Operative Documents is exclusive of VAT (if any), and if VAT is payable in respect of any amount payable by Lessee under the Operative Documents, Lessee shall, pay all such VAT and shall indemnify each Tax Indemnitee against any claims for the same, and where appropriate Lessee shall increase the payments that would otherwise be required to be made under the Operative Documents so that such Tax Indemnitee is left in the same position as it would have been had no VAT been payable. Lessee shall provide evidence to Lessor, if available, in respect of payment of any VAT paid by Lessee with respect to the Operative Documents.

5.10	Information

If Lessee is required by any Applicable Law, or by any third party, to deliver any report or return in connection with any Taxes, then Lessee will duly complete the same and, in particular, will not state therein that any Person other than Lessee is responsible for the use and operation of the Aircraft and for the Taxes (other than Non-Indemnified Taxes) arising therefrom, and Lessee will, on request, supply a copy of the report or return to any Tax Indemnitee. If Lessee requires any information or cooperation from any Tax Indemnitee in order to satisfy its obligations as set forth above, such Tax Indemnitee shall promptly furnish such information or cooperation as Lessee may reasonably request in writing.

5.11	Taxation of Indemnity Payments

(a)

If and to the extent that any sums payable to any Tax Indemnitee by Lessee under the Operative Documents by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for such Tax Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse such Tax Indemnitee for the cost incurred by it to a third party (including any taxation authority), Lessee will pay to such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied, leave such Tax Indemnitee with the same amount as it would have been entitled to receive in the absence of that liability, together with interest on the amount of the deficit at the Overdue Rate in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

(b)

If and to the extent that any sums constituting (directly or indirectly) an indemnity to any Tax Indemnitee but paid by Lessee to any Person other than such Tax Indemnitee are treated as taxable in the hands of such Tax Indemnitee, then Lessee will pay to such Tax Indemnitee such sum as will, after the tax liability has been fully satisfied, indemnify such Tax Indemnitee to the same extent as it would have been indemnified in the absence of such liability, together with interest on the amount payable by Lessee under this Section 5.11(b) at the Overdue Rate in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment).

5.12	Default Interest

If Lessee fails to pay on the due date any amount payable under any of the Operative Documents to which it is a party, Lessee will pay on demand from time to time to any Indemnitee interest (both before and after judgment) at the Overdue Rate on such amount from the due date to the day of payment in full by Lessee to such Indemnitee. All such interest shall be compounded monthly and calculated on the basis of the actual number of days elapsed assuming a year of 360 days.

5.13	Contest

If a written claim is made against any Tax Indemnitee for or with respect to any Taxes (other than Non-Indemnified Taxes), such Tax Indemnitee shall promptly notify Lessee. If reasonably requested by Lessee in writing within 30 days after such notification, but only so long as no Default has occurred and is continuing, such Tax Indemnitee shall, upon receipt of indemnity satisfactory to such Tax Indemnitee and at the expense of Lessee (including all costs, expenses, losses, legal and accountants’ fees and disbursements, penalties and interest), in good faith contest or to the extent permissible by Applicable Law allow Lessee to contest in Lessee’s or such Tax Indemnitee’s name, other than the Financing Parties, the validity, applicability or amount of such Taxes by either (i) resisting payment thereof if practicable and permitted by Applicable Law or (ii) if payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, and in the contest of any such claim by any Tax Indemnitee, such Tax Indemnitee shall apprise Lessee of all material developments with respect to such contest, shall forward copies of all material submissions made in such contest and shall materially comply in good faith with any reasonable request concerning the conduct of any such contest; provided, that no Tax Indemnitee shall be obliged to take any such action:

(a)	that such Tax Indemnitee considers, in its reasonable discretion, may prejudice it; or

(b)	that such Tax Indemnitee reasonably considers does not have a reasonable prospect of success; or

(c)	for which Lessee has not made adequate provision to the reasonable satisfaction of such Tax Indemnitee in respect of the expense concerned; or

(d)

that gives rise to any material risk of the Aircraft or any interest of any Tax Indemnitee in the Aircraft being sold, forfeited or otherwise lost, or of criminal liability on the part of any Tax Indemnitee.

If any Tax Indemnitee, in accordance with the foregoing, determines to pay such Taxes and seek a refund, Lessee shall either pay such Taxes on such Tax Indemnitee’s behalf and pay such Tax Indemnitee any amount due with respect to such payment or shall promptly reimburse such Tax Indemnitee for such Taxes. If any Tax Indemnitee shall obtain a refund of all or any part of such Taxes paid by Lessee, such Tax Indemnitee shall pay Lessee the amount of such refund; provided, that such amount shall not be payable before such time as Lessee shall have made all payments or indemnities to any Tax Indemnitee then due with respect to Taxes and so long as no Default has occurred and is continuing. If in addition to such refund any Tax Indemnitee shall receive an amount representing interest, attorneys’ fees or any other amount with respect to such refund, Lessee shall be paid that proportion of such interest, attorneys’ fees or any other amount which is fairly attributable to the Taxes paid by Lessee prior to the receipt of such refund. No Tax Indemnitee shall enter into a settlement or other compromise with respect to, or otherwise concede, any claim by a taxing authority on account of Taxes being contested by Lessee pursuant to this Section 5.13 without the written consent of Lessee, which consent shall not be unreasonably withheld, unless either (x) a Default has occurred and is continuing or (y) such Tax Indemnitee waives its right to be indemnified by Lessee with respect to such claim (but not with respect to any future claims).

5.14	Absolute

This Agreement is a net lease. Lessee’s obligation to pay all Rent under this Agreement are absolute and unconditional irrespective of any contingency whatever including (but not limited to):

(a)	any right of offset, counterclaim, recoupment, reduction, defense or other right which either party to this Agreement may have against the other;

(b)

any unavailability of the Aircraft for any reason, including a requisition of the Aircraft or any prohibition or interruption of, interference with or other restriction against Lessee’s use, operation or possession of the Aircraft;

(c)

any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Total Loss in respect of or any damage to the Aircraft;

(d)	any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

(e)	any invalidity, unenforceability or lack of due authorization of, or other defect in, this Agreement; or

(f)	any other cause which, but for this provision, would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement;

provided always, however, that this Section 5.14 shall be without prejudice to Lessee’s right to claim damages and other relief and remedies from the courts against Lessor or any other Person.

6	Manufacturer’s and Other Warranties

6.1	Assignment

Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, and any unexpired customer and/or product support given or provided in respect of the Aircraft, any Engine or Part by any manufacturer, vendor, maintenance performer, subcontractor or supplier. Unless an Event of Default shall have occurred and be continuing, Lessor hereby authorizes Lessee during the Term to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part, and Lessee agrees to diligently pursue any such claim that arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim. Lessor will provide such assistance to Lessee in making a claim under any such warranties or customer and/or product support as Lessee may reasonably request, and, if requested by Lessee and at Lessee’s expense, will pursue a claim in its own name where the relevant manufacturer, vendor, maintenance performer, subcontractor or supplier has refused to acknowledge Lessee’s right to pursue that claim, but subject to Lessee first ensuring that Lessor is indemnified and secured to Lessor’s reasonable satisfaction against all losses, damages, costs, expenses and liabilities (including fees and disbursements) that Lessor may incur in the taking of any such actions. If it is otherwise impossible to pursue any warranty claim, Lessor shall, if permitted by Applicable Law and provided no Event of Default has occurred and is continuing, assign the relevant warranties or similar rights to Lessee. Under such circumstances Lessor agrees to execute such further documentation as Lessee may reasonably request in order to give full effect to the foregoing.

6.2	Proceeds

All proceeds of any such claim as is referred to in Section 6.1 and which exceed US$100,000.00 will be paid directly to Lessor at the account referenced in Section 5.6(a) and set forth in Schedule 5, but if and to the extent that such claim relates:

(a)	to defects affecting the Aircraft which Lessee has rectified; or

(b)	to costs incurred by Lessee in pursuing such claim (whether or not proceeds of such claim are payable to Lessee),

and provided no Default or Event of Default shall have occurred and be continuing, Lessor will promptly reimburse Lessee for its relevant costs, but, in the case of (a), only on receipt of evidence reasonably satisfactory to Lessor that Lessee has rectified the relevant defect.

6.3	Parts

Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, maintenance performer, subcontractor or supplier as a replacement for a defective Engine or Part pursuant to the terms of any warranty or customer and/or product support arrangement comply with Section 8.13(a), are installed on the Aircraft promptly, and that title thereto vests in Owner in accordance with Section 8.17(b). On installation those items will be deemed to be an Engine or Part, as applicable.

6.4	Lessee Agreements with Vendors

To the extent any warranties or customer and/or product support relating to the Aircraft are made available under an agreement between any Manufacturer, vendor, maintenance performer, subcontractor or supplier and Lessee, this Section 6 is subject to that agreement. However, Lessee will:

(a)

pay the proceeds of any claim thereunder that exceed US$250,000 to Lessor at the account set forth in Section 5.6(a) to be applied pursuant to Section 6.2 and, pending such payment, will hold the claim and the proceeds in trust for Lessor; and

(b)

take all such steps as are necessary and requested by Lessor at the end of the Term to ensure the benefit of any of those warranties or customer and/or product support which have not expired are vested in Lessor.

6.5	Lessee Warranties

Lessee acknowledges that during the Term it might contract with Manufacturers, maintenance and overhaul agencies, subcontractors, suppliers and vendors (each an “MRO”) to maintain, provide and service the Airframe, Engines and Parts. At Redelivery, Lessee will irrevocably assign to Lessor all of Lessee’s rights regarding the Aircraft under any warranty (express or implied), service policy, maintenance or product agreement provided by any MRO to the extent that such rights are assignable. After Redelivery, Lessee if requested by Lessor and at Lessor’s expense, (i) will provide such assistance to Lessor in making a claim under any such warranties or customer and/or product support as Lessor may reasonably request and (ii) will on Lessor’s behalf pursue a claim in its own name where the relevant MRO has refused to acknowledge Lessor’s right to pursue a claim on enforcement of all such rights that are not assignable.

6.6	Final Maintenance Performer Warranties

To the extent that Lessee uses a Final Maintenance Performer for the Redelivery, Lessee will cause its maintenance contracts with each Final Maintenance Performer to contain a provision, satisfactory in form and substance to Lessor (acting reasonably), expressly stating that all warranties (express or implied) and product support is made for the benefit of Lessor and its assigns and may be relied upon and enforced directly by Lessor and its assigns without the involvement of Lessee.

7	Lessor’s Covenants and Disclaimers

7.1	Quiet Enjoyment

Provided that no Default or Event of Default shall have occurred and be continuing, none of Lessor, any Owner, any Financing Party or any other Person claiming by, through or on account of any of such parties will interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee.

7.2	Lessor’s Maintenance Contribution

Subject to the satisfaction of the conditions set forth in Section 7.2(g) hereof, Lessor agrees to contribute to the actual costs incurred by Lessee, and shall reimburse Lessee for the following Reimbursable Expenses in respect of the following Qualifying Maintenance Events.

(a)	Airframe Reimbursable Expenses:

(i)	Lessee’s Actual Cost incurred in completing an Airframe 6-Year Check, but not including any Excluded Costs, shall constitute “Airframe 6-Year Check Reimbursable Expenses”.

(ii)

(1) At least 30 days prior to the scheduled induction date of the Aircraft for an Airframe 6-Year Check, Lessee shall present the workscope of such Airframe 6-Year Check and the estimated cost of the Airframe 6-Year Check Reimbursable Expenses for approval by Lessor.

(2) Upon the completion of an Airframe 6-Year Check, Lessee shall present written evidence satisfactory to Lessor as to the completion of such Airframe 6-Year Check (in any case by no later than three (3) months following the completion of such maintenance). Such evidence shall include a full hard copy or digital copy of the entire maintenance event and a list of all routine and non-routine work cards with corresponding references to the MPD and an itemized labor and materials report.

(3) Upon receipt of the foregoing documentation, Lessee may request payment of, and Lessor agrees to contribute an amount equal to the lesser of (i) the Airframe 6-Year Check Reimbursable Expenses, or (ii) an amount equal to (x) all Airframe 6-Year Check Supplemental Rent previously paid by Lessee under this Agreement as of the date of completion of the Airframe 6-Year Check, minus (y) any previous payments by Lessor in respect of any Airframe 6-Year Check Reimbursable Expenses.

(iii)

With respect to the first Airframe 6-Year Check accomplished during the Term following the Delivery Date, in the event the Airframe 6-Year Check Reimbursable Expenses exceed the amount of Airframe 6-Year Check Supplemental Rent previously paid by Lessee under this Agreement as of the date of completion of the Airframe 6-Year Check, Lessor shall contribute to the costs of the Airframe 6-Year Check and pay an additional amount equal to the lesser of (A) the difference between the 6-Year Check Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(a)(ii)(3) above, and (B) the product of: (x) the number of months utilized in respect of the Airframe between the date of the last Airframe 6-Year Check before the Delivery Date and the Delivery Date, multiplied by (y) the Airframe 6-Year Check Supplemental Rent Rate as in effect on the Delivery Date.

(iv)	Lessee’s Actual Costs incurred in completing an Airframe 12-Year Check, but not including any Excluded Costs, shall constitute “Airframe 12-Year Check Reimbursable Expenses”.

(v)

(1) At least 30 days prior to the scheduled induction date of an Aircraft for an Airframe 12-Year Check, Lessee shall present the workscope of such Airframe 12-Year Check and the estimated cost of the Airframe 12-Year Check Reimbursable Expenses for approval by Lessor.

(2) Upon the completion of an Airframe 12-Year Check, Lessee shall present written evidence satisfactory to Lessor as to the completion of such Airframe 12-Year Check (in any case by no later than three (3) months following completion of such maintenance). Such evidence shall include a full hard copy or digital copy of the entire maintenance event and a list of all routine and non-routine work cards with corresponding references to the MPD and an itemized labor and materials report.

(3) Upon receipt of the foregoing documentation, Lessee may request payment of, and Lessor agrees to contribute an amount equal to the lesser of (i) the Airframe 12-Year Check Reimbursable Expenses or (ii) an amount equal to: (x) all Airframe 12-Year Check Supplemental Rent previously paid by Lessee under this Agreement as of the date of completion of the Airframe 12- Year Check, minus (y) any previous payments by Lessor in respect of any Airframe 12-Year Check Reimbursable Expenses.

(vi)

With respect to the first Airframe 12-Year Check accomplished following the Delivery Date during the Term, in the event the Airframe 12-Year Check Reimbursable Expenses exceed the amount of Airframe 12-Year Check Supplemental Rent previously paid by Lessee under this Agreement as of the date of completion of the Airframe 12-Year Check, Lessor shall contribute an additional amount to the costs of the Airframe 12-Year Check and pay an amount equal to the lesser of (A) the difference between the 12-Year Check Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(a)(v)(3) above and the product of: (x) the number of months utilized in respect of the Airframe between the date of the last Airframe 12- Year Check before the Delivery Date and the Delivery Date, multiplied by (y) the Airframe 12-Year Check Supplemental Rent Rate as in effect on the Delivery Date towards Lessee’s cost of the Airframe 12-Year Check in question.

(b)	Engine Reimbursable Expenses:

(i)

Lessee’s Actual Costs incurred in completing an Engine Performance Restoration Shop Visit of an Engine during the Term, but not including any Excluded Costs, shall constitute “Engine Reimbursable Expenses”.

(ii)

(1) At least 90 days prior to the scheduled induction date of an Engine for an Engine Performance Restoration Shop Visit, Lessee shall present the workscope of such Engine Performance Restoration Shop Visit and the estimated cost of the Engine Reimbursable Expenses for approval by Lessor.

(2) Upon accomplishment of any Engine Performance Restoration Shop Visit for an Engine, Lessee, within six months of such accomplishment (but in any case no later than six (6) months following the completion of such maintenance), shall present written evidence satisfactory to Lessor as to the completion of such Engine Performance Restoration Shop Visit and the amount of Engine Reimbursable Expenses for approval by Lessor. Such evidence shall include a full hardcopy or digital copy of the entire maintenance event and a description of the reason for removal, a shop tear down report, a shop-findings report, a full description of the workscope of the Engine Performance Restoration Shop Visit and complete disk records for such Engine both prior to and after the Engine Performance Restoration Shop Visit. Both the invoice supplied by the Engine repair facility and that submitted by Lessee to Lessor with respect to such Engine will state whether or not credits were provided due to life remaining on any Parts removed from such Engine and the amount of any such credits will be itemized.

(3) Upon receipt of the foregoing documentation, Lessee may request payment of, and Lessor agrees to contribute an amount equal to the lesser of (i) the Engine Reimbursable Expenses with respect to such Engine or (ii) an amount equal to (x) all Engine Supplemental Rent previously paid by Lessee with respect to such Engine pursuant to this Agreement as of the date of completion of the Engine Performance Restoration Shop Visit, minus (y) all previous payments by Lessor under this Section 7.2(b)(ii) with respect to such Engine.

(iii)

With respect to the first such Engine Performance Restoration Shop Visit for an Engine to be accomplished following the Delivery Date during the Term, in the event the Engine Reimbursable Expenses exceed the amount of Engine Supplemental Rent previously paid by Lessee under this Agreement as of the date of completion of the Engine Performance Restoration Shop Visit, Lessor shall contribute an additional amount to the costs of the Engine Performance Restoration Shop Visit and pay an amount equal to the lesser of (A) the difference between the Engine Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(b)(ii)(3) and (B) an amount equal to the product of (x) the Flight Hours accumulated since the most recent Engine Performance Restoration Shop Visit for the Engine on the Delivery Date (for the avoidance of doubt such Flight Hours shall be taken from the Certificate of Delivery Condition) and (y) the Engine Supplemental Rent Rate as in effect on the Delivery Date.

(c)	Engine LLP Reimbursable Expenses:

(i)

During the performance of an Engine Performance Restoration Shop Visit for an Engine during the Term, in the event Lessee is obligated to replace an Engine LLP (the “Replaced LLP”) in accordance with the Approved Maintenance Program, Lessee’s Actual Cost to purchase a replacement Engine LLP (the “Replacement LLP”), but not including any Excluded Costs, shall constitute “Engine LLP Reimbursable Expenses”.

(ii)

(1) At least sixty (60) days prior to the scheduled induction date of an Engine for an Engine Performance Restoration Shop Visit, Lessee shall present the workscope of such Engine Performance Restoration Shop Visit and the estimated cost of the Engine Reimbursable LLP Expenses for approval by Lessor.

(2) Within six months following the accomplishment of any Engine Performance Restoration Shop Visit for an Engine (but in any case no later than six (6) months following completion of such maintenance), Lessee shall deliver written evidence satisfactory to Lessor as to the amount of Engine LLP Reimbursable Expenses for each Replacement LLP in accordance with the preceding Section 7.2(c)(i).

(3) Upon receipt of the foregoing documentation, Lessee may request payment of, and Lessor agrees to contribute, an amount equal to the product of the following formula with respect to such Replacement LLP:

(A – B) x D

C

Where

“A”	–	is the number of remaining Flight Cycles on the Replacement LLP at installation;

“B”	–	is the number of remaining Flight Cycles on the Replaced LLP at removal;

“C”	–	is the published Flight Cycle life limit of the Replacement LLP;

“D”	–	is the relevant Manufacturer’s catalog price for the Replacement LLP at the time of installation of the Replacement LLP or price paid;

Notwithstanding the foregoing formula, however, Lessor shall not be required to pay to Lessee pursuant to this Section 7.2(c) more than the lesser of (A) the Engine LLP Reimbursable Expenses with respect to such Replacement LLP, and (B) all Engine LLP Supplemental Rent previously paid by Lessee with respect to such Engine as of the date of completion of the Engine Performance Restoration Shop Visit minus all previous payments by Lessor under this Section 7.2(c)(ii)(3) with respect to such Engine. For the avoidance of doubt, title to the Replaced LLP’s will vest in Lessee at such time (and as otherwise provided) in Section 8.17(c) of this Agreement.

(iii)

With respect to the first such replacement of each Engine LLP during the performance of an Engine Performance Restoration Shop Visit for an Engine during the Term, in the event the Engine LLP Reimbursable Expenses with respect to such Replacement LLP exceed the amount of Engine LLP Supplemental Rent previously paid by Lessee under Section 7.2(c)(ii)(3) as of the date of completion of the Engine Performance Restoration Shop Visit, Lessor shall contribute to the costs of the Engine LLP replacement and pay an additional amount equal to the lesser of (A) the difference between the Engine LLP Reimbursable Expenses with respect to such Replacement LLP and the amount to be paid by Lessor pursuant to Section 7.2(c)(ii)(3) and (B) an amount (“D”) determined by the formula set forth below:

D = X×Y

where

“Y”	–	is an amount equal to the Manufacturer’s catalog price of such Replaced LLP on the Delivery Date; and

“X”	–	is a fraction, the numerator of which is the Flight Cycles consumed on such Replaced LLP on the Delivery Date and the denominator of which is the Flight Cycle life limit of such Replaced LLP.

(d)	Landing Gear Reimbursable Expenses:

(i)

Upon the performance by Lessee of a Landing Gear Overhaul during the Term in accordance with the Approved Maintenance Program, Lessee’s Actual Cost incurred in completing such Landing Gear Overhaul, but not including any Excluded Costs, shall constitute “Landing Gear Reimbursable Expenses”.

(ii)

(1) At least thirty (30) days prior to the scheduled induction date of a Landing Gear Overhaul, Lessee shall present the workscope of such Landing Gear Overhaul and the estimated cost of the Landing Gear Reimbursable Expenses for approval by Lessor.

(2) Upon accomplishment of a Landing Gear Overhaul during the Term in accordance with the Approved Maintenance Program, Lessee shall, within six months of such accomplishment (but in any case no later than six (6) months following completion of such maintenance), present written evidence satisfactory to Lessor as to the completion of such Landing Gear Overhaul, including a full hardcopy or digital copy of the entire maintenance event, and the amount of Landing Gear Reimbursable Expenses for approval by Lessor.

(3) Upon receipt of the foregoing documentation, Lessee may request payment of, and Lessor agrees to contribute an amount equal to the lesser of (i) the Landing Gear Reimbursable Expenses or (ii) an amount equal to (x) all Landing Gear Supplemental Rent previously paid by Lessee pursuant to this Agreement as of the date of completion of the Landing Gear Overhaul, minus (y) all previous payments by Lessor under this Section 7.2(d)(ii)(3).

(iii)

With respect to the first such Landing Gear Overhaul to be accomplished following the Delivery Date during the Term, in the event the Landing Gear Reimbursable Expenses exceed the amount specified in Section 7.2(d)(ii), Lessor shall contribute an additional amount equal to the lesser of (A) the difference between the Landing Gear Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(d)(ii)(3) and (B) an amount equal to the product of (x) the calendar months accumulated since the prior Landing Gear Overhaul of the Landing Gear on the Delivery Date and (y) the Landing Gear Supplemental Rent Rate as in effect on the Delivery Date.

(e)	APU Reimbursable Expenses:

(i)

Upon the accomplishment of any APU Basic Shop Visit of the APU during the Term in accordance with the Approved Maintenance Program, Lessee’s Actual Cost incurred in completing such APU Basic Shop Visit, but not including any Excluded Costs, shall constitute “APU Reimbursable Expenses”.

(ii)

(1) At least 30 days prior to the scheduled induction date of an APU for an APU Basic Shop Visit, Lessee shall present the workscope of such APU Basic Shop Visit and the estimated cost of the APU Reimbursable Expenses for approval by Lessor.

(2) Upon accomplishment of any APU Basic Shop Visit of the APU during the Term in accordance with the Approved Maintenance Program, Lessee shall, within six (6) months of such accomplishment (but in any case no later than six (6) months following completion of such maintenance), present written evidence satisfactory to Lessor as to the completion of such APU Basic Shop Visit, including a full hardcopy or digital copy of the entire maintenance event, and the amount of APU Reimbursable Expenses for approval by Lessor.

(3) Upon receipt of the foregoing documentation, Lessee may request payment of, and Lessor agrees to contribute, an amount equal to the lesser of (i) the APU Reimbursable Expenses or (ii) an amount equal to (x) all APU Supplemental Rent previously paid by Lessee for the APU pursuant to this Agreement as of the date of completion of the APU Basic Shop Visit, minus (y) all previous payments by Lessor under this Section 7.2(e)(ii).

(iii)

With respect to the first such APU Basic Shop Visit of the APU to be accomplished following the Delivery Date during the Term, in the event the APU Reimbursable Expenses exceed the amount specified in Section 7.2(e)(ii), the Lessor agrees to contribute an additional amount equal to the lesser of (A) the difference between the APU Reimbursable Expenses and the amount to be paid by Lessor pursuant to Section 7.2(e)(ii)(3) and (B) an amount equal to the product of (x) the APU Hours accumulated since the prior APU Basic Shop Visit on the Delivery Date and (y) the APU Supplemental Rent Rate as in effect on the Delivery Date.

(f)	APU LLP Reimbursable Expenses:

In determining the APU LLP Reimbursable Expenses for APU LLP replacement accomplished during any APU Basic Shop Visit, the terms and conditions of Section 7.2(c) pertaining to Engine LLP Reimbursable Expenses for Engine LLP replacement shall apply mutatis mutandis in respect of any APU LLP, whereby any references therein to an “Engine”, an “Engine LLP” and a “Flight Cycle” shall be deemed references to the “APU”, an “APU LLP”, and an “APU Cycle”, respectively.

(g)	Additional Provisions:

(i)

Reimbursable Expenses shall only be paid by Lessor provided that: (i) no Default or Event of Default has occurred and is continuing as at the date of the written request by Lessee; and (ii) Lessee first delivers written evidence satisfactory to Lessor as to the completion of the Qualifying Maintenance Event. Lessor may pay the Reimbursable Expenses either to Lessee, upon confirmation by Lessor that Lessee had paid the independent repair facility that performed such work, or directly to the independent repair facility performing such work if so instructed in writing by Lessee. Flight Hours and Flight Cycles since last maintenance events prior to Delivery shall be noted on the Certificate of Delivery Condition.

(ii)

Lessor shall not reimburse Lessee for the cost of repairs caused by accident, premature or catastrophic failure, foreign object damage, ingestion, faulty maintenance or installation, incident, improper operations, abuse, neglect or misuse, or costs covered by warranties, Manufacturer service bulletins or insurance (including deductibles), or the cost of modifications, interior reconfigurations, overhaul of a QEC, the accomplishment of Airworthiness Directives, elective Part replacement, late charges, mark-ups, interest, freight charges, handling fees, charges associated with the removal, installation, import or export of any Part (including an Engine), collectively Excluded Costs.

(iii)

Notwithstanding anything to the contrary contained in this Section 7.2, any such maintenance and the extent and nature of such maintenance to be performed shall be conducted by an Agreed Maintenance Performer. Lessor shall be entitled to have representatives present during the performance of such maintenance to oversee and approve all aspects of such performance, including the workscope thereof. Lessor shall be notified by Lessee prior to the commencement of any maintenance work described in this Section 7.2, including as to the Agreed Maintenance Performer and for Lessor’s approval of the workscope. If required by the Agreed Maintenance Performer, Lessee shall give written authorization to the Agreed Maintenance Performer granting Lessor and its representatives full access to the maintenance event and all documents and correspondence generated during and as a result of such maintenance event.

(iv)

Lessee acknowledges that Lessee is required to pay (A) the full cost of and to perform (or cause to be performed) any check, shop visit, overhaul or other maintenance required by the Approved Maintenance Program, whether or not Lessor is required to make any payments pursuant to this Section 7.2, and any costs incurred by Lessee in performing any such check, shop visit, overhaul or other maintenance required by the Approved Maintenance Program shall be for Lessee’s account solely, and (B) all relevant costs of all Qualifying Maintenance Events to the extent such costs are in excess of the Reimbursable Expenses explicitly to be paid by Lessor pursuant to this Section 7.2.

(v)

As soon as practicable but, in any case, within forty five (45) days after receipt of a claim for reimbursement of Reimbursable Expenses, Lessor shall (i) notify Lessee in writing of any portion of such claim to which it reasonably objects or for which it reasonably requires additional supporting documentation, and (ii) pay all portions of such claim to which it does not reasonably object or need additional documentation. Those portions of the claims for which Lessee has been requested to provide additional supporting documentation, shall be paid as soon as possible upon receipt by Lessor of satisfactory supporting documentation, but in any case, within forty five (45) days thereafter.

(h)	Lessor’s Right to Substitute.

Notwithstanding Lessor’s agreements to contribute to the costs for Qualifying Maintenance Events under this Section 7.2, in the event that a Qualifying Maintenance Event is due to be scheduled and accomplished by Lessee for which Lessee will seek Reimbursable Expenses, in lieu of paying or making any contribution towards any such Landing Gear Overhaul, or APU Basic Shop Visit, Lessor shall have the option, in its sole discretion, to provide, as applicable, one or more substitute Landing Gears, or a substitute APU. In respect of any Engine Performance Restoration Shop Visit, or if Lessee issues an Engine Notice to Lessor, Lessor shall have the option, in its sole discretion, to provide a Substitute Engine under Section 8.21 or exercise its other rights thereunder.

(i)	AD Cost Sharing Contribution.

The costs of complying with, or otherwise accomplishing, any Airworthiness Directive shall be paid by, and shall be the sole responsibility of, Lessee. Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is continuing, if the costs of terminating an Airworthiness Directive exceeds US$250,000, Lessor shall contribute to the costs incurred by Lessee on the following terms:

(i)	first, Lessee shall pay all costs up to US$250,000;

(ii)	thereafter, Lessor’s contribution shall be calculated as follows:

X = C x (N - R) / N

“X” means the amount of Lessor’s contribution

“C” means the Actual Cost of complying with the AD in excess of US$250,000 (excluding the actual cost of materials

“N” means the number of calendar months comprising the Term with reference to the Scheduled Expiry Date

“R” means the number of calendar months between (1) the date of completion of the AD termination and (2) the Scheduled Expiry Date;

(iii)	Lessor’s total contribution in respect of Airworthiness Directives in accordance with this Section 7.1(i) shall be capped at US$450,000;

(iv)

Lessee shall have delivered to Lessor no later than four months (and in any event, no later than the Expiry Date) of incurring such cost, all invoices and supporting documentation reasonably satisfactory to Lessor, evidencing the performance, accomplishment or implementation on a terminating basis of the relevant Airworthiness Directive; and

(v)	the US$250,000 threshold referred to in this Section 7.1(i) shall be escalated by 3% annually, beginning on January 1, 2022 and thereafter on each anniversary of such date.

7.3	Registration and Filings

Lessor shall:

(a)

at Lessor’s cost, deliver the Aircraft registered in the name of Lessor with the FAA; thereafter, Lessor shall, at Lessee’s cost, take all actions reasonably requested by Lessee to enable Lessee to perform its obligations under Section 8.10 regarding the registration of the Aircraft with the Aviation Authority and shall maintain the registration of the Aircraft with the Aviation Authority reflecting (so far as permitted by Applicable Law) the interests of Owner, Lessor and Financing Parties and not do or suffer to be done anything which might reasonably be expected to adversely affect that registration (for the avoidance of doubt, following Delivery, Lessee is responsible for preserving the registration of the Aircraft in accordance with Section 8.10); and

(b)

at Lessor’s cost, unless as a consequence of an Event of Default which has occurred and is continuing in which case it shall be at Lessee’s cost, do all acts and things (including making any filing or registration with the Aviation Authority or any other Government Entity) as may be required in respect of maintaining the Aircraft’s registration following any change in the ownership of or security given in respect of the Aircraft.

7.4	Lessor’s Obligations Following Termination

So long as no Default or Event of Default has occurred and is continuing, within ten (10) Business Days of:

(a)	termination of this Agreement before Delivery pursuant to Sections 4.3(b) or 11.1; or

(b)	redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement under Section 12; or

(c)	receipt by Lessor of the Agreed Value following a Total Loss and all other amounts due under Section 11.2;

or in any such case at such later time as Lessee has irrevocably paid to Lessor all amounts that are then outstanding under this Agreement, Lessor shall:

(i)	pay to Lessee an amount equal to that portion of the Security Deposit that has not been applied or retained as provided for in any Operative Document to which Lessee is a party; and

(ii)	pay to Lessee an amount equal to any pre-paid Basic Rent received by Lessor for a period following the termination of this Agreement and before Delivery,

in both cases, without interest.

7.5	Agreed Maintenance Performers

In respect of any maintenance provider proposed by Lessee to be an Agreed Maintenance Performer for any maintenance event, Lessor may, acting reasonably and in good faith, object to and may exclude any maintenance organization being included as an “Agreed Maintenance Performer” or “Final Maintenance Performer” for a valid business reason. If Lessor wishes to exclude a maintenance organization from being an Agreed Maintenance Performer or Final Maintenance Performer, Lessor shall deliver written notice to such effect to Lessee with identification of the reason of such exclusion pursuant to the preceding sentence, which exclusion may be amended by Lessor from time to time.

7.6	Exclusion

UPON EXECUTION OF THE CERTIFICATE OF ACCEPTANCE AND THE CERTIFICATE OF DELIVERY CONDITION BY LESSEE, THE AIRCRAFT IS ACCEPTED BY LESSEE “AS IS, WHERE IS, WITH ALL FAULTS” AND LESSEE AGREES AND ACKNOWLEDGES THAT LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING:

(a)

THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE; OR

(b)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR’S NEGLIGENCE, ACTUAL OR IMPUTED; OR

(c)

ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

7.7	Lessee’s Waiver

LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE CONDITION, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT SAVE AS EXPRESSLY STATED IN ANNEX 2 TO THE CERTIFICATE OF DELIVERY CONDITION.

7.8	Lessee’s Confirmation

LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF SECTIONS 7.6 AND 7.7 AND ACKNOWLEDGES THAT BASIC RENT, SUPPLEMENTAL RENT AND ALL OTHER AMOUNTS PAYABLE BY LESSEE UNDER THIS AGREEMENT HAVE BEEN CALCULATED NOTWITHSTANDING ITS PROVISIONS.

7.9	Conclusive Proof

DELIVERY BY LESSEE TO LESSOR OF THE CERTIFICATE OF ACCEPTANCE AND THE CERTIFICATE OF DELIVERY CONDITION WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE HAS EXAMINED, INSPECTED, AND INVESTIGATED THE AIRCRAFT, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTS ARE SATISFACTORY TO LESSEE, AND ARE IN COMPLIANCE WITH THE CONDITIONS SET FORTH ON ANNEX 1 TO SCHEDULE 2, AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE HEREUNDER WITHOUT ANY RESERVATIONS WHATSOEVER.

8	Lessee’s Covenants

In addition to and not in limitation of Lessee’s other representations, warranties, covenants, and agreements set forth elsewhere in this Agreement, Lessee covenants and agrees that:

8.1	Duration

The undertakings in Sections 8, 12 and Schedule 3 will:

(a)	except as otherwise stated, be performed at the expense of Lessee; and

(b)	remain in force until redelivery of the Aircraft to Lessor in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

8.2	Information

Lessee shall:

(a)	furnish to Lessor, with a copy to the Security Trustee (if applicable):

(i)

within thirty (30) days after the last day of the first three fiscal quarters of each fiscal year of Lessee, unaudited quarterly financial statements of Lessee prepared for such quarter, including a balance sheet of Lessee as of the last day of such quarter and statements of income and retained earnings for such fiscal quarter and for the year to date and, on a comparative basis, figures for the corresponding periods of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of Lessee’s chief financial officer or chief accounting officer as fairly presenting the financial position and the results of operations of Lessee as at its date and for such quarter (subject to year-end audit adjustments) and as having been prepared in accordance with GAAP;

(ii)

as soon as available but in any event no later than sixty (60) days after the last day of each fiscal year of Lessee, financial statements of Lessee prepared for such year, including a balance sheet of Lessee and its Subsidiaries as of the last day of such year, statements of income and retained earnings of Lessee for such fiscal year, a balance sheet of Lessee as of the last day of such year and statements of income and retained earnings of Lessee for such fiscal year and in all cases on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with GAAP;

(iii)

as soon as available but not in any event later than ninety (90) days after the last day of each fiscal year of Lessee, audited financial statements of Lessee prepared for such year, including a balance sheet of Lessee as of the last day of such year, statements of income and retained earnings of Lessee for such fiscal year, a balance sheet of Lessee as of the last day of such year and statements of income and retained earnings of Lessee for such fiscal year and in all cases on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with GAAP;

(iv)

in lieu of delivering to Lessor and the Security Trustee (if applicable) the financial statements referred to in Sections 8.2(a)(i), (ii) and (iii) above, Lessee may cause such financial statements to be publicly available on the internet within the time periods set forth in Sections 8.2(a)(i), (ii) and (iii) above at a location identified in writing to Lessor and the Security Trustee (if applicable);

(v)

concurrently with the financial statements furnished pursuant to Sections 8.2(a)(i), (ii) and (iii) above, an officer’s certificate signed by the chief financial officer or chief accounting officer of Lessee certifying to the best knowledge after due inquiry of such officer that no Default occurred during the period covered by such financial statements and no Default exists on the date of such officer’s certificate or, if a Default occurred or exists, stating that fact and specifying the nature and period of existence of such Default and the actions Lessee took or proposes to take with respect to such Default;

(vi)	at the same time as it is issued to the creditors of Lessee generally, a copy of each notice or circular issued to Lessee’s creditors generally; and

(vii)

on request from time to time such other information available to Lessee regarding Lessee and its business and affairs as Lessor and the Security Trustee (if applicable) may reasonably request, including copies of all statements of account of any Government Entity or other Person in respect of any Flight Cycle Charges;

(b)

on request, inform Lessor as to the current location of the Airframe and Engines, the serial number and owner of any engine installed on the Airframe and the serial number, registration mark and owner of any airframe on which an Engine is installed;

(c)

promptly furnish to Lessor all information that Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part and its use, location and condition, including the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

(d)	on request, furnish to Lessor evidence reasonably satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft have been paid and discharged in full;

(e)

provide to Lessor, within five (5) days following the end of each calendar month during the Term, a monthly report on the Aircraft in the form set out in Exhibit E or such other form as Lessor may select providing substantially the same information;

(f)	promptly notify Lessor and the Security Trustee (if applicable) of:

(i)

any Total Loss, any Engine Loss, any theft of the Airframe or any Engine, any damage to the Aircraft if the potential cost of repair may reasonably be expected to exceed the Damage Notification Threshold or any modification to the Aircraft if the potential cost may reasonably be expected to exceed the Damage Notification Threshold;

(ii)

any claim or other occurrence likely to give rise to a claim under the Insurances (but, in the case of hull claims only, in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim; and

(iii)

any litigation, arbitration or administrative proceedings that are pending or, to Lessee’s knowledge, threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under the Operative Documents to which Lessee is a party; and

(iv)	as soon as any officer of Lessee obtains knowledge thereof, any Default or Event of Default or any Applicable Circumstance.

8.3	Operation of the Aircraft

Lessee shall:

(a)

comply with all Applicable Laws for the time being in force in any country or jurisdiction in which the Aircraft is being operated which is applicable to the Aircraft or the use and operation of the Aircraft;

(b)

not use the Aircraft in any manner contrary to any recommendation with which Lessee is required to comply of the Aviation Authority or any applicable Manufacturer, contrary to any rule or regulation of the Aviation Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(c)

ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Aviation Authority and Applicable Law;

(d)	use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Aviation Authority and Applicable Law;

(e)	not knowingly use the Aircraft (or use it when Lessee ought reasonably to have known that it was being so used) for the carriage of:

(i)

whole animals, living or dead, except in the cargo compartments according to IATA regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

(ii)

acids, toxic chemicals, mercury, other corrosive materials, explosives, nuclear fuels, nuclear wastes or any nuclear assemblies or components, except as permitted for cargo aircraft under the “Restriction of Goods” schedule issued by IATA from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

(iii)	any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

(iv)	any illegal item or substance;

(f)

not utilize the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee’s cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

(g)

not cause or permit the Aircraft to proceed to, or remain at, any location which is for the time being the subject of a prohibition relating to operation of aircraft to, from or within the territory which is subject to such prohibition order (or any similar order or directive) by:

(i)	any Government Entity of the State of Registration, the State of Organization or the Habitual Base; or

(ii)	any Government Entity of the country in which such location is situated; or

(iii)	any Government Entity having jurisdiction over Owner, Lessor, any Financing Party or the Aircraft;

(h)	to the extent the Aircraft is operated within the European Union:

(i)

comply with any obligations applicable to it in respect of the EU ETS Legislation and shall ensure that it (and not Lessor, the Owner or any Financing Party) is notified to the relevant authorities as being the operator of the Aircraft whenever applicable in connection with the EU ETS Legislation; and

(ii)

upon the reasonable request of Lessor, but not more frequently than on a yearly basis for so long as the Aircraft continues to be operated within the European Union, certify to Lessor that Lessee are complying with the EU ETS Legislation to the extent that such EU ETS Legislation applies to Lessee;

(i)

obtain and maintain in full force all certificates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

(j)	not change the location of the Habitual Base of the Aircraft without the prior written consent of Lessor;

(k)	not operate the Aircraft to, from or in any country that is a Sanctioned Country; and

(l)	not use or permit the use of the Aircraft with, for or on behalf of any Sanctioned Person.

8.4	Taxes and Other Charges

As between Lessor and Lessee and on the basis that this Section shall not apply to any fees, expenses, charges or other costs or Taxes that are the subject of another specific provision of the Operative Documents, Lessee shall be responsible for all fees, expenses, charges and other costs related to the use, operation and maintenance of the Leased Property, and shall promptly pay:

(a)

all license and registration fees (save for, for the avoidance of doubt, any fees relating to the initial registration of the Aircraft with the FAA at Delivery), Taxes (other than Non-Indemnified Taxes), Flight Cycle Charges and other amounts of any nature imposed by any Government Entity that are imposed on Lessee or for which Lessee is responsible under the Operative Documents with respect to the Aircraft, including the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft;

(b)

all rent, fees, charges, Taxes (other than Non-Indemnified Taxes) imposed on Lessee and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time during the Term; and

(c)	all sums due by Lessee to any relevant ATC/Airport Authority in respect of all aircraft (including the Aircraft) operated by Lessee before such sums become overdue and in default.

8.5	Subleasing

Lessee will not sublease or otherwise part with possession of the Aircraft, the Engines or any Part, except that Lessee may part with possession:

(a)

with respect to the Aircraft, the Engines or any Part, to the relevant manufacturers for testing or similar purposes, or to an Agreed Maintenance Performer or Final Maintenance Performer for service, repair, maintenance or overhaul work or for alterations, modifications or additions to the extent required or permitted by this Agreement;

(b)	with respect to an Engine or Part, as expressly permitted by this Agreement; and

(c)

provided that no Event of Default shall have occurred and be continuing, with respect to the Aircraft or an Engine, pursuant to a “wet” lease or charter of the Aircraft in which operational control of the Aircraft remains with Lessee at all times (each a “Wet Lease”), provided (i) the term of such Wet Lease, including extensions, is less than six (6) months and does not extend, nor is capable of being extended, beyond the Scheduled Expiry Date, (ii) the Aircraft remains registered with the Aviation Authority, (iii) the Aircraft shall be maintained, insured and otherwise operated in accordance with the provisions of this Agreement, (iv) Lessee has given written notice to Lessor of such Wet Lease at least thirty (30) days prior to the date on which it is proposed that such Wet Lease begin, (v) prior to the start of the Wet Lease, Lessee delivers to Lessor an original executed counterpart of the agreement documenting the Wet Lease and (vi) prior to the start of such Wet Lease, the party contracting with Lessee for such service shall deliver to Lessor a written confirmation, in form and substance satisfactory to Lessor, that it will recognize the respective rights, title and interest of Lessor and any Financing Party in the Aircraft, that it will not seek to exercise any rights whatsoever in relation thereto and that it agrees that any right between it and Lessee is subject and subordinate to this Agreement.

For the avoidance of doubt, Lessee shall remain primarily and fully responsible and liable for the performance of its obligations under, and the observance of the terms of, this Agreement and the Operative Documents to which it is a party, notwithstanding any Wet Lease, as if such Wet Lease had not occurred.

8.6	Inspection

(a)

Lessor and any Person designated by Lessor as its representative may at any time visit, inspect and survey the Aircraft, any Engine or any Part (including the Aircraft Documents and any updated suite of records and status reports) and for such purpose may, subject to any applicable Aviation Authority regulation, travel on the flight deck as an observer and shall not be restricted during such inspection, provided such inspection is made at the time of any maintenance event or operation, from opening any panels, bays or doors on the Aircraft or from inspecting any part of the Aircraft that have already been opened in the course of such maintenance event or operation.

(b)

Lessee shall have no responsibility for the costs and expenses of Lessor or any other such Person in connection with any such visit, inspection or survey unless an Event of Default has occurred and is continuing or the visit, inspection or survey discloses that Lessee is in breach of its material obligations under this Agreement, in which case such costs and expenses, as well as any additional expenses incurred by Lessor in connection with verifying the rectification of any such breach, shall be paid by Lessee within five (5) Business Days of demand.

(c)	Lessor shall:

(i)	have no duty to make, or liability arising out of, any such visit, inspection or survey; and

(ii)

so long as no Event of Default has occurred and is continuing, not exercise such right for inspection pursuant to this Section 8.6 other than on reasonable notice and so as not to disrupt unreasonably the normal maintenance or operation of the Aircraft.

8.7	Protection of Title

Lessee acknowledges that title to the Aircraft shall at all times be and remain solely and exclusively vested in Owner and that the Operative Documents constitute for all purposes, including tax purposes, an agreement by Lessor to lease the Aircraft to Lessee and, accordingly, Lessee shall:

(a)

not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the respective rights, title and interest of any Financing Party as mortgagee of the Aircraft and assignee of this Agreement, Owner, as owner of the Aircraft or Lessor, as lessor of the Aircraft, or the validity, enforceability or priority of any Financing Security Document or which would be likely to expose Owner, Lessor or any Financing Party to any criminal or civil liability;

(b)

on all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Owner, the Aircraft is leased to Lessee and is subject to any Financing Security Document;

(c)	not at any time:

(i)

represent or hold out Owner, Lessor or any Financing Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee; or

(ii)	pledge the credit of Owner, Lessor or any Financing Party;

(d)

ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a reasonably prominent position on the Aircraft stating:

“This Aircraft is owned by UMB Bank, N.A., as Owner Trustee, and is leased to GLOBAL CROSSING AIRLINES, INC. and is subject to a security interest in favor of Deutsche Bank Trust Company Americas, as Security Trustee”;

(e)

ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 6 in. x 4 in.) in a reasonably prominent position on each Engine stating:

“This Engine is owned by UMB Bank, N.A., as Owner Trustee and leased to GLOBAL CROSSING AIRLINES, INC. and subject to a security interest in favor of Deutsche Bank Trust Company Americas, as Security Trustee”;

(f)

not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part, except Permitted Liens and will promptly take, or cause to be taken, such actions as may be necessary to discharge any such Security Interest (other than Permitted Liens) that may at any time arise, exist or be levied upon the Aircraft, any Engine or Part;

(g)

not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and, without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention, appropriation, damage or destruction occurs, give Lessor notice and use its best efforts to procure the immediate release of the Aircraft, such Engine or such Part, as the case may be;

(h)	not abandon the Aircraft, any Engine or any Part;

(i)

pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might reasonably be expected to give rise to a Security Interest (other than a Lessor Lien) over or affecting the Aircraft, any Engine or any Part; and

(j)	not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part other than as expressly permitted by this Agreement.

8.8	General

Lessee will:

(a)

not make any substantial change in the nature of the business in which it is engaged if such change, in the reasonable opinion of Lessor, would have a material adverse effect on Lessee’s performance of its obligations under the Operative Documents; and

(b)	preserve its corporate existence, and will not merge or consolidate with any Person, or sell all or substantially all of its assets to any Person.

8.9	Aircraft Documents

(a)

Lessee shall procure that accurate, complete and current records of all flights made by Lessee during the Term, and all maintenance, repairs, replacements, removals, modifications, alterations and additions carried out on or made to, the Aircraft (including, in relation to each Engine or Part subsequently installed, before its installation) during the Term, are kept in English, and shall keep such records in such manner as the Aviation Authority and EASA or the FAA, as applicable, may from time to time require. In addition, all Airframe and Engine LLPs installed or replaced during the Term shall have documentation substantiating Back-to-Birth Traceability to confirm current accumulated Flight Hours and Flight Cycles and any repairs performed on the Aircraft during the Term shall have documentation substantiating the processes and all materials used in performing the repairs and such documentation shall include material certification. The records will form part of the Aircraft Documents;

(b)	Lessee shall not maintain Aircraft Documents produced by electronic data processing, or other means of automation, except under one of the following conditions:

(i)	As summary documents accompanied by original, or manual, Aircraft Documents.

(ii)

In automated format containing all pertinent data contained in original, or manual, Aircraft Documents. In such case, each page of automated Aircraft Documents shall be signed, initialled, or stamped in a manner to verify and authenticate its origin and content.

(iii)

Lessee shall provide a complete and current copy of Lessee’s automated Aircraft Documents system procedures and security control approved by the Aeronautic Authority and provide access to its storage system to Lessor.

(iv)

Upon return, each page of all acceptable automated Aircraft Documents shall be verified and authenticated with a signature or stamp representing a Lessee Quality Assurance organization or other agreed to agent of Lessee, and dated as of the date of such verification and authentication. A letter identifying Lessee’s signatory agent shall accompany the Aircraft Documents.

8.10	Registration and Filings

(a)

Lessee shall, at its cost, maintain the registration of the Aircraft with the Aviation Authority reflecting (so far as permitted by Applicable Law) the interests of Owner, Beneficial Owner, Lessor and the Financing Parties and not do or suffer to be done anything which might reasonably be expected to adversely affect that registration, and take all actions reasonably requested by Lessor to enable Lessor to perform its obligations under Section 7.3 regarding the registration of the Aircraft with the Aviation Authority;

(b)

Lessee shall, at its cost, do all acts and things (including making any filing or registration with the Aviation Authority, the International Registry or any other Government Entity) and execute and deliver all documents (including any amendment of this Agreement) as may be required by Lessor:

(i)

following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing the Owner’s or Lessor’s obligations to the Financing Parties (provided that the cost of such actions shall be for Lessor’s account, unless the change is a consequence of an Event of Default which has occurred and is continuing, in which case, such costs shall be for Lessee’s account);

(ii)

following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the respective rights of Owner, Lessor and any Financing Party under this Agreement apply with the same effect as before; or

(iii)

to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement, of Owner, Lessor or any Financing Party under any of the other Operative Documents and in and to the Aircraft (provided that the cost of such actions for the Owner, Lessor or any Financing Parties in the State of Organization and Habitual Base shall be for Lessor’s account and the cost of such actions of the Owner, Lessor or any Financing Parties in the State of Registration shall be for Lessor’s account, unless the Aircraft is registered or based in a jurisdiction other than the USA, or if an Event of Default shall have occurred and be continuing, in which case, such costs shall be for Lessee’s account); and

(c)

without limitation to the generality of Section 8.10(b) above, do and join with Lessor in doing all such acts as may be necessary to perfect recognition of Owner’s title and interest in, and the interest of Lessor, Owner, Beneficial Owner, and the Financing Parties in the Aircraft in accordance with the Cape Town Convention. Lessee hereby irrevocably consents to Lessor’s registering the international interest constituted by this Agreement in the Airframe and each Engine under the Cape Town Convention as well as any Financing Security Document. Lessee hereby agrees to (i) register as a “transaction user entity” with the International Registry and (ii) execute, deliver and file with the appropriate Government Entity in the State of Organization an irrevocable de-registration and export authorization request if at any time the State of Organization makes a declaration under Article XIII of the Aircraft Equipment Protocol to the Cape Town Convention. Each of Lessor and Lessee shall each bear their respective expenses (including legal, professional and out-of-pocket expenses) incurred or payable in connection with any such registration;

(d)

procure that the Aircraft is included in Lessee’s air operator’s certificate (or any other similar document as may be required by Applicable Law) and from time to time shall provide to Lessor a copy of its air operator’s certificate upon request;

(e)

prior to or immediately on termination, revocation or cancellation for whatever reason of any Deregistration Power of Attorney and/or IDERA (if applicable), Lessee shall provide Lessor with replacement Deregistration Powers of Attorney and/or IDERA (if applicable) in form and substance satisfactory to Lessor.

8.11	Maintenance and Repair

Lessee shall:

(a)	keep the Aircraft airworthy in all respects and in good repair and condition, and all maintenance will be carried out to the standards of major international air carriers;

(b)

incorporate in the Approved Maintenance Program (i) a CPCP as recommended by the Airframe Manufacturer, (ii) any aging aircraft program as recommended by the Airframe Manufacturer, (iii) any SSID/SID program approved by the Airframe Manufacturer, and (iv) an anti-fungus and anti-biological growth and contamination prevention, control and treatment program for all fuel tanks in accordance with the Airframe Manufacturer’s approved procedures;

(c)

maintain the Aircraft in accordance with CFR Part 121and all rules and regulations of the Aviation Authority as are applicable to passenger aircraft of the same type as the Aircraft, and maintain the Aircraft to as to comply at all times with the type certificate specification and data sheets for the Aircraft;

(d)

maintain the Aircraft in accordance with the Approved Maintenance Program through Agreed Maintenance Performers and perform (at the respective intervals provided in the Approved Maintenance Program) all Qualifying Maintenance Events and lesser checks, and (i) Lessor shall be notified by Lessee prior to the commencement of any Qualifying Maintenance Events, including as to the Agreed Maintenance Performer and for Lessor’s reasonable approval of the workscope, (ii) Lessor shall be entitled to have representatives present during the performance of all Qualifying Maintenance Events to oversee and approve all aspects of such performance, including the workscope thereof and (iii) if required by the Agreed Maintenance Performer, Lessee shall give written authorization to the Agreed Maintenance Performer granting Lessor and its representatives full access to the Qualifying Maintenance Event and all documents and correspondence generated during and as a result of such maintenance event;

(e)

advise Lessor in writing of all material changes to the Approved Maintenance Program, and shall not (i) change the intervals between Qualifying Maintenance Events under the Approved Maintenance Program without the written consent of Lessor which consent not to be unreasonably withheld, or (ii) change the Approved Maintenance Program in any other material respect without the written consent of Lessor unless recommended by the applicable Manufacturer or mandated by the Aviation Authority;

(f)

comply with all mandatory inspection and modification requirements, Airworthiness Directives, and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date on or before the Expiry Date and that are required by any of EASA, the FAA or the Aviation Authority;

(g)

comply with all alert service bulletins issued by any manufacturer of the Aircraft, Engines or Parts, and comply (including scheduling compliance work and then performing such work on schedule) with all other service bulletins issued by any such manufacturer;

(h)

comply with all Applicable Laws and the regulations of the Aviation Authority and any other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part that relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

(i)

maintain in good standing a certificate of airworthiness for the Aircraft in the appropriate category for the nature of the operations of the Aircraft issued by the Aviation Authority except when the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement, and from time to time Lessee shall provide to Lessor a copy on request;

(j)

if required by the Aviation Authority, maintain a current certification as to maintenance issued by or on behalf of the Aviation Authority in respect of the Aircraft and shall from time to time provide to Lessor a copy on request;

(k)	maintain the Engines with respect to overhaul build standards and disc replacements at a level which is consistent with the definition of Engine Performance Restoration Shop Visit;

(l)	maintain the Engines and the APU in an “on condition” program as set forth in the relevant Manufacturer’s maintenance manual;

(m)

not enter into any engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine manufacturer or any other engine maintenance facility or organization that includes any Engine without Lessor’s prior written consent, such consent to be based, at a minimum, on the following criteria; (a) Lessor shall be notified by Lessee prior to the commencement of any maintenance work described in Section 7.2(b), for Lessor’s prior written approval of the workscope, (b) such agreement with the third party provider shall not relieve Lessee of any of its obligations under this Agreement, including without limitation its obligation to pay Supplemental Rent to Lessor and to comply with the return conditions in Section 12 and Schedule 3 of this Agreement, (c) Lessor reaches agreement with the third party maintenance provider prior to the commencement of any maintenance work described in Section 7.2(b) to release the amounts that Lessor is obligated to pay under Section 7.2(b) upon successful completion of the maintenance work and (d) such third party maintenance provider agrees with Lessor that all moneys paid by Lessor shall be applied solely to the cost of Lessor approved workscope for the applicable Engine;

(n)

subject to Section 11.3, procure promptly the replacement of any Engine or Part which has become time, flight cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Section 8.13(a);

(o)

accomplish all repairs, modifications and alterations in accordance with the SRM or, if the repair, modification or alteration is outside the scope of the SRM, as recommended in writing by the applicable manufacturer and approved by the Aviation Authority and shall incorporate into the Approved Maintenance Program any applicable Manufacturer instruction for continued airworthiness following such repair, modification or alteration;

(p)	provide Lessor with a written summary of all sampling programs involving or affecting the Aircraft;

(q)

ensure that overhauls are accomplished following the relevant Manufacturer’s recommendation and using maintenance and quality control procedures approved by the Aviation Authority, and that each Agreed Maintenance Performer provides a complete record of all work performed during the course of such overhaul was accomplished in accordance with Aviation Authority and EASA and FAA requirements;

(r)	comply with the provisions of Section 11.4 in connection with any accident or incident involving the Aircraft;

(s)

cooperate with Lessor (both parties acting reasonably and in good faith) to avoid, or otherwise minimize the cost of, Engine Performance Restoration Shop Visits and Engine LLP Replacements, and work with Lessor to agree the most economic management of the Engines; and Lessee agrees that it shall not perform an Engine Performance Restoration without Lessor’s prior written consent;; and

(t)	upon completion of any C Check during the Term, provide Lessor with an Aircraft Evaluation Report in the Form of Exhibit H.

8.12	Removal of Engines and Parts

Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

(a)	if replaced as expressly permitted by this Agreement; or

(b)	if the removal is of an obsolete item and is in accordance with the Approved Maintenance Program; or

(c)	pursuant to, and in accordance with, Section 8.15; or

(d)	during the course of maintaining, servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

(e)	for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement,

and then in each case only if:

(i)	any such Engine or Part is promptly replaced pursuant to Section 8.13;

(ii)	Lessee commences repair and overhaul of such Engine as promptly as possible and in any event within ninety (90) days of removal;

(iii)	Lessee ensures that such Engine is fully repaired and/or overhauled as promptly as possible and in any event within one-hundred eighty (180) days of removal;

(iv)	such Engine is reinstalled on the Airframe or another airframe as promptly as possible following such repair and/or overhaul; and

(v)	such Engine is reinstalled on the Airframe as promptly as possible and in any event no later than ninety (90) days prior to the Expiry Date.

8.13	Installation of Engines and Parts

(a)	Lessee will ensure that, except as permitted by this Agreement, and (in the case of an Engine) subject to Section 8.13(d), no engine or part is installed on the Aircraft unless:

(i)

in the case of an engine, it is an engine of the same model as, or an improved or advanced version of the Engine it replaces (provided, in the case of an improved or advanced version, it can be installed and operated on the Airframe without modification of the Airframe or the engine, whether or not the other installed Engine is also such an improved or advanced version);

(ii)

in the case of a part, it (1) is in as good operating condition, (2) has no less hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model, and is of the same interchangeable modification status as the replaced Part, (3) has attached to it a current EASA Form 1/FAA Form 8130-3 dual release issued by the manufacturer or Approved Maintenance Provider indicating that the part is new, serviceable or overhauled (and Lessee shall retain all such tags), and (4) shall be accompanied by documentation establishing Back-to-Birth Traceability for all installed LLPs;

(iii)

in the case of a part that is replacing a Part in an Engine, Landing Gear or APU, the part is an OEM Part and must not be a PMA Part and has not been repaired except pursuant to an OEM-approved repair;

(iv)

in the case of a part, it has become and remains the property of Owner free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Agreement, in which case title to the removed part shall automatically become vested in Lessee without further action or warranty on the part of Owner or Lessor except that such Part shall be free of Lessor Liens; and

(v)	in each case, Lessee has full details as to its source and maintenance records.

(b)

If no Event of Default has occurred and is continuing, Lessee will be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Section 8.13(a), but (in the case of an engine) subject to Section 8.13(d), if:

(i)

there is no engine or part available to Lessee at the time and in the place that engine or part is required to be installed on the Aircraft a replacement engine or part complying with the requirements of Section 8.13(a);

(ii)

it would result in an unreasonable disruption of the operation of the Aircraft or the business of Lessee to ground the Aircraft until an engine or part complying with Section 8.13(a) becomes available for installation on the Aircraft; and

(iii)

as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the earlier of ninety (90) days after such installation or such longer period, provided Lessee is diligently seeking a replacement in compliance with Section 8.13 (a) and where the Engine is in good faith and in due course being actively repaired by or on behalf of Lessee) and (2) the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part complying with Section 8.13(a).

(c)

If no Event of Default has occurred which is continuing, Lessee will be entitled to install Third Party Engines on the Airframe by way of replacement notwithstanding Section 8.13(a)(i) and (ii), respectively, so long as:

(i)

the terms of any lease, conditional sale agreement or security agreement, as the case may be, covering such Third Party Engine will not have the effect of prejudicing the title and interest of Owner, Beneficial Owner, Lessor or any Financing Party in and to the Aircraft (including its Engines and Parts);

(ii)

the secured party, lessor or conditional vendor, as the case may be, of such Third Party Engine has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or security agreement covering such Third Party Engine to Lessor that it will recognize the respective rights, title and interest of Owner, Lessor and any Financing Party in and to the Aircraft (including its Engines and Parts) and that it will not seek to exercise any rights whatever in relation thereto, and Lessee so agrees to the extent that title is held by it;

(iii)

Lessee shall have delivered to Lessor evidence reasonably satisfactory to Lessor of the matters set forth in clauses (i) and (ii) above, which may be by written confirmation, in form and substance reasonably satisfactory to Lessor, from the applicable lessor, seller or secured party, or by Lessee providing a copy (certified as being true, correct and complete by Lessee) of the applicable provisions of the applicable lease, conditional sale agreement or security agreement; and

(iv)	before the Expiry Date (1) Lessee removes any such Third Party Engine and replaces it with the Engine replaced by it complying with Section 8.13(a).

(d)

Lessor agrees, for the benefit of any mortgagee, conditional vendor or holder of any other Security Interest in any Third Party Engine installed on the Airframe that Lessor shall not claim any title to or interest in any such Third Party Engine as the result of such Third Party Engine being installed on the Airframe; provided, that the agreement by Lessor set forth in this Section 8.13(d) is subject to Lessor’s rights to take possession of the Aircraft under Section 13.2(c)(i) and/or to require Lessee to redeliver the Aircraft under Section 13.2(c)(ii) with such Third Party Engine installed. Lessee shall have full authority at all relevant times to comply with the provisions of this Section 8.13(d) in respect of any engine installed by it on the Aircraft pursuant to Section 8.13(a) or 8.13(c).

(e)

If any Engine requires an Engine Performance Restoration Shop Visit during the Term, then Lessee agrees to promptly notify Lessor of such event and instead of contributing to the cost of that work, Lessor may opt to provide Lessee with a substitute engine in accordance with Section 8.21 hereof.

8.14	Non-Installed Engines and Parts

(a)

Lessee shall ensure that any Engine or Part that is not installed on the Airframe (or any other airframe as permitted by this Agreement) is, except as expressly permitted by this Agreement, maintained, properly and safely stored and kept free from Security Interests (other than Permitted Liens), with insurance thereon complying with the requirements of this Agreement.

(b)

Lessee shall notify Lessor whenever an Engine is removed from the Aircraft (such notice to be provided at least ninety (90) days in advance of any planned removal) and, from time to time, upon request procure that any Person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that such Person will respect the interests of Owner, Lessor and any Financing Party in such Engine and will not seek to exercise any rights whatsoever in relation to such Engine.

(c)	Notwithstanding Section 8.14(a), Lessee shall be permitted, if no Event of Default has occurred and is continuing, to install any Engine on an airframe and any Part on an airframe or engine:

(i)	owned and operated by Lessee free from Security Interests, other than Permitted Liens;

(ii)	leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

(iii)

acquired or financed by Lessee and operated by Lessee on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease, conditional sale agreement or Security Interest is vested in or held by any other Person;

provided that in the case of (ii) and (iii):

(1)

the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the title and interest of Owner or Lessor in and to that Engine or Part or the interest of any Financing Party in respect thereof under any Financing Security Document; and

(2)

the lessor under such lease, the seller under such conditional sale agreement or the secured party of such Security Interest, as the case may be, has confirmed and acknowledged in writing (which confirmation and acknowledgment may be contained in the lease, conditional sale agreement or document creating the Security Interest covering that airframe or engine) to Lessor, in form and substance satisfactory to Lessor, that it will recognize the respective rights, title and interest of Owner, Lessor or any Financing Party to and in that Engine or Part and that it will not seek to exercise any rights whatever in relation thereto; and

(3)

Lessee shall have delivered to Lessor evidence reasonably satisfactory to Lessor of the matters set forth in clauses (1) and (2) above, which may be by written confirmation, in form and substance reasonably satisfactory to Lessor, from the applicable lessor, seller or secured party, or by Lessee providing a copy (certified as being true, correct and complete by Lessee) of the applicable provisions of the applicable lease, conditional sale agreement or security agreement.

8.15	Pooling of Engines and Parts

(a)	Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine without the prior written consent of Lessor;

(b)	So long as no Event of Default has occurred which is continuing, for pooling agreements or arrangements, with respect to Parts only, satisfying the following conditions:

(i)	Lessee has entered into the pooling agreement or arrangement in the ordinary course of its airline business;

(ii)

the other parties to the pooling agreement or arrangement are reputable, solvent commercial air carriers or the manufacturers or suppliers of the Part (or other reputable, solvent organizations whose business includes the administration of and participation in such pooling agreements or arrangements);

(iii)	the Part is leased, let on hire or otherwise made available by Lessee on terms conferring no more than a contractual right in personam against Lessee and not a right in rem against such Part; and

(iv)

the pooling agreement or arrangement either provides that Lessor (or any Financing Party designated by Lessor) will be sole loss payee in respect of any loss or damage to the Part, or provides for Owner to acquire title to a substitute engine or part satisfying the conditions set out in Section 11.3(a) if the Part is destroyed.

8.16	Equipment Changes

(a)

Lessee will not make any Voluntary Equipment Change expected to cost over US$100,000 or that deviates from the Aircraft’s original type design or configuration without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

(b)

Lessor may review Lessee’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Equipment Change. If requested by Lessor, Lessee will furnish Lessor (at Lessee’s expense) with such documents in final form and any other documents required by Applicable Law as a result of an Equipment Change. All Equipment Changes made to the Aircraft will be properly documented in the Aircraft Documents and be fully approved by the Aviation Authority.

(c)	Lessee shall not make any Voluntary Equipment Change that has the effect of diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

(d)

All permanent or structural Equipment Changes, all Mandatory Equipment Changes and all Voluntary Equipment Changes will, upon installation, become a part of the Aircraft and the property of Owner. Lessor shall advise Lessee in writing at the time of giving its consent under Section 8.16(a) or if Lessee has specifically requested Lessor to provide its determination in respect of the relevant Voluntary Equipment Change, whether or not such Voluntary Equipment Change will be required to be removed before return of the Aircraft to Lessor. Provided that Lessor shall have advised Lessee that such Voluntary Equipment Change will be required to be removed before return of the Aircraft to Lessor, the Aircraft will be restored to its condition prior to that Equipment Change, and upon such removal and restoration will revert to become the property of Lessee; Lessee may not remove a Voluntary Equipment Change without Lessor’s consent during the continuation of a Default.

8.17	Title to Engines and Parts

(a)

Any Engine at any time removed from the Aircraft will remain the property of Owner until a replacement has been made in accordance with this Agreement and title to that replacement has passed, according to Applicable Laws, to Owner subject to this Agreement free of all Security Interests (other than Lessor Liens), whereupon title to the removed Engine will, provided no Event of Default has occurred and is continuing, pass to Lessee free of Lessor Liens. At any time when requested by Lessor (acting reasonably), Lessee will provide evidence to Lessor’s reasonable satisfaction (including the provision, if required, to Lessor of a legal opinion with respect to title to the Engine) that title has so passed to Owner.

(b)

Title to all Parts installed on the Aircraft, whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Section 8.15) will on installation, without further act, vest in Owner subject to this Agreement free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments that are necessary to ensure that title so passes to Owner and is subject to the Security Interests created by the Financing Security Documents, if applicable, according to all Applicable Laws. At any time when requested by Owner or Lessor, Lessee will provide evidence to Lessor’s and/or Owner’s reasonable satisfaction (including the provision, if required, to Lessor and/or Owner of one of more legal opinions) that title has so passed to Owner and is subject to the Security Interests created by the Financing Security Documents, if applicable.

(c)

Except as referred to in Section 8.17(b), any Part at any time removed from the Aircraft will remain the property of Owner until a replacement has been made in accordance with this Agreement and until title to that replacement has passed, according to Section 8.17(b) and Applicable Laws, to Owner subject to this Agreement free of all Security Interests, whereupon title to the removed Part will, provided no Default has occurred and is continuing, pass to Lessee free of Lessor Liens.

8.18	Third Parties

Lessee shall procure that any Person having possession of the Aircraft during the Term will not act in any manner inconsistent with Lessee’s obligations under this Agreement, and that all such Persons shall comply with those obligations as if references to “Lessee” included a separate reference to those Persons. Lessee shall authorize the release by such Persons to Lessor of all details pertaining to the maintenance and Lessee shall, upon Lessor’s request, provide Lessor with letters to all such Persons allowing the disclosure to Lessor of all matters relating to the Aircraft.

8.19	Non-Discrimination

(a)

Lessee shall not discriminate against the Aircraft in its use, maintenance or operation of the Aircraft or inclusion of the Aircraft in a modification program compared to similar aircraft owned or operated by Lessee, and Lessee shall service, repair, maintain and overhaul the Aircraft so as to keep the Aircraft maintained in the same manner and with the same care as used by Lessee with similar aircraft owned or operated by Lessee.

(b)

Subject to a sublease or a wet lease permitted pursuant to Section 8.5, Lessee shall continue to use the Aircraft in its regular commercial passenger operations until delivery to the Redelivery Location immediately prior to the Final Inspection.

(c)

Lessee further agrees that normal progressive maintenance will continue to be performed on the Aircraft throughout the Term, and not out of the ordinary maintenance procedures or cessation of maintenance shall occur during the one year period prior to the Expiry Date.

(d)	Lessee shall not perform any Qualifying Maintenance Event earlier than when such Qualifying Maintenance Event is due under the Approved Maintenance Program.

8.20	Cape Town Convention

Lessee (i) shall register any international interests or prospective international interests with the International Registry with respect to the Aircraft and/or any Engine and constituted by this Agreement any applicable international interests or prospective international interests, and (ii) at Lessor’s cost and expense shall from time to time, do or cause to be done (and consents to Lessor, Owner or the Security Trustee doing or causing to be done) any and all acts and things capable of being done by Lessee which may be required or desirable (in the sole discretion of Lessor) to ensure that Owner, Lessor and the Security Trustee has the full benefit of the Cape Town Convention and/or the Protocol in connection with the Aircraft and any Engine, including:

(a)

any matters connected with registering, perfecting, and/or preserving and/or enhancing any international interest(s) vested in the name of Owner, Lessor or the Security Trustee with respect to the Aircraft and/or any Engine and constituted by this Agreement, including any applicable certified designee letter;

(b)

constituting any international interests to be vested in Owner, Lessor or the Security Trustee with respect to the Aircraft and/or any Engine in connection with any Operative Document and any Financing Security Document;

(c)	entry into agreements (subordination or otherwise) to protect the priority of any international interests referred to in the foregoing paragraph;

(d)	consenting to and acknowledging any security assignment between Lessor and any Financing Party in connection with an Operative Document or any Financing Document permitted under this Agreement;

(e)	excluding in writing the application of any provisions of the Cape Town Convention that Lessor may deem desirable in connection with the foregoing;

(f)	executing an IDERA in favour of Lessor, or if required by Lessor, the Security Trustee, submitting the same to the Aviation Authority for recordation and providing the recorded IDERA to Lessor; and

(g)	not executing or submitting an IDERA for recordation in favour of any creditor other than Lessor or any Financing Party without Lessor’s prior written consent.

(h)	In this Clause 8.20, the following terms have the following meanings:

(i)	international interest, national interests, non-consensual right or interest and prospective international interest have the meanings as expressed in the Cape Town Convention;

(ii)	state has the meaning as expressed in the Cape Town Convention; and

(iii)	state in which Lessee is situated shall be construed in accordance with the expression “state in which the debtor is situated in” as set out in Article 4 of the Cape Town Convention.

8.21	Engine Exchange

Notwithstanding Lessee’s obligations under Section 8.11 hereof, if Lessor determines that, based upon Lessee’s utilization profile for the Aircraft, any Engine does not have adequate longevity to remain operational for the duration of the Term, and if any Engine becomes unserviceable for any reason (other than as a result of accident, premature or catastrophic failure, foreign object damage, ingestion, faulty or improper maintenance or installation, incident, improper operations, abuse, neglect or misuse, or damage claimable under an Engine warranty claim), then Lessee shall promptly provide written notice to Lessor (an “Engine Notice”), and Lessor shall have the following options upon any Engine becoming unserviceable:

(a)

(i) Lessor may provide a substitute engine reasonably acceptable to Lessee (a “Substitute Engine”). In such event, Lessee shall, at Lessee’s cost, return the unserviceable Engine to Lessor to a location to be mutually agreed between Lessee and Lessor, in the condition and in the same configuration as such Engine was in just prior to such Engine becoming unserviceable. Upon receipt by Lessor of an Engine Notice and, if Lessor elects to provide a Substitute Engine, Lessor shall as soon as commercially practicable under the circumstances, provide to Lessee a Substitute Engine. Lessor shall use reasonable commercial efforts to find a suitable Substitute Engine with remaining time sufficient to last until the end of the Term.

(ii) Other than the purchase or lease cost set forth in this subsection (a), all other direct costs associated with obtaining and installing such Substitute Engine shall be for the account of Lessee. If Lessor owns or purchases such Substitute Engine, Lessor and Lessee shall agree upon return conditions for such Substitute Engine(s) to be documented as an amendment to this Agreement. If the Substitute Engine is to be leased from a third party, the delivery and return conditions set forth in such third party engine lease agreement shall be documented and referenced in an amendment or supplement to this Agreement, and Lessee shall not unreasonably withhold its consent to, and shall agree to be bound by, the terms and conditions of any such engine lease.

(b) Alternatively, upon receipt by Lessor of an Engine Notice, Lessor may elect to terminate this Agreement, and Lessee shall promptly redeliver the Aircraft pursuant to and in accordance with Section 12 hereof and Schedule 3 hereto, except in respect of the unserviceable Engine, unless otherwise waived by Lessor.

(c) Alternatively, upon receipt by Lessor of an Engine Notice, Lessor may require that Lessee perform, or procure performance of, an Engine Performance Restoration Shop Visit on such Engine in furtherance of Lessee’s obligations under this Agreement, including Section 8.11 hereof, with any such Engine Performance Restoration Shop Visit performed at Lessee’s sole cost and expense and Lessor shall contribute to the costs thereof in accordance with Sections 7.2(b) and 7.2(c) hereof. Lessee agrees to provide all necessary logistic, technical, operational and engineering support to assist with any Engine Performance Restoration Shop Visits.

9	Insurance

9.1	Insurances

Lessee will maintain in full force and effect during the Term insurances in respect of the Aircraft in form and substance reasonably satisfactory to Lessor (the “Insurances”) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as are usual and customary in the worldwide aviation insurance marketplace for major international air carriers operating similar equipment who are similarly situated with Lessee. The Insurances will be placed either:

(a)

on a direct basis with insurers of recognized standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriters approved by Lessor, or

(b)

with a single insurer or group of insurers approved by Lessor (acting reasonably) who does not retain the risk, but effects substantial reinsurance in the leading international insurance markets and through reinsurance brokers of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured,

9.2	Requirements

Lessor’s current requirements as to Insurances are as specified in this Section 9 and in Schedule 4. Except for the amount of the Agreed Value, the Minimum Liability Coverage and the deductible under Lessee’s hull and war risk insurance policies, Lessor may from time to time stipulate such other requirements for the Insurances as Lessor reasonably considers necessary to ensure that the scope and level of cover is maintained in accordance with the then prevailing industry practice in relation to aircraft of the same type as the Aircraft and in relation to operators of similar standing to Lessee. In the event that it proposes any such stipulation, Lessor shall notify Lessee accordingly and Lessor and/or its brokers will then consult in good faith with Lessee and Lessee’s brokers (as for the time being approved by Lessor) with regard to such proposed stipulation for a period of no more than fourteen (14) days. Following the consultation, if Lessor is satisfied that the stipulation should be made, Lessee shall then comply with the stipulated requirements.

9.3	Insurance Covenants

Lessee shall:

(a)

ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part that may from time to time be imposed by the laws of the State of Registration or any jurisdiction to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and, in particular, those requirements compliance with which is necessary to ensure that:

(i)	the Aircraft does not become subject to detention or forfeiture;

(ii)	the Insurances remain valid and in full force and effect; and

(iii)	the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

(b)	not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

(c)	comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission that:

(i)	invalidates or may reasonably be expected to invalidate the Insurances;

(ii)	renders or may reasonably be expected to render void or voidable the whole or any part of any of the Insurances; or

(iii)	brings any particular liability within the scope of an exclusion or exception to the Insurances;

(d)

not take out without the prior written approval of Lessor any insurance in respect of the Aircraft other than those of the type required under this Agreement unless relating solely to hull total loss, business interruption, engine break-down, profit commission and deductible risk;

(e)	provide to Lessor and the Security Trustee (if applicable) copies of those documents evidencing the Insurances which Lessor and the Security Trustee (if applicable) may reasonably request;

(f)	on request, provide to Lessor evidence that the Insurance premiums have been paid;

(g)	not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

(h)	be responsible for any deductible under the Insurances; and

(i)	provide any other insurance related information, or assistance, in respect of the Insurances as Lessor may reasonably request.

9.4	Renewal of Insurances

Lessee shall commence renewal procedures at least thirty (30) days prior to the expiration of any of the Insurances and provide to Lessor and the Security Trustee (if applicable):

(a)	if requested by Lessor, a written status report of renewal negotiations fourteen (14) days prior to each expiration date;

(b)	confirmation of completion of renewal prior to each expiration date; and

(c)

a certificate of insurance and broker’s letter of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers’ agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date.

9.5	Failure to Insure

If Lessee fails to maintain the Insurances in compliance with this Agreement:

(a)	Lessee shall immediately ground the Aircraft and shall keep it properly stored until such time as the Insurances shall again be in full force and effect.

(b)

Lessee shall immediately notify Lessor and the Security Trustee (if applicable) of the non-compliance of the Insurances with the requirements of this Agreement, and Lessee shall provide Lessor with full details of all steps that Lessee is taking or proposes to take in order to remedy such non-compliance.

(c)	Each of the Indemnitees will be entitled but not obligated (without prejudice to any other rights of Lessor under this Agreement):

(i)

to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee’s failure in such manner (including to effect and maintain an “owner’s interest” policy) as it considers appropriate, and any sums so expended by it will become immediately due and payable by Lessee to Lessor on demand (such demand being made as soon as reasonably practicable following the incurring of such expenditure), together with interest thereon at the Overdue Rate from the date of expenditure by it up to the date of reimbursement by Lessee (before and after any judgment); and

(ii)

at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its reasonable satisfaction.

9.6	Continuing Insurance for Indemnity

(a)

Lessee shall effect and maintain insurance after a Transfer or the Expiry Date with respect to its liability under the indemnities in Section 10 for two years, or until the next scheduled C-Check (or its equivalent), whichever is earlier, providing for each Indemnitee to be named as an additional insured pursuant to the provisions of the airline finance/lease contract Endorsement AVN99.

(b)

Lessee’s obligation under this Section 9.6 shall not be affected by Lessee ceasing to be lessee of the Aircraft or any of the Indemnitees ceasing to have any interest in respect of the Aircraft, and upon a Transfer pursuant to Section 14.2, Lessee shall continue to name the Indemnitees as additional insureds under the Insurance policies covered by Section 1(d) of Schedule 4 for two years, or until the next scheduled C-Check (or its equivalent), whichever is earlier, after the Transfer date.

9.7	Application of Insurance Proceeds

As between Lessor and Lessee, and except to the extent otherwise required pursuant to the provisions of the airline finance/lease contract Endorsements AVN67B and AVN67B (Hull War) adopted by the Lloyd’s Aviation Underwriter’s Association (or any successor endorsements), if applicable:

(a)

All insurance payments, up to the Agreed Value, received as the result of a Total Loss occurring during the Term will be paid to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a specified Financing Party).

(b)

All insurance proceeds in respect of any damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting a Total Loss and involving insurance proceeds in excess of the Damage Notification Threshold will be paid to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a specified Financing Party) such payment to be applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor and such specified Financing Party being reasonably satisfied that the repairs or replacement have been or will be effected in accordance with this Agreement. Insurance proceeds in amounts less than the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining shall be paid to or may be retained by Lessee.

(c)	All insurance proceeds in respect of third party liability will be paid to the relevant third party.

(d)

Notwithstanding Sections 9.7(a) and (b), if at the time of the payment of any such insurance proceeds an Default or Event of Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Financing Party) to be applied toward payment of any amounts that may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect. In the event that Lessee remedies any such Default or Event of Default to the reasonable satisfaction of Lessor, then Lessor shall procure that all such insurance proceeds then held by Lessor or any Financing Party, as the case may be, in excess of the amounts (if any) applied by Lessor or any Financing Party, as the case may be, in accordance with this Section 9.7(d) shall be paid promptly to Lessee.

9.8	Aggregate Limits

If any of the Insurances is subject to an annual aggregate yearly or other periodic limit, and, by reason of any claims made thereunder during the course of a year or other period in respect of any property subject to such policy, the aggregate amount of coverage available thereunder in respect of the balance of such year or other period shall have been reduced:

(a)	Lessee shall forthwith notify Lessor of the amount of any such claim; and

(b)

Lessee shall not operate the Aircraft during the balance of such year or other period either (i) without the prior written consent of Lessor or (ii) until Lessee has increased forthwith upon request of Lessor the aggregate limit under the relevant policy for such year or other period to such amount as Lessor may reasonably require.

9.9	Form LSW555D Exclusions

In this Section 9.9, the term Uninsured Risks shall mean the matters set out in the exclusions to form LSW555D (or any successor provision approved by Lessor) for chemical or biological weapons, so called “dirty bombs” and electromagnetic pulse weapons. Lessee undertakes that if cover in respect of the Uninsured Risks is, or becomes, available in the London insurance markets or elsewhere at commercially reasonable rates (having reference to the extent to which such cover is commonly taken by first class international airlines) it shall, if requested by Lessor, obtain and maintain, or cause to be obtained and maintained, insurance cover for the Uninsured Risks to the fullest extent available in the leading international insurance markets.

10	Indemnity

10.1	General

(a)

Lessee shall defend, indemnify and hold harmless each of the Indemnitees for, from and against any and all claims, damages, demands, settlements, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines (each a Claim) regardless of when the same is made or incurred, whether during or after the Term:

(i)

that may at any time be suffered or incurred directly or indirectly as a result of or connected with possession, repossession, delivery, performance, management, registration, deregistration, control, maintenance, condition, service, repair, overhaul, leasing, subleasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing, use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

(ii)	that arise out of any act or omission that invalidates or that renders voidable any of the Insurances; or

(iii)

that may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person.

(b)	Notwithstanding the provisions of Section 10.1(a), Lessee shall not have to indemnify an Indemnitee for any Claim to the extent that:

(i)	it arises directly as a result of the willful misconduct or gross negligence of such Indemnitee;

(ii)

it arises directly as a result of a breach by Lessor of its express obligations under this Agreement or as a result of a representation or warranty given by Lessor in this Agreement not being true and correct at the date when, or when deemed to have been, given or made;

(iii)	it represents a Tax or loss of tax benefits (Lessee’s liabilities for which, including exclusions, are set out in Sections 5.7, 5.8, 5.9 and 5.11);

(iv)	it constitutes a cost or expense that is required to be borne by such Indemnitee in accordance with another provision of this Agreement or any other Operative Document;

(v)

it results from any disposition not caused by Lessee of all or any part of Owner’s or Lessor’s rights, title or interest in or to the Aircraft or under this Agreement or any other Operative Documents or the rights or interest of any Financing Party, unless such disposition occurs following an Event of Default;

(vi)	it is attributable to an event occurring before Delivery or after the Term unless the Claim results from or arises out of an act or omission by Lessee, or any circumstance existing, during the Term;

(vii)	it represents an ordinary and usual overhead expense for such Indemnitee, except to the extent that the same arises upon the occurrence of a Default or Event of Default; or

(viii)	it is actually reimbursed to an Indemnitee pursuant to any other provision of the Operative Documents.

10.2	Mitigation

(a)

Lessor agrees that it shall notify Lessee in writing as soon as reasonably practicable after it becomes aware of any circumstances that would, or would reasonably be expected to, become the subject of a claim for indemnification pursuant to Section 10.1. Lessor (and any other Indemnitee seeking indemnification, as the case may be) and Lessee shall then consult with one another in good faith in order to determine what action (if any) may reasonably be taken to avoid or mitigate such Claim. Lessee shall have the right to take all reasonable action (on behalf and, if necessary, in the name of Lessor or such other Indemnitee other than the Financing Parties) in order to resist, defend or settle (provided such settlement is accompanied by payment) any claims by third parties giving rise to such Claim, provided always that Lessee shall not be entitled to take any such action unless adequate provision, reasonably satisfactory to Lessor and such other Indemnitee shall have been made in respect of the third party claim and the costs thereof. Lessee or, if the Claim is covered by Lessee’s Insurances, Lessee’s insurers shall be entitled to select any counsel to represent it or them, Lessor and such other Indemnitee in connection with any such action, subject in the case of Lessee to the approval of Lessor and such other Indemnitee (such approval not to be unreasonably withheld) and any action taken by Lessee shall be on a full indemnity basis in respect of Lessor and such other Indemnitee other than the Financing Parties.

(b)

Any sums paid by Lessee to Lessor or any Indemnitee in respect of any Claim pursuant to Section 10.1 shall be paid subject to the condition that, in the event that Lessor or such Indemnitee is subsequently reimbursed in respect of that Claim by any other Person, Lessor or such Indemnitee shall, provided no Default or Event of Default relating to payment shall have occurred and be continuing and/or no Rent or other amounts under this Agreement are due and payable by Lessee, promptly pay to Lessee an amount equal to the sum paid to it by Lessee, including any interest on such amount to the extent attributable thereto and received by Lessor or such Indemnitee, less any Tax payable by Lessor or such Indemnitee in respect of such reimbursement.

10.3	Duration

The indemnities contained in this Agreement will survive and continue in full force after the Expiry Date.

11	Events of Loss

11.1	Total Loss Before Delivery

If a Total Loss occurs before Delivery, this Agreement will immediately terminate and neither party will have any further obligation or liability under this Agreement except as expressly stated herein.

11.2	Total Loss After Delivery

(a)	If a Total Loss occurs after Delivery, Lessee will pay the Agreed Value to Lessor (or any Financing Party designated by Lessor) on the earlier of:

(i)	three (3) Business Days following the date of receipt by Lessee of the insurance proceeds payable as a result of the Total Loss, or

(ii)	the 60th day after the Total Loss Date (the Settlement Date),

in either case unless the Aircraft is restored to Lessor or Lessee within that period (or, in the case of a Total Loss coming within paragraph (c) of the definition of Total Loss and involving the loss of Owner’s title to the Aircraft, if both the Aircraft and Owner’s title thereto are restored to Owner or, in the case of the Aircraft, to Lessee).

(b)

The receipt by Lessor or any Financing Party (on behalf of Lessor) of the insurance proceeds in respect of the Total Loss on or prior to the Settlement Date shall discharge Lessee from its obligation to pay the Agreed Value to Lessor pursuant to this Section 11.2, provided such proceeds are not less than the Agreed Value. In the event that the insurance proceeds are paid initially to Lessee and not to Lessor or any Financing Party designated by Lessor, they may be retained by Lessee if Lessee shall have paid the Agreed Value to Lessor or any Financing Party (on behalf of Lessor); otherwise Lessee shall pay the Agreed Value to Lessor or any Financing Party (on behalf of Lessor) not later than three (3) Business Days following receipt by Lessee of such proceeds. In the event that Lessee pays the Agreed Value to Lessor or any Financing Party (on behalf of Lessor) in accordance with this Section 11.2 and provided no Event of Default is continuing, Lessor shall promptly assign to Lessee its rights under the Insurances to receive the insurance proceeds in respect of the Total Loss to the extent that such proceeds shall not have been paid to Lessee.

(c)

Subject to the rights of any insurers or other third parties, upon irrevocable payment in full to Lessor or any Financing Party (on behalf of Lessor) of the Agreed Value and all other amounts that may be or become payable to Lessor under the Operative Documents to which Lessee is a party, Lessor shall without recourse or warranty (except as to the absence of Lessor Liens), and without further act, be deemed to have transferred to Lessee all of Owner’s rights to any Engines or Parts not installed when the Total Loss occurred, all on an “as-is where is” basis, and shall, at Lessee’s expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence the transfer and the vesting of Owner’s rights in such Engines and Parts in Lessee, free and clear of all rights of Owner and any Lessor Liens.

11.3	Engine Loss

(a)

Upon the occurrence of an Engine Loss in circumstances in which there has not also occurred a Total Loss (including, for the avoidance of doubt, at a time when the Engine is not installed on the Airframe), Lessee shall give Lessor written notice promptly upon becoming aware of the same and shall, within sixty (60) days after the Engine Loss Date, convey or cause to be conveyed to Owner, as replacement for such Engine, title to a replacement engine that (1) is in the same or better operating condition (with neither Flight Hours nor Flight Cycles greater than the Engine to be replaced), and has the same or greater value (which value will be based on the relevant Flight Hours and Flight Cycles and shop visit history of such engine) and utility and at least the same thrust rating, in each case, as the lost Engine (assuming the lost Engine was, immediately before the Engine Loss, in the condition required by this Agreement); (2) LLPs in the replacement engine shall not have less life remaining than the LLPs in the Engine being replaced; (3) has no less hours available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine; (4) has attached to it a current FAA Form 8130 and/or EASA Form 1 issued by the Engine Manufacturer or an Approved Maintenance Provider indicating that the engine is new, serviceable or overhauled (and Lessee shall retain all such tags); and (5) shall be accompanied by documentation establishing Back-to-Birth Traceability for all installed LLPs; (6) the replacement engine does not have any modules that have been operated at a higher thrust rating than the Engine it is replacing and (7) in each case Lessee has full details as to its source and maintenance records. In the event Lessee has been unable to locate a suitable replacement within such 60-day period, but continues to diligently seek such a replacement, Lessee shall pay any insurance proceeds received (or any future amounts once received) in respect of the Engine which suffered an Engine Loss to Lessor on the 60th day, which amount Lessor shall hold in trust for Lessee until Lessee acquires a suitable replacement engine and transfers title thereto to Owner in accordance with the terms hereof.

(b)

Lessee will at its own expense take all such steps and execute, and procure the execution of, a full warranty bill of sale covering such replacement engine, a supplement to this Agreement adding such replacement engine to the Leased Property and all such other agreements and instruments that are necessary to ensure that title to such Engine passes to Owner and is subject to the Security Interest created by any Financing Security Document and such replacement engine becomes an “Engine”, all according to Applicable Laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor’s reasonable satisfaction (including the provision, if required, to Lessor of one of more legal opinions) that title has so passed to Owner and is subject to the Security Interest created by any Financing Security Document.

(c)

Upon compliance with the foregoing title transfer provisions, the leasing of the replaced Engine that suffered the Engine Loss shall cease and title to such replaced Engine shall (subject to any salvage rights of insurers) vest in Lessee free of Lessor Liens. If Lessor or any Financing Party subsequently receives any insurance proceeds relating to such Engine Loss, Lessor shall promptly remit such proceeds, or cause such proceeds to be remitted, to Lessee.

(d)	No Engine Loss with respect to any Engine that is replaced in accordance with the provisions of this Section 11.3 shall result in any decrease in Basic Rent, Supplemental Rent or the Agreed Value.

11.4	Damage or Incident Not Constituting a Total Loss

Following the occurrence of any damage to the Aircraft, any Engine or any Part that does not constitute a Total Loss or an Engine Loss and where the potential cost of repair may reasonably be expected to exceed the Damage Notification Threshold, Lessee shall take the following actions:

(a)	Lessee shall consult with, and comply with, all reasonable instructions of Lessor, which instructions are not to be unreasonably withheld or delayed with respect to the accomplishment of repairs;

(b)

Lessee shall obtain Lessor’s consent, which consent is not to be unreasonably withheld or delayed prior to agreeing any repair workscope or seeking Manufacturer approval in connection with any such repairs; and

(c)	Lessee shall obtain a written certification reasonably satisfactory to Lessor from each relevant Manufacturer as to the accomplishment of repairs.

11.5	Requisition

During any requisition for use or hire of the Aircraft, any Engine or Part that does not constitute a Total Loss:

(a)

the Basic Rent, Additional Rent and Supplemental Rent payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under this Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

(b)	so long as no Event of Default has occurred and is continuing, Lessee will be entitled to any compensation payable by the requisitioning authority in respect of the Term;

(c)

Lessee will, as soon as practicable after the end of any such requisition (with the Term being extended if and to the extent that the period of requisition continues beyond the Scheduled Expiry Date), cause the Aircraft to be put into the condition required by this Agreement; and

(d)

Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change; provided, that, if any Default has occurred and is continuing, Lessor may apply the compensation in or towards settlement of any amounts owing by Lessee under this Agreement.

12	Redelivery of Aircraft

(a)

On the Expiry Date or termination of the leasing of the Aircraft under this Agreement, Lessee shall, unless a Total Loss has occurred, at its expense, return and redeliver the Leased Property to Lessor at the Redelivery Location in accordance with the procedures and in the condition described in Schedule 3 (including Annex 1 to Schedule 3) free and clear of all Security Interests and Permitted Liens (other than Lessor Liens);

(b)

Lessor and Lessee shall discuss no later than twelve (12) months prior to the scheduled redelivery date, and if mutually agreed shall document, any agreed buy out options on the redelivery conditions described in Schedule 3. Unless specifically agreed otherwise, the Aircraft must be returned in the condition required by Schedule 3.

(c)

Redelivery of the Aircraft in the condition set out in this Clause 12 and Schedule 3 at the Redelivery Location is of the essence of this Agreement and if the Aircraft is not returned as provided herein, Lessor may obtain a court order requiring Lessee to return the Aircraft in accordance with the provisions hereof. In addition, and without waiving or limiting Lessor’s right to obtain such court order, if Lessee does not return the Aircraft to Lessor for any cause on the date of the expiration or termination of the Term, or does not return the Aircraft to Lessor in the condition set out in this Clause 12, then the obligations of Lessee under this Agreement shall continue and such continued use shall not be considered a renewal of the terms of this Agreement or a waiver of any right of Lessor hereunder and Lessor may terminate Lessee’s right to possess the Aircraft immediately on written notice to Lessee; and Lessee shall fully indemnify Lessor on demand against all losses, liabilities, actions, proceedings, costs and expenses thereby suffered or incurred by Lessor. During such continued use, Basic Rent shall continue to be paid by Lessee to Lessor at the rate of 100% of the monthly Basic Rent for the first calendar month following the date on which Redelivery was meant to occur, 125% of the monthly Basic Rent for the subsequent calendar month and 150% of the monthly basic Rent for each calendar month thereafter until the Aircraft is actually delivered to Lessor in the required condition, and all other terms and conditions of the Lease shall remain in full force and effect, provided that the payment by Lessee of such amounts will not constitute a renewal of the terms of the Lease or of the Term or a waiver of any of Lessor’s rights under the Lease and will not give Lessee any rights whatsoever in respect of the Aircraft or any part thereof other than as may be required to enable Lessee to comply with its obligations under this Clause 12.

(d)

Lessor may elect, in its sole and absolute discretion, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Section 12 and Schedule 3 and thereafter have any such non-conformance with such conditions corrected at such time as Lessor may deem appropriate and at commercial rates then charged by the Person selected by Lessor to perform such correction. Lessee will indemnify Lessor on demand for any losses, costs and expenses incurred or suffered by lessor in relation to any such corrections. Lessee’s obligation to indemnify such amounts will survive the Expiry Date.

13	Events of Default

13.1	Events of Default

Each of the following events will constitute an Event of Default by Lessee:

(a)

Non-payment: Lessee (i) fails to pay the Agreed Value and all other amounts required under Section 11.2 by no later than the Settlement Date, (ii) fails to make any payment of Basic Rent or Supplemental Rent within three (3) Business Days of the date on which such payment is due, or (iii) fails to pay any other amount payable by it under this Agreement within three (3) Business Days after such amounts are due; or

(b)

Material Covenants: Lessee (i) fails to rectify the non-compliance of the Leased Property with the conditions of Section 12 or redeliver the Leased Property to Lessor in accordance with Schedule 3, (ii) fails to maintain in full force and effect any insurance required to be maintained under Section 9, or (iii) voluntarily transfers possession of the Airframe or any Engine to another Person other than as permitted by this Agreement; or

(c)

Breach: Lessee fails to comply with any other provision of this Agreement and, if such failure is, in the reasonable opinion of Lessor, capable of remedy, the failure continues for fifteen (15) days after written notice from Lessor to Lessee, provided, that if such failure cannot reasonably be remedied within such 15 day period and Lessee is diligently undertaking all necessary remedial action, the 15 day period shall be extended for a reasonable number of days necessary to cure such failure (not to exceed a period of 45 days from the date of such breach); or

(d)

Representation: any representation or warranty made (or deemed to be repeated) by Lessee in the Operative Documents to which it is a party or in any document or certificate furnished to Lessor by Lessee pursuant to or in connection with the Operative Documents to which it is a party is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

(e)	Cross Default:

(i)	any Financial Indebtedness of Lessee greater than US$500,000 is not paid when due and any applicable grace period shall have expired; or

(ii)	the security for any Financial Indebtedness of Lessee or any of its Affiliates is enforced; or

(iii)

any lease, conditional sale, installment sale or forward purchase agreement of Lessee or any of its Affiliates in respect of an aircraft is terminated as a consequence of an event of default or termination event (however described); or

(iv)

an event of default (however described) occurs under any lease, conditional sale, installment sale or forward purchase agreement between Lessor or any of its Affiliates and Lessee or any of its Affiliates; or

(f)	Approvals: any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement, including:

(i)

any authorization required by Lessee of, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Operative Documents or the performance by Lessee of its obligations under the Operative Documents; or

(ii)

any airline license, air transport license, franchise, concession, permit, certificate, right or privilege required by Lessee for the conduct of its business is modified, withheld, revoked, suspended, canceled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force and is not reissued, reinstated or renewed within thirty (30) days, provided however that any such modification, withholding, revocation, suspension, cancellation, withdrawal, termination or non-renewal shall only constitute an Event of Default if it has a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents to which it is a party or on Owner’s or Lessor’s rights, title and interest to and in the Aircraft or under the Operative Documents; or

(g)	Insolvency:

(i)	Lessee is, or is deemed for the purposes of any relevant law to be, unable to pay its debts as they fall due or to be insolvent; or

(ii)	Lessee suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(h)	Bankruptcy and Similar Proceedings:

(i)	Lessee shall consent to the appointment of a receiver, trustee or liquidator for itself or for a substantial part of its property; or

(ii)	Lessee shall admit in writing its inability to pay its debts generally as they become due, or Lessee shall make a general assignment for the benefit of creditors; or

(iii)

Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization in a proceeding under any laws dealing with bankruptcy, insolvency, moratorium or creditors’ rights generally (any or all of which are hereinafter referred to as “Bankruptcy Laws”), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee shall by voluntary petition or answer consent to or fail to oppose the seeking of relief under the provisions of any Bankruptcy Laws; or

(iv)

any order, judgment or decree is entered by a court of competent jurisdiction appointing a receiver, trustee or liquidator of Lessee or a substantial part of its property, or ordering a substantial part of Lessee’s property to be sequestered, is instituted or done with the consent of Lessee or, if instituted by another Person, the order, judgment or decree is not dismissed, remedied or relinquished within thirty (30) days; or

(v)

a petition against Lessee in a proceeding under any Bankruptcy Laws shall be filed and shall not be withdrawn or dismissed within thirty (30) days thereafter, or if, under the provisions of any Bankruptcy Laws that may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property; or

(vi)

any step (including petition, proposal or convening a meeting) is taken by Lessee with a view to a composition, assignment or arrangement with any creditors of, or the reorganization, rehabilitation, administration, liquidation, or dissolution of, Lessee or any of its Affiliates or any other insolvency proceedings involving Lessee or any of its Affiliates; or

(i)	Other Jurisdiction: there occurs in relation to Lessee any event anywhere which, in the reasonable opinion of Lessor, corresponds with any of those mentioned in Section 13.1(h); or

(j)	Suspension of Business: Lessee suspends or ceases to carry on all or a substantial part of its business; or

(k)

Disposal: Lessee disposes or threatens to dispose of all or a material part of its assets, whether by one or a series of transactions, related or not, other than pursuant to a merger or consolidation as referred to in, and subject to, Section 8.8(b) or for the purpose of any other reorganization or amalgamation the terms of which have received the previous consent in writing of Lessor; or

(l)

Rights: the existence, validity, enforceability or priority of the rights of Owner, as owner of the Aircraft, Lessor, as lessor of the Aircraft or the rights of any other person in relation to the Aircraft are challenged by Lessee or any other Person lawfully claiming by or through Lessee; or in relation to the Aircraft are challenged by Lessee or any other Person lawfully claiming by or through Lessee; or

(m)

Delivery: Lessee fails to accept delivery of the Aircraft when validly tendered pursuant to this Agreement by Lessor (provided that Lessor shall have satisfied the conditions precedent set out in Section 3.4); or

(n)

Adverse Change: any event or series of events occurs which, in the reasonable opinion of Lessor, will have a material adverse effect on the financial condition or operations of Lessee (as compared to such financial condition at Delivery) or on the ability of Lessee to comply with its obligations under the Operative Documents or to have a prejudicial effect on Owner’s, Lessor’s or any Financing Party’s rights, title and/or interest in, to or under the Aircraft and/or the Operative Documents; or

(o)

Nationalization: all or a material part of the undertakings, rights, assets or revenues of, or shares or other ownership interests in, Lessee are seized, nationalized, expropriated or compulsorily acquired by or under the authority of any Government Entity; or

(p)	Airport Charges: any overflight and airport fees or charges owed by Lessee or otherwise owed in respect of the Aircraft shall not be fully paid when due; or

(q)	[Reserved]; or

(r)

Arrest: the Aircraft, any Engine or any Part is taken in execution, impounded or otherwise taken from the possession of Lessee by reason of any legal process or any other legal process is levied upon the Aircraft, any Engine or any Part or the Aircraft, any Engine or any Part is arrested or detained in the exercise or purported exercise of any Lien (other than a Lessor Lien) or claim enforceable against the Aircraft, any Engine or any Part and Lessee shall fail to provide or to procure the release of the Aircraft, any Engine or any Part within a period of ten days; or

(s)

Change of Control: Lessee undergoes a Change of Control at any time; as used herein, “Change of Control” means (i) Lessee shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not Lessee is the surviving corporation) another person whereby such other person acquires more than 50% of the voting power of Lessee, (B) sell, assign, transfer, lease, license, convey or otherwise dispose of all or substantially all of the properties or assets of Lessee to another person (excluding any grants of security by Lessee over such assets), (C) allow another person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the voting power of Lessee or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person whereby such other person acquires more than 50% of the voting power of Lessee; or

(t)

Unlawful: due to action or fault of Lessee, it becomes unlawful for Lessee to perform any of its material obligations under the Operative Documents to which it is a party, or any of the Operative Documents to which it is a party becomes wholly or partly invalid or unenforceable, provided that any such partial invalidity or unenforceability shall only constitute an Event of Default if it has a material adverse effect on Lessee’s ability to perform its obligations under the Operative Documents to which it is a party or Owner’s or Lessor’s rights, title and interest in and to the Aircraft or under the Operative Documents.

13.2	Rights

If an Event of Default occurs, and for as long as it shall continue (and without prejudice to any of its other rights under this Agreement or that may arise by operation of Applicable Law):

(a)

Lessor may at its option, by notice to Lessee with immediate effect terminate the leasing of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee to lease the Aircraft under this Agreement shall cease; and/or

(b)	Lessor may at its option proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

(c)	Lessor may at its option either:

(i)

take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to, occupied by or under the control of Lessee (for which purpose Lessee hereby grants to Lessor an irrevocable license to the extent permitted by Applicable Law) where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at the Redelivery Location (or such other location as Lessor may require), and Lessor is hereby irrevocably authorized and empowered, to the extent permitted by Applicable Law, to direct pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking such action; or

(ii)

by serving notice, require Lessee to redeliver the Aircraft to Lessor at the Redelivery Location (or such other location as Lessor may require) in the condition required by Section 12 and Schedule 3; and/or

(d)	Lessor, or Owner as the case may be, may sell, lease or otherwise deal with the Leased Property in such manner as Lessor in its absolute discretion considers appropriate; and/or

(e)

Lessee shall at the request of Lessor take all steps, or otherwise cooperate with Lessor in taking such steps, necessary to deregister the Aircraft from the aircraft registry of the State of Registration and export the Aircraft from the country where the Aircraft is for the time being registered or situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement. Lessee hereby irrevocably and by way of security for its obligations under the Operative Documents authorizes and empowers Lessor as its attorney-in-fact and agent (such agency being coupled with an interest), in Lessor’s own name or in the name of Lessee, to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

13.3	Default Payments

If an Event of Default occurs, Lessee will indemnify and pay to Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability that Lessor may sustain or incur directly or indirectly as a result, including:

(a)	all unpaid Basic Rent, Additional Rent and Supplemental Rent then due and unpaid;

(b)

any loss of profit (calculated on an after-tax basis) suffered by Lessor because of Lessor’s inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its Redelivery to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable (calculated on an after-tax basis) to Lessor as this Agreement would have been but for such Event of Default;

(c)

in the event that the Aircraft is sold prior to Lessor entering into a replacement lease, the amount (if any) by which (i) the aggregate of (1) the net sale proceeds (calculated by deducting the costs of sale together with the cost of preparing the Aircraft for sale and the repayment of any outstanding indebtedness in relation to the financing of the Aircraft) plus (2) the present value of the anticipated after-tax net income to be derived from such net sale proceeds up to the Scheduled Expiry Date, discounted on a monthly basis using 3.0% per annum as the discount rate, are less than (ii) the aggregate of (1) the anticipated net sale proceeds (computed on the same basis as the net sale proceeds referred to in (i)(1) above), assuming that the Aircraft would have been sold as soon as reasonably practicable following the Scheduled Expiry Date plus (2) the present value of the income that would have been derived from the future Basic Rent and Supplemental Rent payable until the Scheduled Expiry Date, discounted on a monthly basis using 3.0% per annum as the discount rate;

(d)	any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any amount unpaid by Lessee; and

(e)

any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee’s failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement (other than any loss, premium, penalty or expense that may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor’s financing of the Aircraft).

13.4	Waiver of Certain Article 2A Rights

To the fullest extent permitted by Applicable Law, each of Lessor and Lessee hereby agrees that no rights or remedies referred to in Article 2A of the Uniform Commercial Code shall be conferred upon either Lessor or Lessee unless otherwise expressly granted in this Agreement.

14	Assignment, Transfer and Financing

14.1	No Assignment by Lessee

Lessee shall not assign any of its right, title, interests, duties, obligations or liabilities in, to or under the Operative Documents, or create or permit to exist any Security Interest (other than Permitted Liens) over any of its rights under the Operative Documents, and any such purported assignment or grant of a Security Interest shall be void ab initio and of no force or effect. Without limiting the foregoing, if any assignment prohibited under the foregoing sentence shall be valid by operation of any non-waivable provision of Applicable Law, Lessee shall nevertheless remain fully liable for the payment and performance of all of Lessee’s obligations to be paid and performed hereunder as fully and to the same extent as if such assignment had not been effected, without prejudice to the obligations of such assignee.

14.2	Lessor Assignment

Lessor may sell, assign or transfer all or any of its rights under the Operative Documents and in the Leased Property (a “Transfer”) and Lessor will, other than in the case of an assignment for security purposes, have no further obligation under the Operative Documents following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement.

(a)	In connection with any Transfer, the following conditions shall apply:

(i)	Lessor shall give Lessee prior written notice of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the “Transferee”);

(ii)

the Transferee will either be (1) an Affiliate of Lessor or (2) a Person with a tangible net worth of at least five million Dollars (US$5,000,000) (or shall be guaranteed by a Person having such a tangible net worth), and reasonably experienced in aircraft leasing (or the Transferee’s rights and powers under this Agreement shall be exercised or serviced on its behalf pursuant to an appropriate management or servicing agreement by a Person having, or having access to, such experience);

(iii)	the Transferee will have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of “Lessor”;

(iv)	such Transfer shall not result in a change of State of Registration (unless otherwise agreed with Lessee);

(v)

on the Transfer date, Lessor and the Transferee shall enter into an agreement or agreements in which the Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of, Lessor contained in this Agreement arising on or after the time of the Transfer;

(vi)	neither the Transferee nor any of its Affiliates will be a direct airline competitor of Lessee; and

(vii)	such Transfer shall not violate any Applicable Law.

(b)

Upon any Transfer, the Transferee shall be deemed Lessor for all purposes of this Agreement, each reference in this Agreement to “Lessor” shall thereafter be deemed for all purposes to refer to the Transferee, and the transferor shall be relieved of all obligations of “Lessor” under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

(c)

Upon compliance by Lessor and a Transferee with the terms and conditions of Section 14.2(a), Lessee shall at the time of Transfer, at the specific written request of Lessor and with Lessor paying Lessee’s reasonable out-of-pocket costs and expenses:

(i)

execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, Lessee and such Transferee, dated the date of such Transfer, consenting to such Transfer, agreeing to pay all or such portion of the Basic Rent, Supplemental Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in the Operative Documents or in any certificate or document furnished by Lessee in connection with the Operative Documents as though such Transferee was the original “Lessor”;

(ii)

execute and deliver to Lessor or such Transferee, as appropriate, precautionary Uniform Commercial Code financing statements or amendments reflecting the interests of such Transferee in the Aircraft and the Operative Documents;

(iii)

deliver to Lessor and to such Transferee a certificate, signed by a duly authorized officer of Lessee, dated the date of such Transfer, to the effect that (1) no Default or Event of Default has occurred and is continuing or, if one is then continuing, describing such Default or Event of Default, and (2) the representations and warranties set forth in Section 2.1 are, to the extent remaining applicable, true and correct as of such date;

(iv)

cause to be delivered to Lessor and such Transferee certificates of insurance and broker’s letters of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers’ agreement to the specified insurance requirements of this Agreement and listing Lessor and Transferee as additional insureds and the Transferee as sole loss payee (subject to other direction by any Financing Party);

(v)

deliver to Lessor and to such Transferee an opinion of Lessee’s counsel (which may be Lessee’s General Counsel), addressed to Lessor and such Transferee to the effect that the agreement referred to in Section 14.2(c)(i) has been duly authorized and executed by Lessee and constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms (subject to customary exceptions), and to the effect that such Transferee may rely on the opinion delivered by such counsel or its predecessor counsel in connection with the Operative Documents on the Delivery Date with the same force and effect as if such Transferee was an original addressee of such opinion when given;

(vi)

deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times requested by Lessor in order to permit the Transfer to take place at a time and on a date so as to eliminate or minimize any Taxes applicable to the Transfer; and

(vii)	such other documents as Lessor or such Transferee may reasonably request.

14.3	Financing Parties; Grants of Security Interests

(a)

On or before the Delivery Date, and from time to time thereafter, Lessor shall advise Lessee in writing of any Financing Parties, and of any Financing Documents relevant to such Financing Parties’ status as Additional Insureds and of any Financing Security Documents providing to any Financing Parties a Security Interest in the Leased Property or Owner’s or Lessor’s right, title and interest in any Operative Documents. On the Delivery Date, pursuant to Section 3.1(c), Lessee shall execute and deliver to Lessor the Notice and Acknowledgment.

(b)

Each of Owner and Lessor shall be entitled at any time after Delivery to grant a Security Interest in the Leased Property or its right, title and interest in any Operative Document in replacement of or with a priority senior, equal or subordinate to any previous grant of a Security Interest. In the case of any such grant after Delivery, Lessee shall promptly, at the specific written request of Lessor and with Lessor paying all of Lessee’s reasonable out-of-pocket costs and expenses:

(i)	execute and deliver to Lessor a notice and acknowledgment referring to the new Financing Security Document and otherwise substantially in the form of the Notice and Acknowledgment;

(ii)

deliver to Lessor and any new Financing Parties identified by Lessor a certificate, signed by a duly authorized officer of Lessee, dated the date of the grant of the additional Security Interest by Lessor, to the effect that (1) no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default, and (2) the representations and warranties set forth in Section 2.1 are true and correct as of such date;

(iii)

cause to be delivered to Lessor certificates of insurance and broker’s letters of undertaking substantially in the form delivered to Lessor on the Delivery Date, detailing the coverage and confirming the insurers’ agreement to the specified insurance requirements of this Agreement, adding the additional Financing Parties identified by Lessor as additional insureds and, if requested by Lessor, as loss payees; and

(iv)	such other documents as Lessor may reasonably request.

14.4	Sale and Leaseback by Lessor

In addition to the Transfers and grants of Security Interests permitted by Sections 14.2 and 14.3, Lessor shall be entitled to transfer its right, title and interests in and to the Leased Property to any Person and lease the Aircraft from such Person (a Head Lessor), and in such event Lessor shall retain its rights and obligations as “Lessor” under this Agreement. In the event of such a sale and lease-back by Lessor, (a) the Head Lessor shall meet the requirements for a “Transferee” as defined in Section 14.2(a)(ii) above, (b) Lessor shall be entitled to assign its rights in this Agreement to such Head Lessor as security for its obligations under the head lease, (c) the Head Lessor shall be entitled to grant to one or more purchase money lenders, or to an indenture trustee on behalf of such lenders, a Security Interest covering the Leased Property and the Operative Documents, (d) Lessee shall execute and deliver to Lessor, such Head Lessor and such secured parties, as appropriate, the documents specified in Sections 14.2(c) and 14.3(b) above, and Lessee shall cooperate with Lessor to make such other changes to the Operative Documents, such as including such Head Lessor and such secured parties as additional insureds and “Indemnitees”, as Lessor may reasonably request. Lessor shall pay all of Lessee’s reasonable out-of-pocket costs and expenses related to a Transfer pursuant to this Section 14.4.

14.5	Further Acknowledgments

Lessee and Lessor further acknowledge and agree that any Transferee shall in turn have the rights of, and be subject to the conditions to, transfer and grants of Security Interests set forth above in this Section 14.

14.6	Certain Protections for Lessee’s Benefit

The rights of Lessee under this Agreement shall be superior to the rights of any Financing Party or Head Lessor, and Lessor shall require each Financing Party holding a Security Interest in this Agreement or the Leased Property and each Head Lessor to agree in writing with Lessee that such Financing Party’s and Head Lessor’s rights in and to the Leased Property and/or this Agreement shall be subject to the terms of this Agreement, including to Lessee’s right of quiet enjoyment under Section 7.1 hereof. Lessor’s obligations to perform the terms and conditions of this Agreement shall remain in full force and effect notwithstanding the creation of any Financing Security Document or head lease. No Transfer, grant of Security Interest pursuant Section 14.3 or sale-leaseback pursuant to Section 14.4 shall cause or result in any increase in or additional payment obligations (including with respect to Taxes) of Lessee under this Agreement based on the laws in effect at the time of such Transfer. If at the time of any Transfer, grant of Security Interest pursuant Section 14.3 or sale-leaseback pursuant to Section 14.4, except any of the foregoing that occur as a consequence of an Event of Default, and under the laws then in effect, Lessee would be obligated to pay such Transferee under Sections 5.7, 5.8 or 5.11 hereof an amount that exceeds the amount which Lessee would have been obligated to pay under this Agreement to Lessor if no such Transfer, grant of Security Interest or sale-leaseback had taken place, Lessee shall not be obligated to pay the amount of the excess.

14.7	Servicer

Pursuant to servicing arrangements between Lessor and Servicer, Servicer shall, inter alia, be able to act as Lessor’s servicing agent for matters related to this Agreement and Lessor may without the consent of Lessee delegate all or part of its rights and obligations to the Servicer. Subject to any notice from Lessor to the contrary, Lessee may communicate with, and respond to any demands, requests or other communications made in accordance with this Agreement by Servicer on behalf of Lessor in respect of matters relating to this Agreement.

15	Governing Law and Jurisdiction

15.1	Governing Law

THIS AGREEMENT SHALL IN BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

15.2	Waiver of Jury Trial

LESSEE AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.3	Submission to Jurisdiction

THE PARTIES HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, AND EACH APPELLATE COURT FROM ANY OF THE FOREGOING, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.4	Process Agent

(a)	Lessor shall at all times from the date of this Agreement maintain an agent for service of process in New York. Such agent shall be C T Corporation System, at its address set out below:

C T Corporation System

28 Liberty Street

New York, New York

10005

(b)	Lessee shall at all times from the date of this Agreement maintain an agent for service of process in New York. Such agent shall be C T Corporation System, at its address set out below:

C T Corporation System

28 Liberty Street

New York, New York

10005

(c)

Any writ, judgment or other notice of legal process shall be sufficiently served on Lessor or Lessee if so delivered to such agent at its address for the time being. If, for any reason, such agent no longer serves as agent of Lessor or Lessee to receive service of process, Lessor or Lessee shall promptly appoint another agent and advise the other party thereof.

15.5

In the event that Lessor brings any proceedings before the courts of the State of Organization of Lessee, Lessee hereby and irrevocably waives any right or claim that it may have to defend, argue or protest those proceedings on the grounds that those proceedings, or any of Lessee’s obligations under the Operative Documents, or any judgment which Lessor may have obtained against Lessee or the Aircraft in any other jurisdiction, are contrary to the public policy of Lessee’s State or Organization.

16	Miscellaneous

16.1	Waivers, Remedies Cumulative

The rights of Lessor or Lessee under this Agreement may be exercised as often as necessary, are cumulative and not exclusive of that party’s rights under any law and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

16.2	Delegation

Lessor or any Financing Party may delegate to any Person or Persons all or any of the trusts, powers or discretions vested in it by this Agreement and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor or such Financing Party, respectively, in its absolute discretion thinks fit.

16.3	Appropriation

If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine.

16.4	Currency Indemnity

(a)

If Lessor receives an amount in respect of Lessee’s liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the “contractual currency”) in which the amount is expressed to be payable under this Agreement:

(i)	Lessee will indemnify Lessor, as an independent obligation, against any loss arising out of or as a result of such conversion;

(ii)

if the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the relevant date to purchase the contractual currency in New York City with that other currency) is less than the amount owed in the contractual currency, Lessee will, forthwith on demand, pay to Lessor an amount in the contractual currency equal to the deficit; and

(iii)	Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion.

(b)

Lessee waives, to the extent permitted by Applicable Law, any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

16.5	Payment by Lessor

Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums, which are then due from Lessee under this Agreement remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums.

16.6	Severability

If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b)	the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

16.7	Remedy

If Lessee fails to comply with any provision of this Agreement, Lessor may (after any applicable grace period), without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay to Lessor on demand any sums reasonably expended by Lessor together with all costs and expenses (including reasonable legal costs) necessarily incurred in connection therewith.

16.8	Expenses

(a)

Lessor and Lessee shall each bear their respective expenses (including legal, professional and out-of-pocket expenses) incurred or payable in connection with the negotiation, preparation and execution of the Operative Documents except that (i) Lessor shall be responsible with all registration and filing fees in connection with the initial registration of the Aircraft in the State of Registration and those other registration and filing costs for which Lessor has expressly agreed to be responsible in Section 8.10(iii) hereof and (ii) Lessee shall be responsible for (A) all registration and filing fees in connection with any subsequent registration of the Aircraft in the State of Registration following Delivery, (B) all fees in connection with the filing and translation of any Operative Document or related document and (C) all fees incurred by Lessor for qualifying to lease the Aircraft in Lessee’s jurisdiction (save to the extent such fees relate to the initial registration referred to in limb (i) above).

(b)

Lessee shall pay to Lessor within five (5) Business Days of demand all reasonable expenses (including legal, professional and out-of-pocket expenses) incurred or payable by Lessor in connection with the granting of any waiver or consent under this Agreement so long as such consent or waiver is requested by Lessee.

(c)

Lessee will pay to Lessor within five (5) Business Days of demand all reasonable expenses (including legal fees and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor’s rights under the Operative Documents, or in respect of the repossession of the Aircraft provided that, other than where provision for payment of such expenses is made elsewhere in this Agreement, such expenses shall have resulted from or following the occurrence of an Event of Default.

16.9	Time of Essence

The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee’s other obligations under this Agreement that are due on a specified or determinable date will be of the essence of this Agreement (subject always to any applicable grace period).

16.10	Notices

(a)

All notices and other communications given under or in connection with this Agreement shall be in writing (including e-mail) and in English, and shall be deemed to be received when delivered to the address or e-mail address (if any) specified in Section 16.10(b).

(b)	All such notices, requests, demands and other communications shall be sent:

(i)	to Lessor at:

UMB Bank, N.A., not in its individual capacity but solely as Owner Trustee

c/o Genesis Aircraft Services Limited

7th Floor Block I, Central Park

Leopardstown, Dublin 18

D18 HCP5, Ireland

Attention: Chief Legal Officer

Email: legal@genesis.aero

With a copy to:

UMB Bank, N.A., not in its individual capacity but solely as Owner Trustee

6440 S. Millrock Dr, Suite 400

Salt Lake City, UT 84121

U.S.A.

Attention:    Corporate Trust – Aviation

Email:          CorpTrustUtah@umb.com;

                     Dustin.Green@umb.com

(ii)	to Lessee at:

Global Crossing Airlines, Inc.

Building 5A, 4th Floor

Miami International Airport

4200 NW 36th Street

Miami, FL. 33146

U.S.A.

Attention:    Edward Wegel, CEO; Ryan Goepel, CFO

Email:          ed.wegel@globalxair.com;

                     ryan.goepel@globalxair.com

or to such other address, e-mail address or telefax number as shall have been notified by one party to the other in the manner set out in this Section 16.10.

16.11	Sole and Entire Agreement

This Agreement is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to that leasing. The terms and conditions of this Agreement can only be varied by an instrument in writing executed by both parties or by their duly authorized representatives.

16.12	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original and, when taken together, all of which shall constitute one and the same Agreement.

16.13	English Language

All documents delivered to Lessor pursuant to this Agreement will be in English or, if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

16.14	Further Assurances

Lessee shall promptly and duly execute and deliver to Lessor or Security Trustee (if applicable) such further documents and assurances and take such further action as Lessor or Security Trustee (if applicable) may from time to time reasonably request in order to carry out more effectively the intent and purpose of the Operative Documents and to establish and protect Owner’s title to the Leased Property, the interests of any subsequent permitted transferee, the Security Interest of any Financing Party, Lessor’s interest in the Leased Property and Lessor’s rights and remedies created or intended to be created under the Operative Documents.

16.15	Confidentiality

Neither Lessor nor Lessee shall, without the other’s prior written consent, communicate or disclose the terms of the Operative Documents or any information or documents furnished pursuant to the Operative Documents (except to the extent that the same are within the public domain) to any third party (other than any Financing Party, any prospective Transferee, any material investor in Lessee or creditor in Lessee, Head Lessors, the respective external legal advisers, auditors, insurance brokers or underwriters of Lessor, Lessee and such parties, and the Airframe Manufacturer and Engine Manufacturer); provided, that disclosure will be permitted, to the extent required:

(a)	pursuant to an order of any court of competent jurisdiction; or

(b)	pursuant to any procedure for discovery of documents in any proceedings before any such court; or

(c)	pursuant to any law or regulation having the force of law or stock exchange rules; or

(d)	pursuant to a lawful requirement of any authority with whose requirements the disclosing party is legally obliged to comply; or

(e)	in order to perfect any assignment of any assignable warranties.

16.16	Section 1110

It is the intention of the parties hereto that this Agreement, to the fullest extent available under Applicable Law, entitles Lessor to the benefits of Section 1110 with respect to the Aircraft. In furtherance of the foregoing, Lessor and Lessee hereby confirm that this Agreement is to be treated as a lease for U.S. federal income tax purposes. Nothing contained in this paragraph shall be construed to limit Lessee’s use and operation of the Aircraft under this Agreement or constitute a representation or warranty by Lessee as to tax consequences.

16.17	Concerning Lessor

UMB Bank, N.A. is entering into the Operative Documents solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly provided in the Operative Documents) and in no case shall UMB Bank, N.A (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Lessor under the Operative Documents; provided, however, that UMB Bank, N.A (or any such successor Owner Trustee) shall be personally liable under the Operative Documents for its own gross negligence, its own simple negligence in the handling of funds actually received by it in accordance with the terms of the Operative Documents, its willful misconduct and its breach of its covenants, representations and warranties in the Operative Documents, to the extent expressly covenanted or made in its individual capacity; provided, further, that nothing contained in this Clause 29 shall be construed to limit the exercise and enforcement in accordance with the terms of the Operative Documents of rights and remedies against the Trust Estate. Lessee agrees that, in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Trust Agreement, such successor Owner Trustee shall, upon written notice to Lessee by such successor Owner Trustee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor of the Aircraft for all purposes without in any way altering the terms of this Agreement or Lessee’s obligations hereunder. One such appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor Owner Trustees pursuant to the Trust Agreement, but such right may be exercised repeatedly as long as this Agreement shall be in effect.

16.18	Unlawfulness

(a)

If as a result of a change in law or a change in the interpretation of any relevant law at any time during the Lease Period it is or becomes unlawful in any relevant jurisdiction for any of Lessor or Lessee to perform or give effect to any of their respective obligations or receive any of their respective benefits as contemplated by this Agreement and the other Lease Documents to which it is respectively a party, (such circumstance being an “Applicable Circumstance”), then Lessor (in the case of itself)

or Lessee (in the case of itself), as the case may be, shall give written notice thereof to the other party with such details as are available to it of the Applicable Circumstance and Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid or mitigate such Applicable Circumstance. During any such consultation period, if the parties cannot restructure the transaction to avoid or mitigate any Applicable Circumstance described above within a period of sixty (60) days (or such lesser period as may, in the good-faith judgement of Lessor, be required to avoid such illegality), then Lessor shall be entitled to terminate the leasing of the Aircraft under this Agreement by written notice to Lessee, whereupon Lessee shall perform its obligations in respect of the return of the Aircraft under Clause 12 as if the date so specified by Lessor were the Expiry Date and Lessee will pay all Rent and other sums due and payable by Lessee hereunder up to and including the date of actual return of the Aircraft.

(b)

If Lessor and Lessee agree to a restructuring of the transaction to avoid or mitigate the Applicable Circumstance, each of Lessee and Lessor agrees to do all such acts and things and execute and deliver all such documents (including, without limitation, any amendment of this Agreement or any other Lease Document) as may be reasonably required to effect such restructuring. The cost of any such restructuring shall be borne by Lessee.

Execution Page

IN WITNESS WHEREOF Lessor and Lessee have executed this Operating Lease Agreement on the date shown at the beginning of this agreement.

UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee,

By:	/s/ Dillon Butler
Name:	Dillon Butler
Title:	Vice President

GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

Execution Page

IN WITNESS WHEREOF Lessor and Lessee have executed this Operating Lease Agreement on the date shown at the beginning of this agreement.

UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee,

By:
Name:
Title:

GLOBAL CROSSING AIRLINES, INC.

By:	/s/ Edward J Wegel
Name:	Edward J Wegel
Title:	Chairman and CEO

Schedule 1 Description of Leased Property

Part 1 Aircraft Specification

IDENTIFICATION:

Aircraft Model:	Airbus A320-214
Serial Number:	1954
Date of Manufacture:	March 25, 2003

WEIGHT DATA:

Maximum Take-off Weight:	77,000 kgs
Maximum Landing Weight:	64,500 kgs
Maximum Zero Fuel Weight:	61,000 kgs
Weight Variant	WV 010______

AIRFRAME AND INTERIOR EQUIPMENT:

Galleys	2	G1, G5
Lavatories	3	LAV A, D and E
Passenger Seats (economy)	180

ENGINES:

Manufacturer:	CFM International, Inc.

Position	No.1	No.2
Model:	CFM56-5B4/P	CFM56-5B4/P
Serial Numbers:	575389	575390

APU:

Manufacturer:	Honeywell
Model:	131-9(A)
Serial Number:	P-8561

LANDING GEAR:

Position:	Nose	Left Main	Right Main
Manufacturer:	________	________	________
Part Number:	________	________	________
Serial Number:	________	________	________

MAJOR AVIONICS EQUIPMENT:

Part	Qty	Manufacturer	Part No.
________	________	________	________
________	________	________	________

Part 2 Aircraft Documents

(A definitive list of the Aircraft Documents will be attached to the Certificate of Delivery Condition)

1	Manuals: The following manuals shall be delivered with the Aircraft. Each manual shall be current and include all temporary revisions. Each manual shall be in the English language.

(a)	EASA or FAA Approved Airplane Flight Cycle Manual

(b)	Weight and Balance Control and Cargo Loading Manual and Supplements (load and trim sheet) to include last weight and balance paperwork and delivery equipment list

(c)	Operations Manual and Quick Reference Handbook

(d)	Structural Repair Manual

(e)	Aircraft Maintenance Manuals

(f)	Aircraft/Engine/APU Illustrated Parts Catalog (IPC)

(g)	Wiring Diagram Manual

2	Airworthiness Directives Documentation: The following data will be provided as well as all records associated with A.D. compliance:

(a)	a single, complete and current certified status list of Airworthiness Directive to the Airframe, each Engine and each Part;

(b)

legible copies of the completion documentation that accomplish each AD, and if the AD involves repetitive inspection, documentation from the last accomplishment is sufficient (if the original completion documents are not available, at a minimum a certified copy of the signed job card of engineering order that accomplished the AD shall be provided, plus a certification letter (at return, signed by Lessee’s airworthiness department) stating that the AD in question was accomplished at a certain Flight Hour, Flight Cycle and date and referencing all pertinent support documentation (i.e., engineering order, alternate means of compliance, etc.); however, any AD that was complied with by an alternate means of compliance (AMOC) must have all original documentation and necessary air authority approvals) and such AMOC should be fully transferable to another operator; and

(c)

exemptions or deviations, if any, granted by any aviation authority on AD compliance, including copy of exemption request. All such exemptions or deviation should be fully transferable to another operator.

3	Engineering Documentation:

(a)	A single, current certified list in English language of the following shall be provided:

(i)	Service Bulletin status.

(ii)	Major repairs and alternations list, if applicable.

(iii)	Supplemental Type Certificate list, if any.

(b)

Data package covering all non-manufacturer or non-aviation authority approved repairs or alterations, including any submittals to aviation authorities for an approval, if applicable. All such approvals should be fully transferable to another operator.

4	Additional Documentation:

(a)	Quarterly Published Reliability Reports for last 3 months (if available)

(b)	Location map of emergency equipment with description

(c)	Interior configuration drawings (LOPA)

(d)	Passenger/Cargo Equipment List (seats, galleys, lavatories)

(e)	Complete paperwork for last 6-Year Check overhaul

(f)	Compass card calibration documentation

(g)	All life records, including Maintenance Tracking Sheets (MTS) for the assemblies and rotable parts installed during the last overhaul for each nose, left hand and right hand main landing gears

5	Individual Aircraft and Engine Aircraft Documents:

(a)	Letter of Declaration for each major aircraft/engine accident or major incident which shall include supporting documentation, if any

(b)	Engine trend monitoring data for each Engine

(c)	Aircraft Technical Log for the last six (6) months of operation (at return)

(d)	Serviceable/overhaul tags for all life limited parts and hard time components listed in the rotable components list

(e)	Listing of Aircraft, Engine and APU components status by P/N-S/N-Description Position TBO-TSO-TSN, total time, next due time, including interpretation keys, (Rotable Component List)

(f)	Engine and APU logbooks

(g)	Aircraft and Engine time status at Delivery with serial number, total time, total flight cycles and times of the last letter check inspection

(h)

All (i) Engine and APU records for the last heavy maintenance shop visit, (ii) back to birth history for each Engine life limited part, and (iii) last power plant test cell run documents for Engines and APU

(i)	Aircraft Inspection Report (from airframe manufacturer)

(j)	Copies of all applicable Master Changes (M.C.) performed on the Aircraft, if any

(k)	aviation authority approvals and operator certification reports for major modifications alterations and repairs that are not covered by manufacturer’s service bulletins

(l)	Fire blocking status for all seats, interior fabrics/material, including burn test documentation and certification

(m)	Current CPCP Status Report

(n)	Current list outlining all waiver items/components not approved by CFR Part 121

(o)	Non-incident statements

Schedule 2 Delivery

1	Delivery Modifications

(a)	Fuel Tank Inerting System (AerSale or Jetaire solution)

(b)	Ozone Converters (Airbus solution)

(c)	MMR SA AWRE modification

(d)	Guided radar approach with autopilot engaged deactivate

(e)	Replacement of the chemical oxygen container by gaseous oxygencontainers in the Lavatories

(f)	Imperial Fuel indication read outs

Installation of the above modifications will be subject to kit lead time and vendor constraints.

2	Lessee’s Pre-Delivery Inspection

(a)

Following execution of this Agreement by the parties, Lessee may conduct an inspection of the Aircraft and the Aircraft Documents beginning ten (10) Business Days after the induction of the Aircraft into the planned delivery maintenance check referenced in Annex 1 hereto (the “Check Inspection”). The Check Inspection shall be completed by Lessee, or Lessee’s representatives, within ten (10) Business Days following commencement thereof (the “Check Inspection Period”). Within two (2) Business Days following the expiration of the Check Inspection Period, Lessee shall provide to Lessor a written listing of all open items and discrepancies discovered with respect to the Aircraft and the Aircraft Documents during the Check Inspection (the “MFL”).

(b)

Following receipt by Lessor of the MFL, Lessor shall have a reasonable period of time corresponding to the number of items on the MFL to have the applicable maintenance provider, as the case may be, rectify the items listed on the MFL. Upon rectification of the MFL items, Lessee shall have two (2) Business Days to re-inspect only the MFL items. Any item closed on the MFL shall not be re-opened by Lessee.

3	Final Inspection

Two (2) Business Days prior to the Delivery Date, Lessee may conduct a final, visual, walkaround only inspection and conduct video borescope inspections on engines and APU, and observe an acceptance flight (of not more than two hours duration) to ensure that the Aircraft meets the Delivery Condition.

4	Proviso affecting the Inspection Scheduling

The inspection rights granted to Lessee and the time periods assumed thereunder are made strictly on the assumption that Lessee and/or its representatives are granted normal access to Lithuania and to the Aircraft storage facility. Lessor and Lessee jointly acknowledge that normal access to the Aircraft and Aircraft Documents may be restricted by national or storage facility COVID restrictions and as such agree, in those circumstances, to work together in good faith to manage the process appropriately (which may include Lessee delegating inspection responsibility to local representatives).

5	Rectification and Non-Compliance

All discrepancies from the condition set forth in this Schedule 2 revealed during the pre-delivery inspection, including the acceptance flight and ground inspections, will be corrected, or in the case of the Engine(s) and the APU, be replaced, by Lessor (at no cost to Lessee) in accordance with the Airframe Manufacturer’s maintenance and repair manuals and this Schedule 2. To the extent that, at the time of the pre-delivery inspection, the condition of the Leased Property does not comply with the condition set forth in this Schedule 2 Lessor shall, at the option of Lessee (acting reasonably):

(a)	promptly procure the rectification of the non-compliance; or

(b)	deliver the Leased Property to Lessee and reimburse Lessee for the cost of putting the Leased Property into the condition required by this Schedule 2.

Provided, however, that if the Leased Property is in compliance with the condition set forth in this Schedule 2 other than with respect to discrepancies which do not affect the airworthiness of the Aircraft and have a cost of correction or repair in the aggregate of less than US$100,000, Lessor shall have the right to deliver the Leased Property to Lessee and Lessee shall be obligated to accept delivery of the Leased Property provided that (i) Lessor pays to Lessee such amount which is agreed between Lessor and Lessee to be the cost of correction of such discrepancies or (ii) in the absence of the agreement of Lessor and Lessee on the estimated cost of correction, Lessor shall reimburse Lessee for the Actual Cost of correcting such discrepancies following Delivery and Lessor shall reasonably cooperate with Lessee’s requests following Delivery to accomplish such repairs.

6	Export and Registration

Upon Delivery, Lessor shall (i) provide reasonable assistance to Lessee with, and provide to Lessee documents necessary to, export the Aircraft from the Delivery Location and (ii) provide any documents requested by Lessee in connection with, and otherwise cooperate with, the registration of the Aircraft with the Aviation Authority, provided that such documents are in possession of Lessor or may only be produced or obtained by Lessor or the prior lessee.

ANNEX 1 TO SCHEDULE 2

DELIVERY CONDITION

The Aircraft shall be delivered by Lessor to Lessee with all items of equipment, Engines, APU, systems and appliances fully functional and operating in accordance with manufacturers’ specifications, subject to Minor Items. On the Delivery Date, the Aircraft shall conform to the following standards:

General:

(a)	The Aircraft shall be in an airworthy and serviceable condition with a valid and current Export Certificate of Airworthiness issued by an EASA Aviation Authority.

(b)

All Operational Requirements of FAA (including but not limited to FAA Part 121) that require compliance within 7,500 Flight Hours, 5,000 Flight Cycles, or before June 30, 2023 shall be met without waiver or exception.

(c)

All Airworthiness Directives issued prior to the date hereof which require inspection or within 2,000 Flight Hours, 1,000 Flight Cycles, or before June 30, 2022 shall be met without waiver or exception.

(d)

There shall be no open, outstanding, or deferred maintenance items, scheduled or unscheduled, routine or nonroutine, against the Aircraft other than Minor Items. The Aircraft shall have all MEL items repaired and cleared prior to Delivery.

Airframe:

(a)

Delivery C check consisting of Airframe 6-Year Check tasks, all lower checks and other MPD required items such that no task or action will come due within ,7,500 Flight Hours, 5,000 Flight Cycles, or before June 30, 2023 based on the requirements set forth in the Airbus Maintenance PlanningDocument (MPD) Revision 46.

(b)

The fuselage and nacelles shall be painted in an EASA and FAA approved livery to be agreed by Lessor. Lessee is to provide an EASA approved EO for the paint livery at least 60 days prior to the scheduled Aircraft input to the paint facility

(c)	All repairs shall have been accomplished in accordance with the SRM or EASA approved data.

Engines:

(a)	Engine Serial Number 575389 (Engine Number 1) shall be:

(i)	No more than 2,500 Flight Hours and 1,600 Cycles since a Performance Restoration Shop visit.

(ii)	At least 12,400 Cycles remaining on each Life Limited Part

(b)	Engine Serial Number 575390 (Engine Number 2) shall be:

(i)	No more than 2,800 Flight Hours and 1,800 Flight Cycles since a PerformanceRestoration Shop visit.

(ii)	At least 8,000 Flight Cycles remaining on each Life Limited Part.

(c)	No engine shall be on watch or on a reduced interval inspection.

Each Landing Gear:

(a)	At least 25% remaining life for each tire and brake.

(b)	At least 13,000 Flight Cycles to overhaul, and not require overhaul before March 1, 2023.

(c)	At least 37,000 Flight Cycles remaining on each Landing Gear Life Limited Part.

APU:

No more than 100 APU Hours since new or the last APU restoration in accordance with the APU manufacturer’s workscope planning guide with remaining LLP’s life to achieve a full operating interval until the next anticipated performance restoration shop visit in line with industry achievement for APU’s of the same type as such APU.

Components:

(a)

All time-controlled components, excluding the APU and Landing Gear, shall have at least 2,000 Flight Hours and 1,000 Flight Cycles remaining, and life until at least June 30, 2022, as such parts are controlled in the MPD. If the full interval of any component is less than these requirements, that component shall have at least 85% of its life remaining by each controlling limitation.

(b)	No Life Limited Part, excluding those in the Engines, APU and Landing Gear, shall have less than 2,000 Flight Hours or 1,000 Flight Cycles remaining life.

Schedule 3 Redelivery

The Aircraft shall be redelivered by Lessee to Lessor with all items of equipment, Engines, APU, systems and appliances fully functional and operating in accordance with Manufacturer specifications, subject to Minor Items. On the time of Redelivery, the Aircraft shall conform to the following standards:

General:

(a)

The Aircraft shall be in an airworthy and serviceable condition with a valid and current Certificate of Airworthiness issued by the FAA and with fill compliance of any MPD tasks which are due for compliance within 300 Flight Hours, 200 Flight Cycles or 45 calendar days of Redelivery. For the avoidance of doubt, Lessee shall not be responsible for completing an Airframe 6-Year Check or an Airframe 12-Year Check in connection with Redelivery.

(b)	All Operational Requirements of the FAA (including but not limited to FAA Part 121) that require compliance at the time of Redelivery shall be met without waiver or exception.

(c)	All Airworthiness Directives which require compliance within 300 Flight Hours, 200 Flight Cycles, or within 45 calendar days of Redelivery shall be met without waiver or exception.

(d)

There shall be no open, outstanding, or deferred maintenance items, scheduled or unscheduled, routine or non-routine, against the Aircraft other than Minor Items. The Aircraft shall have all MEL items repaired and cleared prior to Redelivery.

Airframe:

(a)	Lessee’s livery shall be painted out in a workmanlike and professional manner.

(b)	All repairs shall have been accomplished in accordance with the SRM or EASA or FAA approved data.

Engines:

(a)	Each Engine shall be serviceable and have at least 20 Flight Cycles remaining on each Life Limited Part.

(b)	No engine shall be on watch or on a reduced interval inspection.

Each Landing Gear:

(a)	At least 10% remaining life for each tire and brake.

(b)	At least 200 Flight Cycles to overhaul, or not require overhaul within 45 calendar days of the Redelivery Date.

(c)	At least 25,000 Flight Cycles remaining on each Landing Gear Life Limited Part.

APU:

APU serial number P-8561 shall be returned fully serviceable under load.

Components:

(a)	All time-controlled components, excluding the APU and Landing Gear, shall have at least 300 Flight Hours and 200 Flight Cycles remaining, and at least 45 calendar days of life remaining at Redelivery.

(b)	No Life Limited Part, excluding those in the Engines, APU and Landing Gear, shall have less than 300 Flight Hours or 200 Flight Cycles or 45 calendar days of remaining life at the time of Redelivery.

Schedule 4 Insurance Requirements

1	The Insurances required to be maintained are as follows:

(a)	HULL “ALL RISKS” of loss or damage while flying and on the ground with respect to the Aircraft for the Agreed Value and with a deductible not exceeding the Hull Insurance Deductible.

(b)

HULL WAR AND ALLIED PERILS, covering those war risks excluded from the Hull “All Risks” Policy to the extent such coverage is available from the leading international insurance markets, including confiscation and requisition by the State of Registration, for the Agreed Value with (form LSW555D exclusions being acceptable except to the extent applying while the Aircraft is under power and except to the extent that coverage in respect of such exclusion is commercially available in the insurance market);

(c)

“ALL RISKS” PROPERTY INSURANCE (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air or sea) on all Engines and Parts when not installed on the Aircraft (to the extent not covered under the Aircraft hull insurances described in paragraphs (a) and (b) above), including Engine test and running risks, in an amount equal to replacement value in the case of the Engines; and

(d)

AIRCRAFT THIRD PARTY, BODILY INJURY/PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a combined single limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for the time being in respect of any one occurrence (but, in respect of products liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy, and in respect of liability arising out of certain offences, the limit (within the said combined single limit) may be US$25,000,000 in respect of any one offence and in the aggregate, and cargo and mail legal liability may be subject to a limit of US$1,000,000 any one occurrence); War and Allied Risks are also to be covered under the Policy to the extent available in the leading international insurance markets. The Minimum Liability Coverage may be adjusted upwards from time to time to such an amount as Lessor may be advised by its insurance brokers constitutes the standard Minimum Liability Coverage applicable to aircraft of the make, model and series as the Aircraft operating internationally by an airline similarly situated as Lessee. If Lessee disputes any such adjustment, the matter shall be referred to a reputable independent insurance broker appointed by Lessor, whose decision, acting as expert, shall be conclusive and binding on Lessee.

2	All required hull and spares insurance specified in Sections 1(a), 1(b) and 1(c) above, so far as it relates to the Aircraft, will:

(a)

provide that any loss will be settled with Lessee (who undertakes to consult with Lessor in regard thereto), and any claim that becomes payable on the basis of a Total Loss shall be paid in Dollars to Lessor (unless or until Lessor notifies Lessee that said payments should be made to a Financing Party) as sole loss payee up to the Agreed Value, and loss proceeds in excess of the Agreed Value shall be payable to Lessee, with any other claim being payable as may be necessary for the repair of the damage to which it relates;

(b)	if separate Hull “All Risks” and “War Risks” insurances are arranged, include a 50/50 provision in the terms of Lloyd’s endorsement AVS103 or its equivalent; and

(c)	confirm that the Insurers are not entitled to replace the Aircraft in the event of a Total Loss.

3	All required liability insurances specified in Section 1(d) above will:

(a)

include the Indemnitees as additional insureds for their respective rights and interests; but the coverage provided will not include claims arising out of their legal liability as manufacturer, repairer or servicing agent of the Aircraft or any Engine or Part;

(b)	include a severability of interest clause;

(c)

contain a provision confirming that the policy is primary without right of contribution and that the liability of the insurers will not be affected by any other insurance of which any Indemnitee or Lessee have the benefit; and

(d)	accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the relevant policy or policies.

4	All Insurances specified in Sections 1(a) through (d) above will:

(a)	be in accordance with normal industry practice of Persons operating similar aircraft in similar circumstances;

(b)

provide coverage on a worldwide basis subject to those territorial exclusions which are usual and customary for carriers similarly situated with Lessee in the case of War Risks and Allied Perils coverage which are advised to and approved by Lessor, such approval not to be unreasonably withheld;

(c)	acknowledge that the insurers are aware that the Aircraft is owned by Owner and is subject to this Agreement;

(d)

provide that, in relation to the interests of each of the additional insureds, the Insurances will not be invalidated by any act or omission of the Insured which results in a breach of any terms, conditions or warranty of the policies;

(e)

provide that the Insurers will waive any rights of recourse and/or subrogation against each additional insured to the same extent that Lessee has waived or has no rights of recovery against such additional insured in the Lease;

(f)

provide that the additional insureds will have no obligation or responsibility for the payment of any premiums (but reserve the right to pay the same should any of them elect to do so) and that the Insurers will waive any right of offset or counterclaim against the respective additional insureds other than for outstanding premiums in respect of the Aircraft, any Engine or Part;

(g)

provide that, except in the case of any provision for cancellation or automatic termination specified in the policies or endorsements thereof, the Insurance can only be canceled or materially altered in a manner adverse to the additional insureds by giving at least thirty (30) days’ written notice to Lessor and each Financing Party, except in the case of war risks, for which seven (7) days’ written notice (or such lesser period as is or may be customarily available in respect thereof) will be given; and

(h)	include a services of suit clause.

5

Where any provision of this Schedule 4 conflicts with the provisions of the airline finance/lease contract Endorsements AVN67B, AVN67B (Hull War), and AVN99 (Tail Cover Continuing Liability) adopted by the Lloyd’s Aviation Underwriter’s Association (or any successor endorsements), Lessor agrees that the provisions of AVN67B, AVN67B (Hull War) and AVN99 (Tail Cover Continuing Liability), respectively, or any successor endorsements will apply to the exclusion of the provisions of this Schedule 4. For purposes of each of AVN67B, AVN67B (Hull War), and AVN99 (Tail Cover Continuing Liability), the “Designated Contract Party” will be Genesis Aircraft Services Limited, as servicer to Lessor.

6	All Reinsurances will:

(a)	be on the same terms as the Insurances and will include the provisions of this Schedule and at levels of not less than 95% of the insurances required to be maintained hereunder;

(b)

provide that, notwithstanding any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the reinsured, the reinsurers’ liability will be to make such payment as would have fallen due under the relevant policy of reinsurance if the reinsured had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

(c)	contain a “cut-through” clause in the following form (or such other form as is reasonably satisfactory to Lessor):

“The Reinsurers and the Reinsured hereby agree that in the event of any valid claim arising hereunder, the Reinsurers shall in lieu of payment to the Reinsured, its successors in interest and assigns pay to the party(ies) identified as Contract Party(ies) under the original insurance effected by the Insured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Reinsured (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers shall fully discharge and release the Reinsurers from any and all further liability in connection therewith.

To provide for payment to be made notwithstanding (a) any bankruptcy, insolvency, liquidation or dissolution of the Reinsured, and/or (b) that the Reinsured has made no payment under the original insurances.

The Reinsurers reserve the right to set off against any claim payable under the Reinsurance policy in accordance with this Clause any outstanding premiums (applicable to the Equipment involved in the Loss) covered by the original insurance. Such set off shall first be applied to any financial interest of the Insured in the Equipment involved.

If Reinsurers exercise their right to set off any outstanding premium, upon subsequent receipt by Reinsurers of such outstanding premium, Reinsurers hereby agree to refund the set off premium to the Contract Part(ies).

Any payment due under this Clause shall not contravene any law, statute or decree of the State of Organization.”

7

For insurance coverage that includes the AVN67B endorsement (or the substantive equivalent), the Contract Parties and Additional Insureds (their addressees) and the Contracts that should be identified in the insurance/reinsurance certificates are set forth in the Notice and Acknowledgment.

Schedule 5 Schedule of Principal Economic Terms

Agreed Value	US$16,700,000.00

Airframe 6-Year Check Supplemental Rent Rate	US$15,000.00 per month, as adjusted from time to time pursuant to Section 5.4(b).

Airframe 12-Year Check Supplemental Rent Rate	US$5,000.00 per month, as adjusted from time to time pursuant to Section 5.4(b).

APU Supplemental Rent Rate	US$33.24 per APU Hour, as adjusted from time to time pursuant to Section 5.4(b).

Basic Rent Amount	Basic Rent shall be due and owing for each of the following Rental Periods:

First PBH Term: For the period commencing on the Delivery Date until January 31, 2022, monthly Basic Rent shall be determined by multiplying the number of Flight Hours operated by the Aircraft by US$600.00, with a minimum amount of US$30,000.00, and a maximum of US$105,000.00, due in any calendar month irrespective of actual Flight Hours operated (said amounts to be adjusted pro rata, as applicable, for the calendar month in which the Delivery Date occurs) with each such monthly Basic Rent amount due and payable in arrears on the 15th calendar day of the following month;

Second PBH Term: For the period commencing on February 1, 2022 until January 31, 2023, monthly Basic Rent shall be determined by multiplying the number of Flight Hours operated by the Aircraft by US$600.00, with a minimum amount of US$45,000.00, and a maximum of US$110,000.00, due in any calendar month irrespective of actual Flight Hours operated, with each such monthly Rent amount due and payable in arrears on the 5th calendar day of the following month;

Remaining Term: For the period commencing February 1, 2023 until the Expiry Date, monthly Basic Rent shall be a fixed amount, due and payable in advance on the 1st calendar day of each month during the remainder of the Term as follows:

US$100,000.00 per month beginning on February 1, 2023 until January 31, 2024;

US$95,000.00 per month beginning on February 1, 2024 until January 31, 2025;

US$85,000.00 per month beginning on February 1, 2025 until January 31, 2026; and

US$80,000.00 per month beginning on February 1, 2026 until the Expiry Date (with such Basic Rent payment prorated for the month in which the Expiry Date occurs).

Damage Notification Threshold	US$100,000.00.

Engine LLP and APU LLP Supplemental Rent Rate	Engine LLP Supplemental Rent Rate = The aggregate of each Engine LLP 100% OEM list price divided by 90% of chapter 5 life limit per life limited part per Flight Cycle operated by such Engine, as adjusted from time to time pursuant to Section 5.4(b).

APU LLP Supplemental Rent Rate = The aggregate of each APU LLP 100% OEM list price divided by 100% life limit per life limited part for each APU Cycle operated, as adjusted from time to time pursuant to Section 5.4(b).

Engine Supplemental Rent Rate	An initial charge of $180.00 per Flight Hour operated by such Engine, as adjusted from time to time pursuant to Section 5.4(b).

Hull Insurance Deductible	US$750,000.00.

Landing Gear Supplemental Rent Rate	US$3,882.00 per month, as adjusted from time to time pursuant to Section 5.4(b).

Minimum Liability Coverage	US$750,000,000.00 each occurrence.

Scheduled Delivery Date	A date in October 2021 to be advised by Lessor to Lessee no less than twenty (20) Business Days before such anticipated date.

Scheduled Expiry Date	February 1, 2027.

Security Deposit

Three Hundred Thousand (US$300,000.00), in cash, payable in instalments as follows:

US$250,000.00 (receipt of which is acknowledged concurrent with the execution of this Agreement); and

US$50,000.00 due and payable two (2) days prior to the Delivery Date.

Lessor’s Bank and Account	Bank Name: Deutsche Bank Trust Company Americas, New York

Account Name: GFL DB Collections USD

Account Number: 01-474-814

SWIFT: BKTRUS33

ABA: 021001033

Reference: GFL DB Collections Account MSN 1954

Schedule 6

[Reserved]

Exhibit A Form of Certificate of Acceptance

Certificate of Acceptance

This Certificate of Acceptance is delivered on the date set forth in paragraph 1 below by GLOBAL CROSSING AIRLINES, INC. (“Lessee”) to UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee (“Lessor”) pursuant to that certain Operating Lease Agreement, dated as of [Insert Month] [Insert Day], 20[xx], between Lessor and Lessee (the “Lease Agreement”). Capitalized terms used but not defined in this Certificate of Acceptance shall have the meaning given to such terms in the Lease Agreement.

1	Details of Acceptance

Lessee hereby confirms to Lessor that Lessee has at     :                .m. G.M.T. on this [Insert Day] day of [Insert Month], 20[xx], at [Insert Delivery Location], accepted the following, in accordance with the provisions of the Lease Agreement.

(a)	one (1) Airbus model A320-214 aircraft, bearing manufacturer’s serial number 1954 and to be assigned US registration mark N ;

(b)	two (2) CFM International, Inc. model CFM56-5B4/P engines, bearing engine serial numbers [Insert ESNs];

(c)	one [Insert Manufacturer] Model APU bearing manufacturer’s serial number [Insert Serial Number];

(d)	all Parts installed on, attached to or appurtenant to the Airframe and Engines; and

(e)	the Aircraft Documents specified in Part 2 of Schedule 1 to the Lease Agreement.

2	Lessee’s Confirmation

Lessee confirms to Lessor that as at the time indicated above, being the time of Delivery:

(a)	Lessee’s representations and warranties contained in Sections 2.1 and 2.2 of the Lease Agreement are hereby repeated;

(b)	the Aircraft is insured as required by the Lease Agreement

3	Lessor’s Confirmation

Lessor confirms to Lessee that, as at the time indicated above, being the time of Delivery, Lessor’s representations and warranties contained in Section 2.4 of the Lease Agreement are hereby repeated.

4	Incorporation of Certain Lease Provisions

Lessee agrees that Sections 7.6 to 7.9 of the Lease Agreement shall apply as if expressly set forth herein.

5	Lease Information

Lessor and Lessee agree and confirm that the date of this Certificate of Acceptance is the “Delivery Date” for purposes of the Lease Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate of Acceptance on the date set forth in Section 1 of this Certificate.

SIGNED on behalf of GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

SIGNED on behalf of UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

Exhibit B Form of Certificate of Delivery Condition

Certificate of Delivery Condition

This Certificate of Delivery Condition is delivered on [Insert Month] [Insert Day], 20[xx] by GLOBAL CROSSING AIRLINES, INC. (the “Lessee”) to UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee, (the “Lessor”) pursuant to that certain Operating Lease Agreement, dated as of [Insert Month] [Insert Day], 20[xx], between Lessor and Lessee (the “Agreement”). Capitalized terms used but not defined in this Certificate of Delivery Condition shall have the meaning given to such terms in the Agreement.

1	Aircraft Acceptance

Lessee hereby confirms to Lessor that, pursuant to the Agreement, Lessee has accepted the Airbus A320-214 aircraft bearing manufacturer’s serial number 1954 and to be assigned US registration mark N         , together with the two (2) CFM International, Inc. model CFM56- 5B4/P engines bearing engine serial numbers [Insert ESNs], all Parts installed on, attached to or appurtenant to the Airframe and Engines, as set forth on Annexes 4 and 6, and the Aircraft Documents, as set forth on Annex 5, and Lessor and Lessee agree that such Airframe, Engines and Parts are in the condition set forth as listed on the attached Annexes 1 and 3.

2	Confirmation of Delivery Condition

Lessee confirms to Lessor that at the time of acceptance of the Leased Property, the Leased Property complied in all respects with the condition required at Delivery under Section 4.2 and Schedule 2 of the Agreement, except for the items (if any) listed on the attached Annex 2 (the “Discrepancies”). Lessor and Lessee agree that the Discrepancies (if any) shall be corrected or dealt with as set forth on the attached Annex 2. Lessee agrees that Sections 7.6 to 7.9 of the Agreement shall apply as if expressly set forth herein.

IN WITNESS WHEREOF Lessor and Lessee have executed this Certificate of Delivery Condition on the date set forth at the beginning of this Certificate.

SIGNED on behalf of GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

SIGNED on behalf of UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

ANNEX 1

STATUS OF AIRCRAFT

AIRFRAME:

	Date	Hours	Cycles
Current:
Last C-Check:
Last 6-Year Check:
Last 12-Year Check:

ENGINES:

Position/ Serial Number	Current:		Last Shop Visit:			Remaining to Next LLP Removal:
	Hours	Cycles	Date	Hours	Cycles	Cycles
1.
2.

APU:

	Current:				Last Overhaul:
Serial Number	Hours	Cycles	Date	Hours	Cycles
1.
2.

LANDING GEAR:

		Current:		Last Overhaul:
Position	Serial Number	Hours	Cycles	Date	Hours	Cycles
Nose:
Left
Main:
Right
Main:

Fuel on board at Delivery:                (circle one) pounds / kilograms (                 gallons)

ANNEX 2

DISCREPANCIES

	Description of Discrepancy		Agreed Corrective Action
1.		1.
2.		2.

ANNEX 3

ENGINE LLPS

Part Description	Cycles For Engine [•]	Cycles For Engine [•]

ANNEX 4

LOOSE EQUIPMENT AND ACCESSORIES

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

ANNEX 5

AIRCRAFT DOCUMENTS AND TECHNICAL RECORDS

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

ANNEX 6

AIRCRAFT STATUS – AVIONICS INVENTORY

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

Exhibit C Form of Deregistration Powers of Attorney

Irrevocable Power of Attorney

By this Irrevocable Power of Attorney, GLOBAL CROSSING AIRLINES, INC., a company organized and existing under the laws of [Insert Jurisdiction of Lessee], registered in [Insert Jurisdiction of Lessee] having its registered office at [Insert Registered Office of Lessee] (together with its successors and assigns, the Lessee), hereby irrevocably nominates and appoints UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee, having an office at [Insert Principal Office of Lessor], acting alone and without the authorization of any other person, to be the Lessee’s true and lawful attorney-in-fact (the Lessor) so that the Lessor may take any of the following actions in the name of and for Lessee with respect to the Airbus A320-214 aircraft bearing manufacturer’s serial number [Insert MSN] and [Insert State of Registration] registration mark [Insert Registration Mark], including the engines and any and all parts installed on or appurtenant to such airframe (collectively, the Aircraft), leased by the Lessor to the Lessee pursuant to that certain Operating Lease Agreement dated as of [Insert Month] [Insert Day], 20[xx], between the Lessor and the Lessee (the Lease):

1

In the exercise of the rights of the Lessor under the Lease to recover the Aircraft from Lessee after termination of the Lease due to an Event of Default under the Lease, the Lessor may take all action, and may execute in the Lessee’s name and for and on behalf of the Lessee any and all documents, applications and instruments, that may at any time be required in order to (a)    cause the Aircraft to be repossessed by the Lessor, (b) cause the Aircraft to be deregistered from the register of aircraft maintained by the civil aviation authority of the State of Registration (the Aviation Authority), (c) obtain any document (whether in the nature of an export license, certificate of airworthiness for export or otherwise) that is required for the purpose of canceling the registration of the Aircraft with the Aviation Authority and/or securing the export of the Aircraft from the State of Registration, and (d) export the Aircraft after the expiration of the Lease.

2

Pursuant to the Lease, Lessee is maintaining all risk hull and war risk insurance and reinsurance covering the Aircraft, and the Lessor has been named loss payee on such insurance and reinsurance policies in the event of a total loss or constructive total loss of the Aircraft or in the event of damage to the Aircraft while an “Event of Default” under the Lease has occurred and is continuing. The Lessor may take all action, and may execute in the Lessee’s name and for and on behalf of the Lessee any and all documents, applications and instruments, including executing on behalf of the Lessee an appropriate form of discharge and release, that may at any time be required in order for the Lessor to collect such insurance proceeds or to adjust or settle any claim under such insurance policies.

3

In the exercise of the rights listed in paragraphs 1 and 2, the Lessor may take all such other actions and sign all such other documents as the Lessor considers necessary or appropriate in its absolute discretion. In connection with such documents, or in connection with any registrations or filings to which such documents are subject, the Lessor may represent the Lessee before and submit any such document, application or instrument to any applicable authorities, government department and agencies (including without limitation, the Aviation Authority) of the State of Registration as shall be necessary to achieve the aforementioned purposes.

4

The Lessee hereby undertakes from time to time and at all times to indemnify the Lessor against all costs, claims, expenses and liabilities lawfully and reasonably incurred by such Lessor in connection with this Irrevocable Power of Lessor and, upon request, to ratify and confirm whatever the Lessor shall lawfully and reasonably do or cause to be done by virtue of this Irrevocable Power of Attorney.

5

The Lessee hereby grants to the Lessor the full power and authority to substitute and appoint in its place one or more attorney or attorneys to exercise for it as attorney or attorneys of the Lessee any or all the powers and authorities conferred on the Lessor by this Irrevocable Power of Attorney, and to revoke any such appointment from time to time and to substitute or appoint any other or others in the place of such attorney or attorneys, all as the Lessor shall from time to time deem appropriate.

Any person, agency or company relying upon this Irrevocable Power of Attorney need not and will not make any determination or require any court judgment as to whether an “Event of Default” has occurred under the Lease or whether the Lease has been terminated on account of an Event of Default. Lessee hereby waives any claims against (i) any person acting on the instructions given by Lessor or its designee pursuant to this Irrevocable Power of Attorney and (ii) any person designated by Lessor or an officer of Lessor to give instructions pursuant to this Irrevocable Power of Attorney. Lessee also agrees to indemnify and hold harmless any person, agency or company that may act in reliance upon this Irrevocable Power of Attorney and pursuant to instructions given by Lessor or its designee.

This Power of Attorney is given as security by the Lessee for the performance of its obligations under the Lease. This Power of Attorney is irrevocable and coupled with an interest.

THIS AGREEMENT SHALL IN BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, GLOBAL CROSSING AIRLINES, INC. has executed and delivered this Irrevocable Power of Attorney this                day of            20[xx].

[signature page follows]

EXECUTED and DELIVERED for and on behalf of:
GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

Exhibit D

[Reserved]

Exhibit E Form of Status Report

Monthly Utilisation Report (MSN XXXX)

UTILISATION PERIOD: XXXX to XXXX

To:    [     ]

CONTACT: []

AIRCRAFT TYPE	Airbus
AIRCRAFT REGISTRATION	[Insert Registration Mark]
MANUFACTURER’S SERIAL NUMBER	[Insert MSN]

METHOD IN USE:	Hours and minutes, hh:mm

Airframe	DURING PERIOD	SINCE NEW
AIRFRAME FLIGHT HOURS
AIRFRAME CYCLES
BLOCK HOURS

Engines	Engine 1	Engine 2
SERIAL NUMBER OF ENGINE
PART NUMBER OF ENGINE
PRESENT LOCATION OF ENGINE
ENGINE FLIGHT HOURS SINCE NEW
CYCLES SINCE NEW
ENGINE FLIGHT HOURS PERFORMED DURING PERIOD
ENGINE CYCLES FLOWN DURING PERIOD
SERIAL NUMBER OF ENGINE INSTALLED ON THE AIRFRAME

APU
SERIAL NUMBER OF APU
PART NUMBER OF APU
PRESENT LOCATION OF APU
APU OPERATING HOURS SINCE NEW (ACARS)
CYCLES SINCE NEW (ACARS)
APU OPERATING HOURS PERFORMED DURING PERIOD (ACARS)
APU CYCLES FLOWN DURING PERIOD (ACARS)
SERIAL NUMBER OF APU INSTALLED ON THE AIRFRAME

LANDING GEAR	NLG	MLG 1	MLG 2
S/N
P/N
FH SINCE NEW
CYCLES SINCE NEW
FH DURING PERIOD
CYCLES DURING PERIOD
PRESENT LOCATION

MAINTENANCE CHECKS COMPLETED
	NUMBER	DATE	HOURS	CYCLES
LAST “C”-CHECK

NEXT CHECKS DUE
	NUMBER	DATE	HOURS	CYCLES
NEXT “C”-CHECK

NEXT CHECKS SCHEDULED
	NUMBER	BEGIN	END
NEXT “C”-CHECK
NEXT STRUCT. INSPECTION

REMOVAL OF ENGINE, APU, LANDING GEAR
	MSN	Part Number	Reason For Removal	Removal Date	Total Time at Removal	Total Cycles at Removal
ENGINE
LANDING GEAR
APU

EGT MARGIN TREND DATA: [•]

Exhibit F Form of Notice and Acknowledgment

NOTICE OF SECURITY ASSIGNMENT

From: UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee (“Lessor”)

Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Security Trustee

To:    GLOBAL CROSSING AIRLINES, INC. (“Lessee”)

Date: [•]

Re: Aircraft Lease Agreement between Lessee and Lessor dated as of date listed on Schedule 1 attached to this Notice (as amended, supplemented or otherwise modified, the “Lease”) relating to the corresponding aircraft listed on Schedule 1 (the “Aircraft”)

Ladies and Gentlemen :

A.	Lessor hereby gives you notice that:

(i)    by that certain Security Trust Agreement, dated as of December 19, 2006, among Genesis Funding Limited, the Lessor Subsidiaries identified therein, the Intermediate Lessees identified therein and the Additional Grantors referred to therein, as Grantors and Deutsche Bank Trust Company Americas, as Security Trustee (in such capacity, the “Security Trustee”) and Operating Bank (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, including pursuant to Amendment No. 1 to Security Trust Agreement (as defined therein), the “Aircraft Mortgage”), Lessor has assigned to the Security Trustee, by way of security, all its right, title and interest in and to the Lease and the proceeds thereof, including certain insurance proceeds (the “Security Assignment”), which security secures, among other things, the repayment of certain loans advanced to Genesis Funding Limited (“GFL”) pursuant to a Credit Agreement dated as of September 19, 2014 (as supplemented and amended from time to time, the “Credit Agreement”) among GFL, as borrower, certain affiliates of GFL, including the Lessor, Genesis Aircraft Services Limited, as servicer, the lenders from time to time party thereto (the “Lenders”), PK AirFinance S.à r.l., as administrative agent (the “Administrative Agent”) and Deutsche Bank Trust Company Americas, as Security Trustee;

(ii)    [each Lender (being as of the date hereof, [insert names of all Lenders as of the date of the notice if there are ten or fewer lenders; if there are more than ten Lenders, remove this reference to Lenders and remove the next succeeding set of square brackets]], the Security Trustee, in its individual capacity and as Security Trustee [for and on behalf of the Lenders] and the Administrative Agent in its individual capacity and as Administrative Agent is a [“Finance Party” and an “Indemnitee”]1, [each] as defined under the Lease. Notwithstanding any contrary provision in the Lease, Deutsche Bank Trust Company Americas, as Security Trustee, shall be a contract party and an additional insured on all hull, liability and war risk policies of insurance required to be maintained pursuant to the Lease and the sole loss payee in respect of all proceeds of the insurances upon the occurrence of an [“Event of Loss”]2 (as defined in the Lease);

(iii)    if the Security Trustee issues to you a notice that it is exercising remedies under and in accordance with the Aircraft Mortgage (a “Relevant Notice”), you are hereby instructed to pay all rentals and any and all other amounts payable by you to Lessor under each Lease after receipt of such notice to the bank account specified by the Security Trustee in the Relevant Notice or at any time thereafter; and

[1]	Insert applicable term
[2]	Insert applicable term

(iv)    all payments required to be made to the Lessor under the Lease shall be made to the Account specified below:

[                ]

[                ]

[                ]

The instructions contained in this paragraph are irrevocable except pursuant to a notice to you from the Security Trustee.

B.    In consideration of your providing the Acknowledgment requested below, the Security Trustee hereby agrees with you that, so long as no “Event of Default” (as defined in the Lease) has occurred and is continuing, neither the Security Trustee nor any person lawfully claiming by, through or on behalf of it will take any action or cause any action, that would interfere with the possession, use and quiet enjoyment of the Aircraft by Lessee as provided in the Lease.

Please acknowledge receipt of this notice to the Security Trustee and Lessor on the enclosed Acknowledgment, it being provided hereby that your signature on such Acknowledgment shall confirm your acknowledgment of and agreement for the benefit of the Security Trustee that the Security Trustee shall not be bound by, nor have any liability to you for the performance of, any of the obligations of Lessor under the Lease save and to the extent set forth above or otherwise expressly agreed in writing by the Security Trustee with you. You are hereby irrevocably authorized to assume the obligations expressed to be assumed by you under the enclosed Acknowledgment to the effect that, so far as the same would otherwise be incompatible with the Lease, your obligations to Lessor under the Lease shall be modified accordingly.

This notice shall be governed by and construed in accordance with the law governing the Lease.

[Signature page follows]

Very truly yours,

UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Security Trustee

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

Lease Date	Airframe model	MSN

LESSEE ACKNOWLEDGMENT

From:	GLOBAL CROSSING AIRLINES, INC. (the “Lessee”)

To:	Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Security Trustee (the “Security Trustee”)

   UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee (“Lessor”)

Ladies and Gentlemen:

We acknowledge receipt of a Notice of Security Assignment dated [•] (the “Assignment Notice”), relating to the assignment by Lessor to the Security Trustee by way of security of the Aircraft Lease Agreement entered into between Lessee and Lessor dated as of the date listed on Schedule 1 attached to this Acknowledgment (as amended, supplemented and modified, collectively the “Lease”) relating to the corresponding aircraft listed on Schedule 1 pursuant to the Aircraft Mortgage. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Assignment Notice, unless specifically defined herein.

We acknowledge that Lessor has advised us that the intent and effect of the Security Assignment is to assign by way of security to the Security Trustee all rights, title and interest of Lessor under the Lease. In consideration of the provision of the quiet enjoyment undertaking set forth in the Assignment Notice and the payment to us of US$1, receipt of which we hereby acknowledge, we hereby agree as follows:

1.	We will comply with the provisions of the Assignment Notice.
2.	This acknowledgment shall be governed by and construed in accordance with the law governing the Lease.
3.	Delivery of an executed signature page of this Acknowledgment by telecopy or e-mail will be effective as delivery of a manually executed signature page of such acknowledgment.

Very truly yours,
GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

Schedule 1

Lease Date	Airframe model	MSN

Exhibit G Form of Return Certificate

Return Certificate

This Return Certificate (Return Certificate) is delivered on the date set forth in paragraph 1 below by UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee, (Lessor) to GLOBAL CROSSING AIRLINES, INC. (Lessee) pursuant to that certain Operating Lease Agreement, dated as of [Insert Month] [Insert Day], 20[xx], between Lessor and Lessee (the Lease). Capitalized terms used but not defined in this Return Certificate shall have the meanings given to such terms in the Lease.

Lessor hereby confirms to Lessee that Lessor has at        :         G.M.T. on this         day of                            , 20    , at                                 , accepted the following

(a)	one Airbus [Insert Aircraft Model] aircraft bearing manufacturer’s serial number [Insert MSN] and [Insert State of Registration] registration mark [Insert Registration Mark];

(b)	two CFM International, Inc. model [Insert Engine Type] engines, bearing engine serial numbers [Insert ESNs];

(c)	one [Insert APU Manufacturer] Model [Insert APU Model] APU bearing manufacturer’s serial number [Insert Serial Number];

(d)	all Parts installed on, attached to or appurtenant to the Airframe and Engines; and

(e)	the Aircraft Documents specified in Part 2 of Schedule 1 to the Lease and all other Aircraft Documents acquired or prepared by Lessee during the Term,

thereupon the leasing of such property under the Lease was terminated.

Lessor and Lessee hereby confirm that on the date and time hereof (i) the Aircraft was duly accepted by Lessor subject to correction of the discrepancies noted in Attachment 2 hereto and (ii) Lessee confirms its obligations under the Lease accruing prior to the date hereof, and those required to be performed after the date hereof, shall remain in full force and effect until all such obligations have been satisfactorily completed.

IN WITNESS WHEREOF, the parties hereto have caused this Return Certificate for MSN [Insert MSN] to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

SIGNED on behalf of GLOBAL CROSSING AIRLINES, INC.

By:
Name:
Title:

SIGNED on behalf of UMB BANK, N.A., not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

ATTACHMENT 1

STATUS OF AIRCRAFT

AIRFRAME:

	Date	Hours	Cycles
Current:

Last C-Check:

Last 6-Year Check:

Last 12-Year Check:

ENGINES:

Position/ Serial Number	Current:		Last Shop Visit:
	Hours	Cycles	Date	Hours	Cycles
1.
2.

APU:

Serial Number	Current:		Last Overhaul:
	Hours	Cycles	Date	Hours	Cycles

LANDING GEAR:

		Current:		Last Overhaul:
Position	Serial Number	Hours	Cycles	Date	Hours	Cycles
Nose:
Right
Main:
Left
Main:

Fuel on board at Delivery:                 (circle one) pounds / kilograms (                 gallons)

ATTACHMENT 2

DISCREPANCIES

	Description of Discrepancy		Agreed Corrective Action
1.		1.
2.		2.

ANNEX 1

STATUS OF AIRCRAFT

AIRFRAME:

	Date	Hours	Flight Cycles
Current:

Last C-Check:

Last 6-Year Check:

Last 12-Year Check:

ENGINES:

Position/ Serial Number	Current:		Last Shop Visit:			Remaining to Next LLP Removal:
	Hours	Flight Cycles	Date	Hours	Flight Cycles	Flight Cycles
1.
2.

APU:

	Current:		Last Overhaul:
Serial Number	Hours	Flight Cycles	Date	Hours	Flight Cycles
1.
2.

LANDING GEAR:

		Current:		Last Overhaul:
Position	Serial Number	Hours	Flight Cycles	Date	Hours	Flight Cycles
Nose:
Left
Main:
Right
Main:

ANNEX 2

DISCREPANCIES

	Description of Discrepancy		Agreed Corrective Action		Timeline Cost
1.		1.		1.
2.		2.		2.

.

ANNEX 3

ENGINE LLPS

Part Description	Flight Cycles For Engine [•]	Flight Cycles For Engine [•]

ANNEX 4

LOOSE EQUIPMENT AND ACCESSORIES

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

ANNEX 5

AIRCRAFT DOCUMENTS AND TECHNICAL RECORDS

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]

ANNEX 6

AIRCRAFT STATUS – AVIONICS INVENTORY

[TO BE INSERTED BY TECHNICAL REPRESENTATIVE]